IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                              )       Chapter 11
                                    )
UNITED PETROLEUM CORPORATION,       )       Case No. 99-88 (PJW)
                                    )
                           Debtor.  )



                       SECOND AMENDED DISCLOSURE STATEMENT
                     WITH RESPECT TO SECOND AMENDED PLAN OF
                 REORGANIZATION OF UNITED PETROLEUM CORPORATION



                                            Young Conaway Stargatt & Taylor, LLP
                                            Laura Davis Jones (No. 2436)
                                            Joel A. Waite (No. 2925)
                                            Brendan L. Shannon (No. 3136)
                                            Rodney Square North
                                            11th Floor
                                            P.O. Box 391
                                            Wilmington, Delaware 19899-0391

                                            Attorneys for United Petroleum
                                              Corporation, et. al., Debtors
                                              in Possession

Dated:   Wilmington, Delaware
         July 23, 1999

                                   DISCLAIMERS

         ALL CREDITORS AND INTEREST HOLDERS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE FOLLOWING EXECUTIVE SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, THE EXHIBITS ANNEXED TO THE PLAN, AND THIS DISCLOSURE STATEMENT AS A WHOLE. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

         ALL CREDITORS AND INTEREST HOLDERS ARE ADVISED THAT THIS DISCLOSURE STATEMENT AND RELATED PLAN ARE PREMISED ON A PROPOSED MERGER TRANSACTION WITH FSCI, WITH RESPECT TO WHICH THE DEBTOR AND FSCI HAVE NOT COMPLETED THEIR DUE DILIGENCE. CONSUMMATION OF THE PLAN AND THE MERGER AGREEMENT HAS THUS BEEN MADE EXPRESSLY CONTINGENT UPON THE SATISFACTION OF THE PARTIES THERETO CONTINUING DUE DILIGENCE INVESTIGATIONS. THE DEBTOR HAS BEEN ASKED TO SUPPORT THE PROPOSED MERGER TRANSACTION BY ITS SECURED LENDER, INFINITY. INFINITY BROUGHT THE PROPOSED TRANSACTION TO THE DEBTOR FOR CONSIDERATION. INFINITY HAS BEEN ACTIVELY INVOLVED IN THE NEGOTIATIONS WITH FSCI. A SUBSTANTIAL AMOUNT OF THE INFORMATION CONTAINED HEREIN HAS BEEN PROVIDED EITHER BY INFINITY OR FSCI AND THEIR ADVISORS AND HAS NOT YET BEEN FULLY REVIEWED OR EVALUATED BY THE DEBTOR OR ITS ADVISORS. THE DEBTOR INTENDS TO CONDUCT FURTHER DUE DILIGENCE WITH RESPECT TO THE PROPOSED MERGER AGREEMENT PRIOR TO THE COURT'S APPROVAL OF THE PLAN. IF SUFFICIENT DUE DILIGENCE CANNOT BE COMPLETED BY THE DEBTOR PRIOR TO THE HEARING TO CONSIDER APPROVAL OF THE PLAN, THE DEBTOR MAY NOT BE ABLE TO PROCEED TO OBTAIN COURT APPROVAL OF THE PLAN. THE DEBTOR MAKES NO REPRESENTATIONS WHATSOEVER REGARDING THE ACCURACY AND COMPLETENESS OF THE INFORMATION HEREIN REGARDING FSCI, ITS ASSETS, OR ITS HISTORICAL OR PROJECTED FINANCIAL INFORMATION AND DISCLAIMS ANY LIABILITY WITH RESPECT THERETO. THE DEBTOR HAS DETERMINED THAT PROCEEDING AT THIS TIME WITH SOLICITING VOTES ON THE PLAN UNDER THESE CIRCUMSTANCES IS APPROPRIATE IN LIGHT OF THE FACT THAT THE PROPOSED MERGER REPRESENTS THE ONLY KNOWN POSSIBILITY OF PROVIDING A SUBSTANTIAL RECOVERY TO THE DEBTOR'S CREDITORS AND INTEREST HOLDERS AND IN LIGHT OF THE CRITICAL TIMING ISSUES ASSOCIATED WITH THE PROPOSED MERGER DISCUSSED THROUGHOUT THIS DISCLOSURE STATEMENT. THE DEBTOR DOES NOT PRESENTLY HAVE THE MEANS TO CONFIRM A PLAN WITHOUT THE SUPPORT OF INFINITY. ABSENT THE PROPOSED MERGER, THE DEBTOR WOULD LIKELY BE FORCED TO LIQUIDATE ITS ASSETS, WHICH WOULD PRODUCE LITTLE OR NO RECOVERY FOR ANY CREDITOR OTHER THAN INFINITY.

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. THIS DISCLOSURE STATEMENT WAS PREPARED TO PROVIDE HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR WITH "ADEQUATE INFORMATION" (AS DEFINED IN SECTION 1125 OF THE BANKRUPTCY CODE) SO THAT THEY CAN MAKE AN INFORMED JUDGMENT ABOUT THE PLAN. PERSONS OR ENTITIES TRADING IN, OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING, SECURITIES OF THE DEBTOR SHOULD NOT RELY UPON THIS DISCLOSURE STATEMENT FOR SUCH PURPOSES AND SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

         THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. NOR SHALL THE STATEMENTS SET FORTH HEREIN BE USED AS EVIDENCE OR BIND ANY PARTY IN CONNECTION WITH THE PISACRETA/TUCCI ACTION.

         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO MAKE A JUDGMENT WITH RESPECT TO, AND DETERMINE HOW TO VOTE ON, THE PLAN.

         THE DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE LIQUIDATION OR PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTOR.

                DISCLAIMER CONCERNING BUSINESS PLANS, PROJECTIONS
                      AND OTHER FORWARD-LOOKING STATEMENTS

         This Disclosure Statement includes "forward-looking statements" as that term is used under the Securities Exchange Act of 1934, as amended ("Exchange Act"). All statements other than statements of historical facts included in this Disclosure Statement, including without limitation, statements under "Certain Risk Factors to be Considered" and statements regarding the Debtor's, Farm Stores'(R) or any other company's financial position, business strategy and plans and objectives for future operations, including those found in the section entitled "Business Plan and Projections," are forward-looking statements. The forward-looking statements herein regarding Farm Stores(R) and the projected financial performance of the combined reorganized Debtor have been prepared by F.S. Management and its advisors. Although F.S. Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Certain of the factors that could affect such forward looking statements are described in
Section XII, "Certain Risk Factors to be Considered".

                               EXECUTIVE SUMMARY

         On January 14, 1999 (the "Petition Date")<F9> United Petroleum Corporation, a Delaware corporation ("UPC" or the "Debtor") filed a petition for relief under chapter 11 of title 11 of the United States Code (11 U.S.C. ss.ss. 101 et. seq.) (the "Bankruptcy Code"). On July 23, 1999 the Debtor filed its second amended plan of reorganization (the "Plan"), which sets forth how claims against and interests in the Debtor will be treated. This Disclosure Statement describes certain aspects of the Plan, the Debtor's operations, significant events occurring in the Debtor's Chapter 11 Case and other related matters. This Executive Summary is intended solely as a summary of the distribution provisions of the Plan and certain matters related to the Debtor's businesses. FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS AND SCHEDULES THERETO IN THEIR ENTIRETY.

---------------------
<F9> All  capitalized  terms used herein but not defined  herein  shall have the meanings attributed to such terms in the Plan.

         Capitalized terms used in this Executive Summary and not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement and the Plan.

         The Plan is intended, among other things, to materially reduce the Debtor's overall indebtedness and the related drain on the Debtor's cash flow from servicing its debt obligations. As described in greater detail in the Disclosure Statement, the Debtor is proposing the Plan to achieve changes in its financial structure that it believes are necessary to alleviate the problems caused by the Debtor's excessive debt levels and fixed charges (including its obligations to make payments in respect of interest and dividends), to enable the Debtor to continue to implement its revised business strategy and to assure the Debtor's long-term viability. An important feature of the Plan is the Debtor's contemplated merger with a chain of 92 walk in convenience stores, and Debtor's acquisition of 10% of the equity in a chain of drive-thru stores, all located in Florida and presently owned and operated by a group of related entities doing business as "Farm Stores"(R).

         Time is of the essence in order to effect the merger. The walk-in and drive-thru Farm Stores(R) are currently beneficially owned by two different entities, which are controlled by a Mr. Joe Bared and the Isaias family (see "General information -- Farm Stores"). The Isaias family and Mr. Bared, however, have entered into an agreement whereby Mr. Bared has the option, but only until August 25, 1999, to purchase all of the interest held by the Isaias family. Thus, if the Debtor is unsuccessful in consummating the Plan and acquiring the Merger Financing by August 25, 1999, this option will expire and neither Bared, nor the Debtor would have the right to acquire the Isaias's interest in the business. To insure that it could satisfy the requirements under the Bankruptcy Code regarding the length of notice that must be provided prior to a hearing on the Disclosure Statement and confirmation of the Plan, the Debtor is proceeding with soliciting votes on the Plan, prior to entering into the Merger Agreement (which shall be in substantially the form attached to the Plan as Annex I) or completion of its due diligence. Nevertheless, among other things, the Merger Agreement contemplates the parties' need to complete due diligence and conditions closing of the Merger on the parties' satisfaction with their due diligence investigations.

         The Plan has been carefully designed and structured to preserve the going-concern value of the Debtor's business enterprise and the businesses of Farm Stores(R) to be acquired by Debtor, materially enhance the Debtor's operational viability on a prospective basis, channel and resolve all disputes relating to certain existing and potential litigation, and create a mechanism for the settlement of Securities Claims. Given the inability of the Debtor, standing alone, to fund the achievement of such an outcome, the Plan includes the acquisition of new businesses (as described above) and incorporates a settlement with Infinity, pursuant to which Infinity's Claims against and Interests in the Debtor will be restructured and all Securities Claims will be channeled to a trust funded by Infinity and the Debtor.

         Under the Plan, Claims against and Interests in the Debtor are divided into Classes. Certain unclassified Claims, including Administrative Claims and Priority Tax Claims, will receive payment in full in cash on or before the Effective Date. All other Allowed Claims and Interests are divided into 8 classes and will receive the distributions and recoveries described in the table below. This summary is qualified in its entirety by reference to the balance of this Disclosure Statement and the provisions of the Plan, a copy of which is attached hereto as Exhibit "A".

              SUMMARY OF ANTICIPATED DISTRIBUTIONS UNDER THE PLAN<F1>

         This summary of distributions under the Plan includes estimated recoveries for certain classes of creditors of the Debtor. These estimates are based, in whole or in part, on various assumptions and projections, including among others: that the Merger with Farm Stores will be consummated; that the businesses combined in the Merger will perform as well as is anticipated; that the actual value of the stock issued in the reorganization will not be significantly different from the value determined for it on the basis of available financial and business information and assumptions used in estimating its value; and that post-Merger UPC will have sufficient income to repay the obligations of the Farm Stores' business acquired in the Merger, bank debt incurred in connection with the Merger, and the obligations of UPC that arise later. The assumptions and projections on which the estimates below are based are subject to numerous risks and uncertainties, and actual values and recovery may differ from these estimates. For a description of certain of these risks, see " Section XII Certain Risk Factors to be Considered."

Class Description                     Treatment Under the Plan

Class 1 - Priority Non-Tax Claims     Unimpaired

Estimated Allowed Amount:             Pursuant to section 1124 of the Bankruptcy
Approximately $10,000                 Code,  all  of  the  legal,  equitable and
                                      contractual rights of a holder of an Allowed Priority Non-Tax Claim shall be fully reinstated and retained as though the Chapter 11 Case had never been filed.
                                      Estimated Recovery: 100%

Class 2 - Infinity Secured            Impaired

Estimated Allowed                     On  the  Effective  Date the holder of the
Amount: $7,300,000                    Infinity   Secured  Claim   shall  receive
                                      70,000 shares of New UPC Preferred Stock, in full satisfaction and release of the Infinity Secured Claim.

Class 3 - Secured Claims              Unimpaired

Estimated Allowed Amount:             Pursuant to section 1124 of the Bankruptcy
Approximately $908,045                Code,  all  of  the  legal,  equitable and
                                      contractual   rights  of  a  holder  of  a
                                      Secured  Claim  (other  than  an  Infinity
                                      Secured Claim) shall be fully reinstated and retained as though the Chapter 11 Case had never been filed.

                                      Estimated Recovery: 100%

Class 4 General Unsecured Claims      Unimpaired

Estimated Allowed Amount:             Pursuant to section 1124 of the Bankruptcy
Approximately $250,000                Code,  all  of  the  legal,  equitable and
                                      contractual rights of a holder of an Allowed General Unsecured Claim shall be fully reinstated and retained as though the Chapter 11 Case had never been filed.

                                      Estimated Recovery:  100%

Class 5 - Debenture Claims            Impaired

Estimated Allowed Amount:             On account  of and in full satisfaction of
Approximately $7,500,000              its Allowed Debenture Claim, the holder of
                                      such a claim  shall  receive  its Pro Rata
                                      Share of 1,750,000 shares (35%) of New UPC
                                      Common Stock.

                                      Estimated Recovery: 87.9%
                                      (based upon the  valuation  of the New UPC
                                      Common Stock provided by F.S. Management, see "Valuation of New UPC Common Stock")

Class 6 Preferred Equity Interests    Impaired

Estimated Allowed Amount:             On account of and in full satisfaction  of
Approximately $13,800,000             its Allowed Preferred Equity Interest, the
                                      holder of such an interest shall receive its Pro Rata Share of 650,000 shares (13%) of New UPC Common Stock.

                                      Estimated Recovery: 17.3%
                                      (based upon the  valuation  of the New UPC
                                      Common Stock provided by F.S. Management, see "Valuation of New UPC Common Stock")

Class 7 Common Equity Interests       Impaired

Estimated Allowed Amount:             On account of and  in full satisfaction of
Approximately 30,565,352 Shares       its Allowed Common  Equity  Interest,  the
                                      holder of such an interest  shall  receive
                                      its Pro Rata Share of (i)  200,000  shares
                                      (4%) of New UPC Common Stock, and (ii) 1/2
                                      of any assets  remaining  in the UPC Trust
                                      after  all  distributions  have  been made
                                      under   the   Plan  in   respect   of  all
                                      Securities Claims.

                                      Estimated  Value  of  Recovery:   $754,000
                                      (based upon the  valuation  of the New UPC
                                      Common Stock provided by F.S. Management, see "Valuation of New UPC Common Stock"), plus 1/2 of remaining assets initially contributed to UPC Trust

Class 8 UPC Securities Claims         All UPC Securities  Claims  will be liqui-
Estimated Allowed Amount:             dated pursuant  to  the  ADR  (annexed  as
Zero                                  Appendix I to the Plan) together  with the
                                      Infinity  Securities.  Each  holder  of an
                                      allowed   UPC   Securities   Claim   shall
                                      receive,   on   account  of  and  in  full
                                      satisfaction    and    release   of   such
                                      Securities Claim, a Distribution from the UPC Trust, as provided for by the UPC
                                      Trust Agreement and the ADR.

                 COMPROMISE AND SETTLEMENT WITH INFINITY PARTIES

         The Plan is the result of protracted negotiations between the Debtor and the Infinity Parties, which commenced approximately one year ago when the Debtor encountered a working capital short fall and sought additional financing from various sources, including Infinity. After reviewing the Debtor's financial conditions and operations, Infinity concluded that it would only be willing to provide the requested financing in conjunction with an overall restructuring of the Debtor's capital and a final resolution of various contingent matters. Without the loans made by Infinity in the approximate amount of $7.0 million in contemplation of the Debtor's reorganization and the substantial concessions being made by the Infinity Parties under the Plan, the Debtor would have been unlikely to maintain its operations or to reorganize and would most likely be forced to liquidate its assets - presumably for the sole benefit of the Infinity Parties. See "Confirmation of the Plan - Requirements for Confirmation of the Plan; Application of Section 1129(a)(7) of the Bankruptcy Code."

         In addition to being the Debtor's largest unsecured creditor and holder of preferred stock, the Infinity Parties hold mature claims secured by substantially all of the Debtor's assets in the approximate amount of $7.3 million. Instead of exercising its right to foreclose on the Debtor's assets, which would most likely result in there being no recovery to unsecured creditors and Interest holders, the Infinity Parties have agreed, among other things, to convert their entire secured claim of $7.3 million into equity, to allow for the payment in full of allowed General Unsecured Claims, to allow for the distribution of 4.0% of the equity of the reorganized Debtor to existing common stockholders, to share pro rata approximately 35% of the equity of the reorganized Debtor with existing holders of Debentures, to share pro rata approximately 13% of the equity of the reorganized Debtor with existing holders of Preferred Stock, to release any and all claims or causes of action that the Infinity Parties may hold against the Debtor, and to contribute 200,000 shares (4.0% of the equity in the reorganized Debtor) to the UPC Trust for liquidation and payment of Securities Claims. See "The Plan - Compromise and Settlement Between and Among the Debtor, the Infinity Parties and the UPC Trust" and "Comparison of Rights in Securities to be Issued Under the Plan to Rights Held in Prepetition Securities."

         Among other things and as more fully disclosed in the Disclosure Statement and the Plan, in consideration of the concessions made by the Infinity Parties and to ensure the feasibility of the Debtor's reorganization, the Plan provides for (i) the mutual release and compromise of any and all claims or causes of action against one another by the Debtor, the Infinity Parties, and their respective officers, directors, employees and agents and (ii) the establishment of the UPC Trust and channeling injunction for the liquidation and payment of all Securities Claims.

         Infinity has been actively involved in the Debtor's efforts to reorganize for several months. The Debtor initially intended to accomplish its reorganization through a prepackaged bankruptcy. In that regard, the Infinity Parties' involvement included, among other things initially drafting the Debtor's Plan, Disclosure Statement, the ADR procedures and certain other documents, in consultation with the Debtor's management and its professional advisors at that time. In August, 1998, in connection with the refinancing of the Debtor's secured debt, Infinity's counsel, White & Case LLP, was paid $300,000 by the Debtor for legal fees incurred in connection with restructuring the loans and for drafting the Plan, Disclosure Statement and other documents.

         As the major stakeholder in this case, Infinity, through its counsel has continued to be actively involved since the Petition Date in the Debtor's efforts to successfully complete this chapter 11 case including, without limitation, conducting due diligence with respect to the proposed merger transaction, being actively involved in the negotiations and drafting of the Merger Agreement and is actively involved in efforts to obtain the financing necessary to close under the Merger Agreement.

                       SECURITIES CLAIMS AND THE UPC TRUST

         All UPC Securities Claims and Infinity Securities Claims (as defined in the Plan, Securities Claims include all non-derivative claims arising in connection with the purchase, sale, exchange or issuance of a UPC security, including without limitation, claims asserted in the Pisacreta/Tucci Action (but only to the extent such Claims are not derivative claims) described under "General Information-Legal Proceedings") will be settled and liquidated pursuant to an alternative dispute resolution procedure (the "ADR," a true and correct copy of which is attached to the Plan as Appendix II) and satisfied from the UPC Trust, which is being funded by Infinity and the Debtor for the purpose of paying Securities Claims.

         Under the Plan, the UPC Trust shall assume full responsibility for the liquidation and satisfaction of all Securities Claims. In particular, the trustee of the UPC Trust (the "UPC Trustee"), whose appointment and terms of compensation are subject to Bankruptcy Court approval, shall establish a Securities Claims Resolution Facility that incorporates and adopts the ADR, for the efficient and expeditious settlement and liquidation of all Securities Claims.

         The UPC Trust will be funded initially with, among other things, 200,000 shares of New UPC Common Stock, to be transferred by Infinity, and all of the Debtor's causes of action for contribution or indemnity against any party in connection with the Securities Claims other than the Infinity Parties, such causes of action to be prosecuted by the UPC Trustee. See "The Plan -- Means for Implementation of the Plan; Establishment and Funding of the UPC Trust."

         Based on the Debtor's current assessment of the aggregate amount of all Securities Claims and the value of the assets to be initially contributed to the UPC Trust, the Debtor believes that the UPC Trust will be sufficiently funded to pay all Allowed Securities Claims in full. In that regard, the Debtor believes that the claims asserted in the Pisacreta/Tucci Action seek relief that is derivative in nature, that belong to the Debtor's chapter 11 estate and that are among the claims being resolved pursuant to the Settlement between the Debtor and the Infinity Parties contained in Article XIV of the Plan. Such contention is disputed by the plaintiff in the Pisacreta/Tucci Action. Any excess assets from those initially contributed, pursuant to Sections 7.2 and 7.3 of the Plan, held by the UPC Trust after satisfaction of all Securities Claims and related expenses shall be allocated and distributed 50% to Infinity or its affiliates and 50% to holders of currently issued and outstanding shares of Common Stock.

         In order to give effect to the UPC Trust and make possible the contribution of 200,000 shares of New UPC Stock by Infinity, upon confirmation of the Plan and for so long as assets remain in the UPC Trust, any person who has been, is, or may be a holder of a Securities Claim shall be enjoined from taking any action against or affecting the Debtor or the Infinity Parties or their respective assets and property with respect to such Securities Claim. In the event that the assets of the UPC Trust are exhausted and there exists additional unpaid Allowed Securities Claims or additional Securities Claims that have not been resolved, then the channeling injunction will terminate as to the Infinity Parties unless the Infinity Parties contribute additional funds to the UPC Trust to enable the UPC Trustee to continue to perform their duties and pay all Allowed Securities Claims in full.

         Merger with Farm Stores

         The centerpiece of the Plan is the Debtor's proposed merger ("Merger") with a Florida based chain of walk-in convenience stores and Drive-thru specialty retail stores operating under the tradename Farm Stores(R). The Debtor has entered into a letter of intent and intends to execute that certain agreement and plan of merger substantially in the form attached to the Plan as Annex I (the "Merger Agreement") with F.S. Convenience Stores, Inc. ("FSCI"). Prior to consummation of the Merger Agreement, the assets of FSCI shall include
(a) a chain of 65 Farm Stores(R) walk-in convenience stores that sell gasoline and 23 walk-in convenience stores that do not sell gasoline, (b) 10% of the stock of Farm Stores Grocery, Inc., a Delaware corporation ("FSG") that will own or lease a chain of 108 specialty grocery drive-through stores, and (c) a royalty free license to use the Farm Stores(R) name and related trademarks.

         Pursuant to the Merger Agreement, FSCI will merge with and into a newly formed subsidiary of the Debtor ("UPC Merger Sub"). Upon consummation of the Merger, (a) the former shareholder of FSCI (the "Farm Stores' Shareholder") will receive 48% of the New UPC Common Stock, 50% of the New UPC Preferred Stock and $3 Million; (ii) UPC Merger Sub and FSCI will borrow (either directly or by assumption of debt incurred by FSCI in connection with the transaction) up to $23 million ("Merger Financing"), secured by the Farm Stores(R) walk-in convenience stores; (iii) FSCI will use some of the proceeds of the Merger Financing to perform under an agreement to purchase for $17 million (x) all of the interests not already held by FSCI in the Farm Stores(R) walk-in convenience stores that sell gasoline (such that FSCI will own or lease 100% of Farm Stores(R) walk-in convenience stores that sell gasoline); (y) 100% of 23 Farm
Stores(R) walk-in  convenience  stores that do not presently sell gasoline;  and
(z) a 10% of the equity of Farm Stores Grocery, Inc. ("FSG"), a corporation recently formed to own and operate 108 Farm Stores Express(R) drive-through specialty grocery stores; (iv) UPC Merger Sub will license the Farm Stores(R) name for use in connection with its walk in convenience stores from FSG, and (v) UPC Merger Sub and FSG will enter into a Management Agreement, providing for UPC Merger Sub to provide general, administrative, and management services to FSG and for FSG to pay management fees to UPC Merger Sub therefor<F1>. Additionally, during the first year, after the Merger, UPC Merger Sub may acquire up to an additional 15% of the equity of FSG at the fixed amount of $1 million per 2%.

---------------------
<F1> Alternatively,  management  services  may be  provided  through a  separate entity or other means. None of these alternatives will materially effect the economics of the management agreement.

                                 I. INTRODUCTION

         United Petroleum Corporation (referred to herein alternatively as the "Debtor" or "UPC"), the debtor and debtor in possession in the above-referenced chapter 11 case (the "Chapter 11 Case"), submits this Second Amended Disclosure Statement Pursuant to Section 1125 of the United States Bankruptcy Code with Respect to the Second Amended Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code for United Petroleum Corporation (the "Disclosure Statement"). This Disclosure Statement is to be used in connection with the solicitation of acceptances of the Second Amended Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code for United Petroleum
Corporation, dated July 23, 1999 (the "Plan"), filed by the Debtor with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). A copy of the Plan is attached hereto as Exhibit "A." UNLESS OTHERWISE DEFINED HEREIN, TERMS USED HEREIN HAVE THE MEANING ASCRIBED THERETO IN THE PLAN (SEE ARTICLE 1 OF THE PLAN ENTITLED "DEFINITIONS AND INTERPRETATIONS").


              II. NOTICE TO HOLDERS OF CLAIMS AND EQUITY INTERESTS

         The purpose of this Disclosure Statement is to enable you, as a creditor whose Claim is impaired under the Plan or as a stockholder whose Equity Interest is impaired under the Plan, to make an informed decision in exercising your right to accept or reject the Plan. See "Confirmation of the Plan -- Solicitation of Votes; Parties Entitled to Vote" and "Definition of Impairment."

         THIS DISCLOSURE STATEMENT CONTAINS IMPORTANT INFORMATION THAT MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE PLAN PROPOSED BY THE DEBTOR. PLEASE READ THIS DOCUMENT WITH CARE.

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

         On July 23, 1999, after notice and a hearing, the Bankruptcy Court entered an order pursuant to section 1125 of the United States Bankruptcy Code, 11 U.S.C. ss. 101, et seq. (the "Bankruptcy Code"), approving this Disclosure Statement (the "Disclosure Statement Order") as containing information of a kind, in sufficient detail, and adequate to enable a hypothetical, reasonable investor typical of the solicited classes of Claims against and Equity Interests of the Debtor to make an informed judgment with respect to the acceptance or rejection of the Plan (a true and correct copy of the Disclosure Statement Order is attached hereto as Exhibit "B," and should be referred to for details regarding the procedures for the solicitation of votes on the Plan).

         APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT OF THE FAIRNESS OR MERITS OF THE PLAN OR OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT.

         Each holder of a Claim or Equity Interest entitled to vote to accept or reject the Plan should read this Disclosure Statement and the Plan in their entirety before voting. No solicitation of votes to accept or reject the Plan may be made except pursuant to this Disclosure Statement and section 1125 of the Bankruptcy code. Except for the Debtor and its professionals, no person has been authorized to use or promulgate any information concerning the Debtor, its businesses, or the Plan other than the information contained in this Disclosure Statement. You should not rely on any information relating to the Debtor, its businesses, and the Plan other than that contained in this Disclosure Statement and the Plan and the exhibits hereto and thereto.

         After carefully reviewing this Disclosure Statement, including the attached exhibits, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed ballot and return the same to the address set forth on the ballot, in the enclosed return envelope so that it will be actually received by the Debtor's tabulation agent, Logan & Company, Inc., 615 Washington Street, Second Floor, Hoboken, New Jersey 07030 no later than 4:00 p.m., Prevailing Eastern Time, on August, 20, 1999.

         You may be bound by the Plan if it is accepted by the requisite holders of Claims or Equity Interests, even if you do not vote to accept the Plan. See "Confirmation of the Plan -- Solicitation of Votes; Vote Required for Class Acceptance," "-- Requirements for Confirmation of the Plan," and "-- Confirmation Without Acceptance of All Impaired Classes."

         TO BE SURE YOUR BALLOT IS COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED NO LATER THAN 4:00 P.M., PREVAILING EASTERN TIME, ON August 20, 1999. For a general description of the voting instructions and the name, address and phone number of the person you may contact if you have questions regarding the voting procedures, see "Confirmation of the Plan -- Solicitation of Votes."

         Pursuant to section 1128 of the Bankruptcy Code, the Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan (the "Confirmation Hearing") on August 24, 1999, at 3:00 p.m., Prevailing Eastern Time, in the United States Bankruptcy Court, District of Delaware. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be filed and served on or before 4:00 p.m. on August 20, 1999, in the manner described under the caption, "Confirmation of the Plan -- Confirmation Hearing."

                         III. EXPLANATION OF CHAPTER 11

         A.       Overview of Chapter 11

         Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Pursuant to chapter 11, the debtor in possession attempts to reorganize its business for the benefit of the debtor, its creditors, its stockholders, and other parties in interest. The present chapter 11 Case commenced with the filing by the Debtor of a voluntary petition for protection under chapter 11 of the Bankruptcy Code on January 14, 1999. The Chapter 11 Case has been assigned Case No. 99-88(PJW) by the clerk of the Bankruptcy Court.

         The commencement of a chapter 11 Case creates an estate comprising all the legal and equitable interests of the debtor in property as of the date the petition is filed. Sections 1101, 1107, and 1108 of the Bankruptcy Code provide that a debtor may continue to operate its business and remain in possession of its property as a "debtor in possession" unless the bankruptcy court orders the appointment of a trustee. In the present Chapter 11 Case, the Debtor has remained in possession of its property and continues to operate its businesses, as a debtor in possession. See "The Chapter 11 Case -- Commencement of the Chapter 11 Case."

         The filing of a chapter 11 petition also triggers the automatic stay provisions of the Bankruptcy Code. Section 362 of the Bankruptcy Code provides, among other things, for an automatic stay of all attempts to collect prepetition claims from the debtor or otherwise interfere with its property or business. Except as otherwise ordered by the bankruptcy court, the automatic stay remains in full force and effect until the effective date of a confirmed plan of reorganization.

         The formulation of a plan of reorganization is the principal purpose of a chapter 11 Case. The plan sets forth the means for satisfying the holders of claims against and interests in the debtor. Unless a trustee is appointed, only the debtor may file a plan during the first 120 days of a chapter 11 Case (the "Exclusive Period"). However, section 1121(d) of the Bankruptcy Code permits the court to extend or reduce the Exclusive Period upon a showing of "cause." After the Exclusive Period has expired, a creditor or any other party in interest may file a plan, unless the debtor has filed a plan within the Exclusive Period, in which case, the debtor is given 60 additional days (the "Solicitation Period") during which it may solicit acceptances of its plan. The Solicitation Period may also be extended or reduced by the court upon a showing of "cause."

         B.       Plan of Reorganization

         Although referred to as a plan of reorganization, a plan may provide anything from a complex restructuring of a debtor's business and its related obligations to a simple liquidation of the debtor's assets. In either event, upon confirmation of the plan, it becomes binding on the debtor and all of its creditors and equity holders, and the obligations owed by the debtor to such parties are compromised and exchanged for the obligations specified in the plan. In the present Chapter 11 Case, the Plan, as proposed by the Debtor, provides for the continuance of the Debtor as a separate corporate entity in essentially its current form, with all of the existing Equity Interests in the Debtor being canceled, and new common stock being issued to the holders of certain Allowed Claims and Interests. See "The Plan -- Classification and Treatment of Claims and Interests." The Plan contemplates that the recoveries of creditors will be based on the Debtor's going concern value (which will provide recoveries substantially in excess of liquidation recoveries), and that the Debtor's business will be continued as a viable business enterprise. See "Valuation of the New UPC Common Stock."

         After a plan of reorganization has been filed, the holders of claims against and interests in a debtor are permitted to vote to accept or reject the plan. Before soliciting acceptances of the proposed plan, section 1125 of the Bankruptcy Code requires the debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. This Disclosure Statement is presented to holders of Claims against and Equity Interests in the Debtor to satisfy the requirements of section 1125 of the Bankruptcy Code in connection with the Debtor's solicitation of votes on the Plan.

         If all classes of claims and equity interests accept a plan of reorganization, the bankruptcy court may confirm the plan if the court independently determines that the requirements of section 1129 of the Bankruptcy Code have been satisfied. See "Confirmation of the Plan -- Requirements for Confirmation of the Plan." Section 1129 sets forth the requirements for confirmation of a plan and, among other things, requires that a plan meet the "best interests" of creditors test and be "feasible." The "best interests" test generally requires that the value of the consideration to be distributed to the holders of claims or equity interests under a plan may not be less than those parties would receive if the debtor were liquidated pursuant to a hypothetical liquidation occurring under chapter 7 of the Bankruptcy Code. Under the "feasibility" requirement, the court generally must find that there is a reasonable probability that the debtor will be able to meet its obligations under its plan without the need for further financial reorganization. The Debtor believes that the Plan satisfies all the applicable requirements of section 1129(a) of the Bankruptcy Code, including, in particular, the best interests of creditors test and the feasibility requirement.

         Chapter 11 does not require that each holder of a claim or interest in a particular class vote in favor of a plan of reorganization in order for the bankruptcy court to determine that the class has accepted the plan. See "Confirmation of the Plan -- Solicitation of Votes; Vote Required For Class Acceptance." Rather, a class of claims will be determined to have accepted the plan if the court determines that the plan has been accepted by a majority in number and two-thirds in amount of those claims actually voting in such class. Similarly, a class of equity interests (equity securities) will have accepted the plan if the court determines that the plan has been accepted by holders of two-thirds of the number of shares actually voting in such class. In the present case, only the holders of Claims or Equity Interests who actually vote will be counted as either accepting or rejecting the Plan.

         In addition, classes of claims or equity interests that are not "impaired" under a plan of reorganization are conclusively presumed to have accepted the plan and thus are not entitled to vote. See "Confirmation of the Plan -- Solicitation of Votes; Definition of Impairment" and "Classes Impaired Under the Plan." Accordingly, acceptances of a plan will generally be solicited only from those persons who hold claims or equity interests in an impaired class. A class is "impaired" if the legal, equitable, or contractual rights associated with the claims or equity interests of that class are modified in any way under the plan. Modification for purposes of determining impairment, however, does not include curing defaults and reinstating maturity or payment in full in cash on the effective date of the plan. Except for Classes 1, 3 and 4, all classes of Claims and Equity Interests are impaired under the Plan, and thus entitled to vote on the Plan.

         The bankruptcy court may also confirm a plan of reorganization even though fewer than all the classes of impaired claims and equity interests accept it. For a plan of reorganization to be confirmed despite its rejection by a class of impaired claims or equity interests, the proponent of the plan must show, among other things, that the plan does not "discriminate unfairly" and that the plan is "fair and equitable" with respect to each impaired class of claims or equity interests that has not accepted the plan.
See "Confirmation of the Plan -- Cramdown."

         Under section 1129(b) of the Bankruptcy Code, a plan is "fair and equitable" as to a rejecting class of claims or equity interests if, among other things, the plan provides: (a) with respect to secured claims, that each such holder will receive or retain on account of its claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; and (b) with respect to unsecured claims and equity interests, that the holder of any claim or equity interest that is junior to the claims or equity interests of such class will not receive or retain on account of such junior claim or equity interest any property at all unless the senior class is paid in full.

         A plan does not "discriminate unfairly" against a rejecting class of claims or equity interests if (a) the relative value of the recovery of such class under the plan does not differ materially from that of any class (or classes) of similarly situated claims or equity interests, and (b) no senior class of claims or equity interests is to receive more than 100% of the amount of the claims or equity interests in such class.

         The Plan has been structured so that it will satisfy the foregoing requirements as to any rejecting class of Claims or Equity Interests, and can therefore be confirmed, if necessary, over the objection of any classes of Claims or Equity Interests.


                             IV. SUMMARY OF THE PLAN

         The following summary is intended only to highlight information contained elsewhere in this Disclosure Statement. This summary is qualified in its entirety by the more detailed information, the financial statements, including the notes thereto, the projections of certain financial data and the assumptions thereto, the pro forma information appearing elsewhere in this Disclosure Statement, the Appendices hereto, and the other documents referenced herein.

         The centerpiece of the Plan, as discussed throughout this Disclosure Statement, is the Merger of the business conducted under the Farm Stores(R) tradename with and into the Debtor's business. The following table sets forth the current holdings of each of the impaired Classes and the consideration they will receive under the Plan (including the New UPC Preferred Stock), as well as the current principal and interest of the outstanding debt and liquidation preference and dividend arrearage of the preferred stock of the Debtor (unless otherwise stated, the indicated percentage ownership is computed after the consummation of the Merger):

------------------------------------------------------------- ---------------------------------- ------------------
                                                                                                       Other
                       Principal and                           New UPC Common Stock Ownership      Consideration
                    Interest Outstanding                           Post-Restructuring (2)             In the
                  Before Restructuring (1)                                                         Restructuring
------------------------------------------------------------- ---------------------------------- ------------------
  Restructuring Participant
                                  Principal       Interest        Shares         Percentage
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
Debt Holders
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
  Infinity Secured Claim         $7,000,000       $300,000      ---------       ---------        70,000 New UPC
                                                                                                 Preferred
                                                                                                 Share(3)
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
  6% Debentures                  $1,324,696       ---------       359,483             7.19
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
  7% Debentures                  $3,549,120       ---------       963,126            19.26
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
  18% Debentures                 $1,575,000       ---------       227,408(4)          4.55(4)
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
Equity holders
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
  Series A Preferred Stock         --------       --------        552,212            11.04
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
  Series B Preferred Stock         --------       --------         97,788             1.96
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
Common Stock holders               --------       --------        200,000(5)          4.00(5)
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
UPC Trust                          --------       --------        200,000(4)          4.00(4)
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
FSCI Shareholder                   --------       --------      2,400,000            48.00       70,000 New UPC
                                                                                                 Preferred Shares
                                                                                                 (3)(6)
------------------------------ ----------------- ------------ --------------- ------------------ ------------------
     Total                                          100%        5,000,000           100.00%
------------------------------ ----------------- ------------ --------------- ------------------ ------------------

(1) Assumes no conversion of Debentures or shares of Preferred Stock after the Petition Date.

(2)  After giving effect to the Merger

(3) Each share of New UPC Preferred Stock carries a liquidation preference in the amount of $100.

(4) The distribution on account of the 18% Debentures excludes 200,000 shares of New UPC Common Stock to be transferred to the New UPC Trust by Infinity or its affiliates.

(5) The Common Stock holders and Infinity (or its affiliates) shall each be eligible to receive 50% of the shares remaining in the UPC Trust after all claims against the UPC Trust are satisfied in full and all expenses of the UPC Trust are paid. See "The Plan -- Classification and Treatment of Claims and Interests, and -- Creation of UPC Trust and Appointment of Trustee."

(6)  The FSCI  Shareholder  receives all of its New UPC Common Stock and New UPC
     Preferred Stock as consideration in the Merger.

         1.       Summary of the Terms of the Plan.

         As set forth in this Disclosure Statement and in the accompanying materials, the Plan provides for the following (in each case after giving effect to the Merger):

                  (a) Conversion of Common Stock. The currently issued and outstanding shares of Common Stock shall be exchanged for 200,000 shares of New UPC Common Stock, representing 4% of the shares of New UPC Common Stock to be issued and outstanding upon effectiveness of the Plan. See "Risk Factors to be Considered -- Risks Particular to the Holders of Common Stock." Directors and executive officers of UPC own 5,433,762 shares of Common Stock, or approximately 17.8% (including options to purchase 2,466,668 shares of Common Stock).

                  (b) Conversion of A-Note. The A-Note, which represents $4,200,000 principal amount of indebtedness, shall be converted into 42,000 shares of New UPC Preferred Stock. The A-Note is secured by a first lien on substantially all assets of the Debtor, Calibur and Jackson, is guaranteed by Michael F. Thomas, UPC's President, has a liquidation preference over all equity securities and unsecured debt obligations, and is pari passu with the B-Note. The New UPC Preferred Stock will be subordinate to all debts of the Debtor, as reorganized. Each share of New UPC Preferred Stock carries a dividend rate of approximately 9%. Such dividends will be cumulative and payable in cash, or at UPC's option, in additional shares of New UPC Preferred Stock. In addition, each share of New UPC Preferred Stock will have a liquidation preference over the New UPC Common in the amount of $100 (plus cumulative unpaid dividends thereon), payable out of net proceeds (after payments to all creditors) from any sale of the Debtor's assets. Infinity is the holder of the A-Note. See "Risk Factors -- Risks Particular to Holders of the A-Note."

                  (c) Conversion of B-Note. The B-Note, which represents $2,800,000 principal amount of indebtedness, shall be converted into 28,000 shares of New UPC Preferred Stock. The B-Note is currently secured by all of the same assets as the A-Note, is pari passu with the A-Note, and has a liquidation preference over all equity securities and unsecured debt obligations. Infinity is the holder of the B-Note. The New UPC Preferred Stock issued in exchange for the B-Note will have the same terms as the New UPC Preferred Stock issued in exchange for the A-Note. See "Risk Factors to be Considered -- Risks Particular to Holders of the B-Note."

                  (d) Conversion of Debentures. The principal amount of Debentures, together with accrued and unpaid interest, of approximately $6,448,816 and $1,049,694, respectively, at the Petition Date, shall be converted into an aggregate of 1,750,000 shares of New UPC Common Stock, representing approximately 35% of the shares of New UPC Common Stock to be issued and outstanding upon effectiveness of the Plan. Infinity, Seacrest and Fairway own approximately $1,175,000 aggregate principal amount (88.7%) of the 6% Debentures, approximately $3,046,000 aggregate principal amount (85.8%) of the 7% Debentures, and 100% of the 18% Debentures as of the Petition Date. The Debentures are unsecured obligations of UPC, junior in right of payment and on liquidation to the secured indebtedness of UPC and its subsidiaries, and senior to the Preferred Stock and the Common Stock. See "Risk Factors -- Risks Particular to Holders of Debentures." The expected amount of principal and accrued interest due for each class of Debenture at August 31, 1999, is presented below along with the number of shares of New UPC Common Stock to be received per $1,000 of principal and accrued interest and as a percentage of New UPC Common
         Stock:

                                                        Class of Debentures

                                                     6%            7%             18%             All
     Principal Amount                            $1,324,696    $3,549,120      $1,575,000     $6,448,816
     As of 1/14/99 Accrued Interest                  97,070       532,507         420,117      1,049,694
                                                 ----------    ----------      -----------    ----------
               Total                             $1,421,766    $4,081,627      $1,995,117     $7,498,510
     Number of shares of New UPC
       Common Stock                                 359,483       963,126         427,408      1,750,000
     Percent of fully diluted New
       UPC Common Stock                               7.19%        19.26%           4.55%         35.00%

                  (e) Conversion of Preferred Stock. Each share of Preferred Stock shall be converted into approximately 55.34 shares of New UPC Common Stock. In the aggregate, the Preferred Stock shall convert into 649,400 shares, representing 13%, of the New UPC Common Stock to be issued and outstanding upon effectiveness of the Plan. Infinity, Seacrest and Fairway own in the aggregate 7,918 shares (approximately 79.9%) of the Class A Preferred Stock, and no shares of the Class B Preferred Stock, as of the Petition Date. The Preferred Stock is junior in right of payment and on liquidation to the indebtedness of UPC and its subsidiaries, and senior to the Common Stock. As of the Petition Date, there was $9,912,000 in liquidation preference of the Class A Preferred Stock and $1,833,000 in liquidation preference of the Class B Preferred Stock. See "Risk Factors to be Considered -- Risks Particular to Holders of Preferred Stock."

                  (f) Change in Composition of Board of Directors. The Plan effectuates a change in the composition of the Board of Directors such that the five members of the Board of Directors shall initially be comprised of two designees of the current holders of Farm Stores, consisting of Joe Bared and Carlos Bared, and two designees of the holders of the Debentures, consisting of Messrs. Clark K. Hunt, and Stuart J. Chasanoff and one independent member to be selected by the foregoing members of the Board.

                  (g) Changes in the Certificate of Incorporation. UPC's charter shall be amended to the extent necessary to implement the Plan, to prohibit the issuance of nonvoting equity securities by UPC as required by section 1123(a)(6) of the Bankruptcy Code, to opt out of Section 203 of the Delaware Generation Corporation Law ("Business Combinations with Interested Stockholders"), and to restrict certain transfers of New UPC Common Stock.

                  (h) Channeling of Securities Claims/Contribution of Shares to the UPC Trust. All Securities Claims against UPC and the Infinity Parties (e.g., claims arising in connection with the purchase, sale, exchange or issuance of a UPC security, including without limitation, claims asserted in the Pisacreta/Tucci Action described under "General Information -- Legal Proceedings -- Pisacreta/Tucci", but only to the extent such claims are not derivative claims) shall be enjoined and channeled to a trust (the "UPC Trust") to be established pursuant to the Plan and funded with, among other things, 200,000 shares of New UPC Common Stock to be transferred by Infinity to the UPC Trust. The channeling injunction and the UPC Trust shall terminate and holders of Securities Claims that have been timely asserted shall be permitted to assert such claims directly against the Infinity Parties if the UPC Trustee notifies the Infinity Parties that the UPC Trust assets have been expended and that additional Allowed Securities Claims exist or that all Securities Claims have not yet been resolved and the Infinity Parties fail to provide sufficient additional funds to the UPC Trust within thirty (30) days of such notice. Any excess assets held by the UPC Trust after satisfaction of all Securities Claims and related expenses shall be allocated and distributed 50% to Infinity or its affiliates and 50% to holders of currently issued and outstanding shares of Common Stock. A putative class action lawsuit has been filed by two Purchasers of the Debtor's common Stock, purportedly on behalf of all stockholders who purchased shares of Common Stock during certain periods in 1996 and 1997, against certain of the Infinity Parties and certain other holders of the Debentures. The plaintiff alleges that the defendants, in acquiring and disposing of Debentures, violated certain provisions of the securities laws of the United States. The plaintiff also alleges that the defendants breached a contract between the defendants and the Debtor. Certain of the Infinity Parties have sued the Debtor and asserted claims against the Debtor in such actions, including, without limitation, claims for contribution and indemnity. The Debtor believes that the claims asserted in the Pisacreta/Tucci Action seek relief that is derivative in nature and that such claims belong to the Debtor and may only be prosecuted or settled by the Debtor. See "General Information -- Legal Proceedings -- Pisacreta/Tucci." In that regard, the Debtor has agreed to settle all of its claims (including any derivative claims) against the Infinity Parties on the terms set forth in the Plan. See "the Plan -- Compromise and Settlement Between and Among the Debtor, the Infinity Parties and the UPC Trust.)

                  (i) Termination of Outstanding Options and Warrants. Each outstanding option, warrant or other right to acquire Common Stock of the Debtor that is not exercised on or prior to the Effective Date of the confirmation of the Plan will terminate and expire.

         The applicable record date for purposes of determining which holders of Debtor's outstanding Notes, Debentures, Preferred Stock and Common Stock are entitled to vote on the Plan is July 22, 1999 (the "Record Date"). It is important that the holders of Outstanding Notes, Debentures, Preferred Stock and Common Stock read and carefully consider the matters described in this Disclosure Statement, including, without limitation, all of the factors set forth under the heading "Risk Factors to be Considered," and that such holders respond promptly by returning their ballots to the Ballot Agent so that ballots are actually received prior to the Voting Deadline.

         Subject to limitations contained in the Plan, the Debtor also reserves the right, in accordance with the Bankruptcy Code and subject to the consent of the Infinity Parties and FSCI, to amend or modify the Plan at any time prior to the entry by the Bankruptcy Court of the Confirmation Order. Under the Bankruptcy Rules, such amendments or modifications may be approved by the Bankruptcy Court at confirmation without resolicitation of the votes of the members of any Class whose treatment is not adversely affected by the amendment or modification. Any amendment or modification which adversely affects a Class of Claims or Interests will require the resolicitation of votes from the holders of Claims or Interests of any such affected Class, unless the amendment or modification results in a Class of Claims or Interests not retaining or receiving any property, in which case such Class will be deemed not to have accepted the Plan, as amended or modified. The Plan provides that, in the event that sufficient acceptances are not received from each Impaired Class, the Debtor reserves the right to seek confirmation of the Plan over the objection of such Class and to modify the Plan to provide treatment to the Class or Classes not accepting the Plan necessary to meet the requirements of sections 1129(a) and (b) of the Bankruptcy Code with respect to the rejecting Classes and any other Classes affected by the modification.

         2.       Changes in Equity Ownership Effected by the Plan.

         Implementation of the Plan will substantially change the current equity ownership of UPC. The following table illustrates the equity ownership of UPC before the Petition Date and the proposed equity ownership of UPC upon the occurrence of the Effective Date by each class of debt or equity security that will receive shares of New UPC Common Stock under the Plan.

------------------------------------------------------------------------ --------------------------------------
                        Common Stock Ownership                                   New UPC Common Stock
                       Before Restructuring (1)                            Ownership Post-Restructuring (2)
------------------------------------------------------------------------ --------------------------------------
Restructuring Participant                  Shares         Percentage         Shares            Percentage
-------------------------------------- --------------- ----------------- ---------------- ---------------------
6% Debenture holders                      --------         --------            359,480            7.19
-------------------------------------- --------------- ----------------- ---------------- ---------------------
7% Debenture holders                      --------         --------            963,116           19.26
-------------------------------------- --------------- ----------------- ---------------- ---------------------
18% Debenture holders                     --------         --------            227,404(3)         4.55
-------------------------------------- --------------- ----------------- ---------------- ---------------------
Series A Preferred Stock                  --------         --------            552,212           10.98
-------------------------------------- --------------- ----------------- ---------------- ---------------------
Series B Preferred Stock                  --------         --------             97,788            2.02
-------------------------------------- --------------- ----------------- ---------------- ---------------------
Common Stock holders (4)                 30,565,352          100%              200,000            4.00
-------------------------------------- --------------- ----------------- ---------------- ---------------------
UPC Trust                                 --------         --------            200,000            4.00
-------------------------------------- --------------- ----------------- ---------------- ---------------------
FSCI Shareholder                                                             2,400,000           48.00
-------------------------------------- --------------- ----------------- ---------------- ---------------------
         Total Shares                    30,535,352          100%            5,000,000          100.00%
-------------------------------------- --------------- ----------------- ---------------- ---------------------

(1) Assumes no conversion of Debentures or shares of Preferred Stock, and excludes the New UPC Preferred Stock.

(2)  After giving effect to the Merger.

(3) Excludes 200,000 shares of New UPC Common Stock to be transferred to the New UPC Trust by Infinity or its affiliates.

(4) The Common Stock holders and Infinity (or its affiliates) shall each be eligible to receive 50% of the shares initially contributed to the UPC
     Trust that remain after all claims against the UPC Trust are satisfied in full and all expenses of the UPC Trust are paid. See "The Plan --
     Classification  and Treatment of Claims and  Interests,  and -- Creation of
     UPC Trust and Appointment of Trustee."

         3.       Other Significant Provisions in the Plan.

                  o The centerpiece of the Plan is Debtor's acquisition, by merger, of the Farm Stores'(R) chain of 65 walk-in convenience stores that sell gas and its acquisition by purchase of (i) Farm Stores'(R) chain of 23 walk-in convenience stores that sell do not presently sell gas
                         (the chain of 88 walk-in stores that do and do not presently sell gas is called the "Walk-In Stores", and
                         (ii) a 10% interest in the Farm Stores' business consisting of approximately 108 Farm Stores Express(R) drive-through specialty grocery stores (the "Drive-Thru
                         Stores"). The Walk-In Stores and Drive-Thru Stores are located in South and Central Florida and, together with UPC's existing properties, will be the primary business of the Debtor post-Merger.

                  o The Plan provides for a discharge and broad release of UPC from all claims and causes of action that are held by holders of Claims against and Equity Interests in UPC.

                  o      The Plan provides for the exclusion of the Debtor, Farm
                         Stores(R), and the Infinity Parties from all liability,
                         except for willful misconduct or gross negligence,  for
                         any act or omission in  connection  with or arising out
                         of   the   solicitation   of   votes   on,   or   their
                         administration  of,  the  Plan  or the  property  to be
                         distributed thereunder.

                  o      The Plan  provides for the  rejection of all  executory
                         contracts and unexpired leases of UPC, except for those
                         expressly   assumed  by  UPC  with   Bankruptcy   Court
                         approval.

                  o The Plan provides under certain circumstances for the amendment or modification of the Plan and the right to withdraw the Plan any time prior to the entry of the Confirmation Order.


                             V. GENERAL INFORMATION

         A.       The Debtor

         UPC is a holding company that has two operating subsidiaries: Calibur and Jackson. Calibur's primary business activities consist of the operation of retail car wash and automotive related service facilities, and Jackson's primary business activities consist of the acquisition and development of oil and gas properties. As of the date of this Disclosure Statement, Calibur operates eight car wash facilities in Tennessee and Georgia and leases two facilities to an independent operator in Georgia. Of these facilities, three have on-site convenience stores that offer a variety of automotive products and snack foods, beverages and sundries to customers. Four of the facilities sell gasoline, diesel fuel and/or other petroleum products and five provide express lubrication services. In addition, Calibur has two free standing express lubrication locations<F2>. Jackson owns a seventy-five percent (75%) working interest in sixteen oil and gas wells located in Pennsylvania, which is the subject of a contract to sell. Jackson also has a mineral lease covering approximately 26,000 acres of real property located in central Kentucky, which Jackson presently intends to market for sale.

---------------
<F2> In June, 1999, a third express lube center located in Knoxville,  Tennessee was sold by Caliber to Pinnacle Sales Company for the sum of $310,000.00.


         The Debtor's  offices are  presently  located at 2620  Mineral  Springs
Road,  Suite A, Knoxville,  Tennessee  37917.  The Debtor's  telephone number is
(423) 688-6204.

         B.       Cash Collateral

         In connection with the issuance of the A-Note and the B-Note, the Company granted Infinity a security interest in substantially all of the Company's assets, including, without limitation, all of the Company's cash. As a result, section 363 of the Bankruptcy Code requires the Debtor to either obtain
Bankruptcy Court approval to use the cash collateral of Infinity or obtain approval of an agreement with Infinity regarding the use of such cash. Without access to and the ability to use Infinity's cash collateral, the Debtor could not, among other things, meet its payroll, pay utility expenses, meet its overhead, as well as make other payments necessary for its continued operation.
In that regard,  on February 25, 1999,  the  Bankruptcy  Court entered its order
(the "Cash Collateral Order") authorizing and approving the Debtor's agreement with Infinity, under which, among other things, Infinity consented to the Debtor's use of Infinity's cash collateral during the pendancy of the Chapter 11
Case and Infinity was granted a superpriority administrative expense equal to the amount of Infinity's cash collateral expended by the Debtor.

         C.       Farm Stores

         Farm Stores, Inc., the predecessor to the F.S. Partnerships, began its convenience store operations (the "F.S. Business") in the late 1950's with the opening of its first store in Miami-Dade County and the subsequent acquisition of a portfolio of stores. Over time, Farm Stores, Inc. developed into a leading
Florida-based chain of stores. In 1990, Farm Stores, Inc.'s then owners experienced financial difficulties due to a failed leveraged buyout attempt and a difficult industry-wide operating environment. Later that year, Farm Stores, Inc. filed a petition for relief under chapter 11 of the Bankruptcy Code. Over the next two years, the company restructured its business through the shutdown of approximately 40 underperforming stores and the re-negotiation of many leases. In September 1992, the current owners, led by Joe Bared ("Bared") and the Isaias family ("Isaias") purchased assets of Farm Stores, Inc. and brought it out of bankruptcy. The F.S. Business was organized into three related and affiliated partnerships, REWJB Investments, REWJB Gas Investments and REWJB
Dairy Plant Associates (collectively, the "F.S. Partnerships"). Each of the F.S.
Partnerships  has two  partners,  one of which is  owned  by Bared  (the  "Bared
Corporations")  and  the  other  of  which  is  owned  by  Isaias  (the  "Isaias
Corporations"). Since acquiring the F.S. Business, the F.S. Partnerships have solidified their position as independent convenience store operators and established the Farm Stores(R) trademark as one of the leading brand names in Florida. The F.S. Partnerships have built a strong operational team and, as recognized by the Greater Miami Chamber of Commerce, reconfigured the F.S.
Business into a profitable and growing enterprise.

         In 1999 Bared and Isaias entered into an agreement (the "Toni Option") under which the Bared Corporations have the option to purchase 100% of the equity currently held by the Isaias Corporations in the F.S. Partnerships. Thus, upon consummation of the Toni Option, Bared would have effective control over 100% of the F.S. Business.

         Currently, the F.S. Business consists of 92 Walk-In Stores (including 4
Walk-In Stores that are affected by casualties, that the Reorganized Debtor may elect to rebuild or return to FSG) and 108 Drive-Thru Stores. All of the Walk-In and Drive-Thru Stores are located in South and Central Florida. The State of
Florida offers a number of favorable demographic fundamentals that benefit a strong retail operation. Florida's population, the 11th largest in the nation, has grown at a compounded annual rate of 1.6% from 1992 to 1996, which is 60% over the comparable U.S. growth rate. Further, the F.S. Business benefits from operating efficiencies as stores are largely clustered in key Florida counties, including Dade Broward, Hillsborough, Highlands, Polk, Palm Beach and Sarasota, all of which are highly developed markets with significant barriers to entry under local zoning, concurrency and other laws. Thus, the F.S. Business also benefits from the relative scarcity of attractive real estate making it difficult for competitors to gain a foothold.

         In October, 1998, the F.S. Business sold the good will of its dairy business in an arms' length transaction to Velda Farms, Inc. ("Velda"), and entered into a 10 year supply agreement providing for Velda to supply the F.S.
Business'  requirements  of milk,  ice cream,  and certain  other  products (the
"Velda Agreement"). The F.S. Business believes that the prices provided for in the Velda Agreement are as favorable as could be obtained from a comparable vendor. The proceeds of this sale, and the assets of the dairy plant operation, are excluded from the Merger; however, the reorganized Debtor and FSG will remain obligated to perform under the Velda Agreement.

         D.       F.S. Convenience Stores, Inc.

         At  or  before  the  effective  time  of  the  Merger,   and  upon  the
consummation  of the Toni  Agreement,  the  reorganized  Debtor  (i) will be the successor  to the F.S.  Partnerships  interest in any and all assets  associated with the Walk-In Stores (ii) will hold a 10% equity  interest in FSG, a recently formed corporation which will be the successor to the F.S. Partnerships interest in any and all assets associated with the Drive-Thru Stores, and (iii) will hold a royalty-free  license to use the "Farm Store" name and all related  trademarks
(clauses (i) - (iii) hereinafter collectively referred to as the "FSCI Assets").

         E.       Walk In Stores

         Farm Stores operates 92 Walk-In Stores, including four that are not currently operating (the "Casualty Stores") due to natural disaster, and which are currently at different stages of reconstruction. The reorganized Debtor will have the right to rebuild these Casualty Stores with its own funds, or to return the Casualty Stores to FSG. The Walk-In Stores include two formats: (i) 23
Walk-In Stores  without  gasoline  operations  ("Non-gas  Stores"),  and (ii) 69
Walk-In Stores with gasoline operations ("Gas Stores"), only 13 of which are branded. For the year ended August 30, 1998, the Walk-In Stores had revenues of $116,739,000 and store-level operating income of $4,902,000.

         An average of  approximately  63,000  merchandise  customers  visit the
Walk-In   Stores  per  day.  The  Walk-In   Stores  are  typically   located  in
free-standing  buildings with distinctive and recognizable interior and exterior designs. The average store size is approximately 2,300 square feet, with a range of 620 square feet to 3,100 square feet. The Walk-In Stores generally have ample parking facilities for quick shopping and are located in neighborhood  areas, at major intersections or on main  thoroughfares,  in shopping centers, or on other sites where they are highly  visible and  accessible.  Of the 92 Stores,  55 are open 24 hours while the  remaining 37 Stores offer  extended  hours.  Each Store carries an average of 2,500 to 3,500 SKU's. All Walk-In Stores offer cigarettes, beer, soft drinks and dairy products.  With an operating  history dating back to the 1970's, the Walk-In Stores have established a customer base because they are well situated,  carry a wide variety of merchandise  and have a good  reputation for products and service.

         Sources of  non-food  and  non-gas  income  include  money  orders (all
Walk-In Stores), food stamps (all Walk-In Stores), public pay phones (73 Walk-In
Stores), phone cards (81 Walk-In Stores), lottery tickets (90 Walk-In Stores), and lotto (91 Walk-In Stores). These services bring in additional income to the Walk-In Stores and serve to increase customer traffic, impulse buying and store patronage. The Walk-In Stores have a strong presence as a money order vendor in Florida. Money orders generate a significant source of income since many of the Walk-In Stores are located in high demand neighborhoods. The Walk-In Stores have established a customer base for money orders for both overseas remittance and traditional domestic uses. If the Debtor were to operate the money order business as a principal, it could generate higher profits from the Walk-In
Stores on more favorable clearing terms.

         Farm Stores currently offers deli services in only 14 Walk-In Stores and branded fast food in only three Walk-In Stores, as Blimpie franchisees.
Several  well-known fast food operators have  approached  management of the F.S.
Partnerships to open branded outlets at the Walk-In Stores.

         Management of the F.S.  Partnerships  anticipates  that the reorganized
Debtor could significantly enhance revenues and profits by expanding fast food, particularly branded fast food offerings, and selling other higher margin items in the Walk-In Stores. Currently, only the Gas Stores accept credit cards. The
13 branded Gas Stores accept privately labeled gasoline cards, and none of the Walk-In Stores accept debit cards. Expanding the Walk-In Stores' payment options could enhance the Walk-In Stores' competitive position.

         The Gas Stores have a particularly high merchandise sales component, at
53%,  reflecting the strength of the Gas Stores' inside  traffic.  Management of the F.S.  Partnerships  have not emphasized  gasoline  operations at the Walk-In
Stores. Only 13 of the Walk-In Stores offer branded gasoline products, and 23 of the Walk-In  Stores do not currently  offer  gasoline.  Only 14 Gas Stores offer pay-at-the  pump services.  Many of the Gas Stores have the capacity to add more pumps and increase these Gas Stores' gasoline  revenues.  Management of the F.S.
Partnerships   believes  that  upgrading  the  Gas  Stores'  gasoline  equipment
(pay-at-the-pump)   and  branding   can   increase  the  Gas  Stores'   profits,
particularly by increasing the volume of premium gasoline sold. In 1998, average per store gasoline sales at an unbranded fuel store was approximately  $700,000, whereas a branded  fuel store had average  sales of $2 million.  Average  annual fuel gallons were approximately  620,000 per unbranded store and 1.8 million per branded store. Many of the national gasoline  companies have sought to brand the
Walk-In Stores.  Branded outlets may also increase customer traffic and generate higher merchandise revenues.

         F.       Drive-Thru Stores

         The F.S.  Partnerships operate 108 Drive-Thru Stores located throughout
South and Central Florida. The Drive-Thru Stores utilize a patented full-service double drive-through concept that has become well known to consumers in its markets. While the Drive-Thru Stores differ in many respects from typical convenience stores, there are some operational similarities. For the year ended
August 30, 1998, the Drive-Thru Stores had revenues of $67.1 million and store-level operating income of $4.0 million.

         Immediately  prior to the  consummation  of the Merger,  the  operating assets and liabilities of the Drive-Thru  Stores (other than the underlying real estate) will be contributed to FSG. Among the assets being contributed to FSG is the ownership of the Farm Stores(R) name and related trademarks,  and the patent for the  double-drive  through  building  design.  FSG  will  license  the  Farm
Stores(R)  name  and  related  trademarks  to the  reorganized  Debtor  under  a
royalty-free   license.   The  equity  ownership   schedule  and  the  financial
information   throughout  this  Disclosure   Statement  assume  that  the  above
transaction has been completed.

         With 108 stores at  present,  the F.S.  Partnerships  are the first and
only  large-scale   operator  of  drive-through   grocery  stores.  The  use  of
drive-through  formats  to  deliver  products  and  services  to  consumers  has experienced  dramatic growth.  First popularized by fast food  restaurants,  the format has been adopted by banks, dry cleaners,  drug stores, ice cream parlors, fresh coffee shops and video rental  stores.  The growth of  drive-through  is a natural competitive  response to consumer  preferences for convenience,  reduced transaction times and safety.

         Drive-Thru Stores are currently located in 9 counties in southern and central Florida. The stores are located in free-standing buildings, are situated at highly visible and accessible sites, on highly traveled thoroughfares, generally with driveways large enough to permit cueing of at least 10 vehicles.
Of the 108 stores, 48 are open 24 hours while the remaining 60 stores offer extended hours. Drive-Thru Stores are distinguished by their innovative building design, the distinct "wing" canopies and the friendly dairy cow logo. Over the last several years, the F.S. Partnerships have fine-tuned and standardized the Drive-Thru Store prototype that it will use for all future store expansion. The prototype design is 756 square feet in size; utilizes a prefabricated building and custom store fixture package; and incorporates the distinctive winged canopies and Farm Stores(R) imaging found in all Drive-Thru Stores.

         The Drive-Thru Stores seek to offer consumers a convenient, safe and friendly way to access grocery merchandise staples at value prices. The
Drive-Thru Stores are intended to compete only indirectly with traditional convenience stores. Rather, Drive-Thru Stores are intended to capture "fill-in" purchases of grocery staples which consumers require in between trips to the supermarket. Drive-Thru Stores' target customers are the same individuals within a household, typically middle- to upper-income parents, who do the household's grocery shopping at supermarkets. Management of the F.S. Partnerships believe that it is necessary to compete on convenience, location and service, rather than price alone. Drive-Thru Stores' merchandising strategy differentiates them from convenience stores through a variety of means, including drive-through service; an emphasis on dairy products; its premium Farm Stores(R) branded products; and its reasonable consumer price points. Convenience stores, in contrast, have target customers that are overwhelmingly less-affluent males, and their merchandising and imaging is generally much different than that of Drive-Thru Stores.

         Drive-Thru Stores carry approximately 1500 SKU's, compared with 2,500 to 3,000 SKU's at a typical convenience store and over 40,000 at a modern supermarket. The Express Store prototype utilizes 756 square feet of space, while convenience stores are typically 2,000 to 3,000 square feet. Drive-Thru
Stores derive 32% of their revenues from dairy items, compared to 4% for a typical convenience store.

         Drive-Thru Store locations are typically one-third acre in size, and located on primary roads having two curb cuts and preferably no fixed median.
Drive-Thru Stores are manufactured to specifications and transported by truck to the site for final improvements. A standard Drive-Thru Store requires $200,000 to $225,000 to develop, including prefabricated building, equipment, site improvements and beginning inventories. Land, if owned, costs an additional
$200,000 to $250,000. FSG will also seek to remodel its older Drive-Thru Stores, which generally experience a material increase in sales after remodeling.

         G.       Directors and Officers

         1.       Existing Officers and Directors.

         The following table sets forth the name, age and position of each current director and executive officer of the Debtor and amount of Common Equity
Interests of UPC held by each:


----------------------------------------- --------- ---------------------- -------------------------

            Name and Address                Age           Position         Common Equity Interests
----------------------------------------- --------- ---------------------- -------------------------
Michael F. Thomas                            46     CEO, President and     4,162,548<F3>
2620 Mineral Springs Road                           Director               13.6%
Suite A
Knoxville, TN 37917

Dwight S. Thomas                             46     Secretary, Treasurer   396,384<F4>
2620 Mineral Springs Road                           and Director           1.3%
Suite A
Knoxville, TN 37917

Walter L. Helton                             65     Director               118,000<F5>
c/o Tennessee Tech University                                              less than 1%
P.O. Box 5062
Cookeville, TN 38505

Steven Bauer                                        Director               150,000<F6>
                                                                           less than 1%

Eugenio (Rolando) Martinez                   76     Director               179,000<F4>
Apt. 106 1821 Jefferson                                                    less than 1%
Miami Beach, FL 33139

Antonio Julio Gonzalez Gimenez                      Director               150,000<F4>
Av. Diaz Moreno Edif. El Juncal                                            less than 1%
Piso 3, Officina 33
Valencia, Edo - Carobabo Venezuela

L. Douglas Keene, Jr.                        45     Executive Vice         281,830<F5>
2620 Mineral Springs Road                           President and CFO      less than 1%
Suite A
Knoxville, TN 37917

* Michael F. Thomas and Dwight S. Thomas are cousins. There are no other family relationships between any directors or executive officers of the Debtor.

<F3> Consists  of  2,329,214  shares held  directly  and  currently  exercisable options to purchase 1,833,334 shares.

<F4> Consists of 60,050 shares held directly and currently  exercisable  options to purchase 333,334 shares.

<F5> Includes currently exercisable options to purchase 50,000 shares.

<F6> Includes currently exercisable options to purchase 150,000 shares.

<F5> Consists of 31,831 shares held directly and currently  exercisable  options to purchase 250,000 shares.

         2.       Existing Officer & Director Compensation.

         Directors: Inside directors do not receive any additional compensation for their services as a director. Outside directors receive $1,000 for each in person meeting attended, plus reimbursement of travel expenses and $500 for each telephonic board meeting.

         Officers: Michael Thomas has a written employment contract with UPC dated September 18, 1996. The contract has a five year term and, among other things, provides for an annual salary of $400,000, incentive compensation, stock options, a fee for guaranteeing certain company obligations, commissions with respect to certain transactions, automobile allowance, club dues, medical insurance and life and disability insurance coverage. Additionally, the contract provides a severance benefit to Mr. Thomas equal to 2.99 years of his base salary in the event he is terminated without cause or as a result of a change in control. In the third quarter of 1997, as a result of the termination of two leases UPC had with Michael Thomas, Mr. Thomas' salary was reduced to $300,000 per year. Additionally, as a result of the Debtor's financial difficulties and at the request of Infinity, in the fall of 1998, Mr. Thomas' salary was further reduced by agreement of the parties. Presently, Mr. Thomas receives a salary from UPC in the amount of $125,000 per year, plus a monthly automobile allowance of $500.00, a monthly gasoline allowance of $250.00 and a monthly insurance allowance of $900.00. As management of the post-Merger Debtor will likely be the responsibility of the current management of FSCI, it is unclear what Mr. Thomas's role will be after the Effective Date of the Plan. It is anticipated, however, that a consensual resolution will be reached, the terms of which will be disclosed before the Confirmation Date.

         L. Douglas Keene, Jr. has a written employment contract with UPC dated September 18, 1996. The contract has a five year term, and among other things, provides for an annual salary of $120,000, incentive compensation, stock options, commissions with respect to certain transactions, automobile allowance, club dues, medical insurance and life and disability insurance. Additionally, the contract provides a severance benefit to Mr. Keene equal to 2.99 years of his base salary in the event he is terminated without cause or as a result of a change in control. As a result of the Debtor's financial difficulties and at the request of Infinity, in the fall of 1998, Mr. Keene's compensation was reduced by agreement of the parties. Presently, Mr. Keene receives a salary of $100,000 per year, plus a monthly automobile allowance of $500.00. As management of the post-Merger Debtor will likely be the responsibility of the current management of FSCI, it is unclear what Mr. Keene's role will be after the Effective Date of the Plan. It is anticipated that Mr. Keene and the Reorganized Debtor will enter into an agreement providing for Mr. Keene's continued employment by the Reorganized Debtor at his current salary through January 31, 2000 with his association with Reorganized Debtor after such date to be determined at a later time. It is expected that such arrangement will be in lieu of his current agreement with the Debtor.

         3.       Proposed Directors.

         The following is a list of the director names proposed to be elected pursuant to the Plan to serve as directors upon the Effective Date of the Plan which list may be modified at or prior to the Confirmation Hearing:

         Name and Address                                     Age

         Joe Bared                                             57

         Carlos E. Bared                                       31

         Clark K. Hunt                                         33
         1601 Elm Street, Suite 4000
         Dallas, TX 75201

         Stuart J. Chasanoff                                   33
         1601 Elm Street, Suite 4000
         Dallas, TX 75201

         Following the Effective Date, the compensation of directors will be the same as presently exists. The proposed directors may be changed at or prior to the Confirmation Hearing. It is anticipated that a fifth director will be appointed by mutual agreement of the foregoing four members of the Board after the Effective Date.

         Proposed Director Biographies

                  Joe Bared: Jose P. "Joe" Bared, Chairman, Chief Executive Officer, and President. Mr. Bared, 57 years old, was born in Havana, Cuba in 1941 and arrived in the United States in 1960. He graduated from the University of Miami in 1964 with a degree in mechanical engineering. In 1967, he founded The Bared Company, Inc., which grew to become one of the top 50 mechanical construction companies in the United States with annual revenues of $58 million. In three separate transactions from 1991 to 1993, the principal operating divisions of The Bared Company were sold to company managers.

                  In 1992, Mr. Bared led an investor group which purchased the assets of Farm Stores out of bankruptcy. He has served as CEO of the Company since the purchase. Together with his management team, Mr. Bared has led a significant turnaround in the profitability of the Company. From 1970 to 1999, Mr. Bared was a director of Republic Banking Corporation of Florida, where he served on various board committees, including the loan committee, executive committee and audit committee. The bank grew during that time from $17 million to $1.5 billion in assets and, prior to its sale to Union Planters Bank this year, was the largest independent bank in the State of Florida. In February 1999, Republic completed its initial public stock offering and trades on the NADSAQ under the symbol "RBCF." Mr. Bared has been a Trustee of the University of Miami since 1978. He is also a member of the Board of Overseers of the Sylvester Cancer Center of the University of Miami. He is actively involved with several professional associations including the American Bankers Association and the National Association of Convenience Stores. Civic memberships include service as an advisor to the Florida Department of Professional Regulation (appointed by the Governor of Florida in 1979 and serving for nine years), director of the Leukemia Foundation of South Florida, and cabinet member of the United Way.

                  Carlos Bared: Chief Financial Officer, Vice-President-Finance. Mr. Bared, 31 years old, attended Loyola University in New Orleans and graduated with a BBA degree in finance. He earned his MBA degree in 1995 from the University of Miami. Mr. Bared joined the Company in August 1997. From 1992 to 1997, he was the President and Chief Financial Officer of the remaining operations of the Bared Company, Inc., an electrical and mechanical engineering contracting firm. He was the President of the Construction Financial Management Association (CFMA) from 1994 to 1997 and was a director of CFMA from 1993 to 1997. Mr. Bared is a director of the non-for-profit Miami Children's Museum, and a founder and vice president of the non-for-profit Network Miami, Inc. He has been an advisory board member of the Miami-Dade County Commission's Business Impact Committee since 1995.

                  Clark Knoebel Hunt: President of Hunt Financial Group, L.L.C., a Dallas, Texas based financial services concern. Through Hunt Financial, Mr. Hunt is responsible for the management of investment funds with assets in excess of $300,000,000. Mr. Hunt is also involved in venture capital investor, Hunt Capital Group, real estate and mining conglomerate, Hunt Midwest Enterprises, and Hunt Sports Group. Hunt Sports Group is the management company responsible for overseeing the Hunt family's investments in the Kansas City Chiefs of the National Football League, the Chicago Bulls of the National Basketball Association and two franchises in the newly launched Major League Soccer. Clark
K. Hunt has a connection to Infinity in that Infinity is a Nevis, West Indies Corporation advised by HW Partners, L.P., a Texas limited partnership, the general partner of which is HW Finance, L.L.C., a Texas limited liability company whose managers include Clark K. Hunt.

                  Stuart J. Chasanoff: In 1996, Mr. Chasanoff (a 1990 cum laude graduate of the Fordham University School of Law, and a 1987 graduate of the University of Virginia), joined H.W. Partners, L.P., as Senior Vice President and in-house corporate counsel, involved with investment companies and corporate mergers and acquisitions. For the preceding seven years, Mr. Chasanoff was an associate corporate attorney with White & Case's New York office, dealing with mergers/acquisitions, corporate reorganizations and financial services. Additionally, he served as in-house counsel at PepsiCo., Inc. for two years, affecting mergers and acquisitions.

         4.       Post Effective Date Officers and Compensation.

         Debtor presently anticipates that after the Effective Date, Mr. Joe Bared and Mr. Carlos Bared will serve as CEO and CFO, respectively. The terms of Mr. Joe Bared's and Mr. Carlos Bared's (son of Joe Bared) employment after the Effective Date has not yet been finalized, but is expected to be on terms similar to those they presently have with Farm Stores. Presently, Mr. Joe Bared, receives an annual salary of $372,000, plus an automobile lease and insurance, health and life insurance and other benefits generally made available to Farm Store Employees. Mr. Carlos Bared presently receives an annual salary of $150,000, plus an automobile and insurance allowance, health and life insurance and other benefits generally made available to Farm Store Employees

         H.       Insider Relationships and Transactions

         Transactions involving Michael F. Thomas. During 1997, the Company sold a number of retail facilities to Mr. Thomas, the Company's President and Chief Executive Officer.

         One location (Farragut) was sold for $1,140,000 (it had an appraised value of $1,100,500). This location was declared in default by its lender shortly before the sale and the Company determined that it was not able to refinance the location. Mr. Thomas had guaranteed this obligation on behalf of the Company.

         The second location (Cookeville) was sold for $879,000 (it had an appraised value of $961,500). This location had been operating at a cash flow loss to the Company prior to its sale and the Company was unable to refinance the mortgage on this location such that the location would contribute to the cash flow of the Company. The Board therefore determined that it was in the best interests of the Company to sell the location. Mr. Thomas had guaranteed this obligation on behalf of the Company.

         A third location (Murfreesboro) was transferred to Mr. Thomas in exchange for Mr. Thomas's assumption and repayment of the debt on the location, for which he was a guarantor. The Company had received a notice of foreclosure on this location and the Board determined that it was in the best interests of the Company to sell this location.

         A fourth location (Knoxville) was sold to Mr. Thomas for $300,000 in order to raise working capital for the Company. This location consisted only of a lease of the land and buildings occupied by the store and was under environmental remediation with an estimated cost of $50,000, which Mr. Thomas assumed. There was no debt on this location.

         The Company also transferred a piece of unimproved real estate located in Knoxville to Mr. Thomas in exchange for Mr. Thomas' assumption of the debt on the location, for which he was a guarantor. The property had been acquired from Exxon for approximately $125,000 in 1995. The outstanding debt on the property was approximately $138,000 and Mr. Thomas paid approximately $150,000 for the property including the assumption of the debt.

         During the third quarter of 1997, the Company sold a location (Oak Ridge) to a non-affiliated local petroleum distributor in order to repay a loan in the amount of $300,000 to Mr. Thomas and to raise additional capital. The sale enabled the Company to pay off the existing first mortgage from NationsBank, pay off the note to Mr. Thomas and raise approximately $144,548 in working capital. The location continues to be operated by the Company as the transaction was in the form of a sale/lease back. The Company entered into a ten year lease with the non-affiliated distributor with monthly payments of $8,804. At the option of the Company, the lease could have been canceled after the first six months and the Company had the option to repurchase the store during the first year at a purchase price of $950,000, and during the second year at a purchase price of $1,000,000. By mutual consent between landlord and company the lease was terminated in May of 1999.

         During the third quarter of 1997, the leases of two locations that were being leased from Mr. Thomas for a monthly rental of $27,000, were canceled by mutual agreement between the Company and Mr. Thomas as a result of the Company's failure to pay 1996 and 1997 property taxes, which had caused loans owed by Mr. Thomas related to the properties to be in default. The two locations produced a combined annual cash flow of approximately $100,000, and Mr. Thomas agreed to a reduction of his annual compensation by $100,000 in exchange for the cancellation of the leases. The lease payments on these properties, included on the income statements among general and administrative expenses, amounted to approximately $177,000 in 1997 and $356,000 in 1996, and the Company had not paid $91,796 in property taxes for 1996 and 1997 that Mr. Thomas assumed. In other lease transactions with Mr. Thomas, the Company rented, under month-to-month operating leases, certain vehicles. Expenses related to these transactions were approximately $25,000 and $45,000 in 1997 and 1996, respectively.

         During the third quarter of 1997, the Company transferred an Exxon distributorship contract to TCS Systems, Inc., ("TCS"), a corporation controlled by Mr. Thomas and engaged in the manufacturing and distribution of items related to the Company's automotive subsidiary. Upon the expiration of the letter of credit posted by the Company in favor of Exxon in connection with the contract, Exxon required that the letter of credit be renewed and increased from $100,000 to $200,000. Because the Company was unable to obtain such letter of credit, the contract was transferred to TCS, which continues to make available to the Company gasoline for $0.01 per gallon above the wholesale price available to TCS, plus freight charges. Prior to the confirmation, it is anticipated that a consensual resolution will be reached regarding the nature of this contract.

         On July 1, 1997, the Company entered into a ten year agreement with TCS, to purchase exclusively, in areas served by TCS, its gasoline inventories at a price of $.01 per gallon above the wholesale price available to TCS plus freight charges. Aggregate purchases of gasoline under this agreement during 1997 were approximately $989,000 and $525,000, respectively (no sales were made under the agreement in 1996). In 1998, 1997 and 1996, transactions between the Company and TCS included equipment sales and certain ongoing construction activities conducted for the Company by TCS. Equipment sales and construction activities totaled approximately $258,500, $323,271 and $182,603, in 1998, 1997 and 1996, respectively. Prior to confirmation, it is anticipated that a consensual resolution will be reached regarding the nature of this contract.

         The above-referenced transfers of Company properties and assets to Mr. Thomas were analyzed and approved by UPC's Board of Directors, Chief Financial Officer and accounting department. In order to ensure that the transactions were fair and equitable to the Company, an assumption agreement was entered into between the Company and Mr. Thomas on July 3, 1997. The agreement provided, among other things, that Mr. Thomas would assume or pay the following: (i) a note payable to Pennzoil in the approximate amount of $219,829, (ii) the Pennzoil Unearned Discount in the amount of $200,000, (ii) a note payable to Coffman Oil Company, Inc. in the approximate amount of $25,406 (iv) a note payable to Sun Trust Bank in the approximate amount of $389,387, (v) a note payable to First American Bank in the approximate amount of $140,000, (vii) real estate taxes in the approximate amount of $85,529 and (viii) pay cash to the Company in the sum of $300,000. As a result of the divestitures and the assumption of numerous debts of the Company, the Company experienced a loss on the sales of approximately $22,966.27. These transactions decreased the liabilities of the Company by approximately $1,137,935. As of August 19, 1998, these assumptions had been completed.

         In August 1998, Mr. Thomas guaranteed the payment of indebtedness of the Company to Infinity under the A-Note referred to in Management's Discussion and Analysis of Financial Condition and Results of Operations. In fiscal 1997 and 1996, the Company paid Mr. Thomas fees for acting as guarantor on Company indebtedness of $81,280 and $98,682 (one percent of the amount guaranteed).
Additionally, in 1998. the Company paid rent in the approximate amount of $20,000 to Mr. Thomas prior to relocating its corporate offices to their current location.

         Transactions involving Dwight S. Thomas. During 1997, the Company sold a location (Cookeville) to Dwight S. Thomas, the Company's Secretary and a member of the Company's Board of Directors. The purpose of the sale was to raise working capital. The location was sold for $516,000 (it had an M.A.I. appraised value of $536,000) and resulted in net proceeds to the Company of approximately $152,385. The location was in need of capital improvements, including approximately $80,000 worth of environmental updates of underground petroleum storage tanks necessary to meet 1998 standards. In exchange for the sale, Dwight Thomas agreed to the cancellation of his employment contract with the Company dated December 2, 1996.

         Transactions involving Farm Stores. Following the Merger, the reorganized Debtor will be involved in several affiliated transactions involving Farm Stores and its affiliates. Principally among these will be the Management Agreement and the License Agreement between the reorganized Debtor and FSG.

         The Management Agreement will contemplate that the exchange for the Management Fees (as such term is defined in the Management Agreement) the general and administrative personnel and related expenses of FSG will be transferred to the reorganized Debtor, and that the reorganized Debtor will manage the operations of FSG<F7>. The Management Agreement involves significant potential conflicts of interest, and includes indemnity and exculpation provisions. The reorganized Debtor shall have the right to terminate the Management Agreement upon short notice, and the Directors appointed to the UPC Board by Farm Stores shall abstain in considerations of such a termination. Upon such a termination, it is expected that the management personnel that the Debtor hired from Farm Stores will become the management of FSG.

-----------------
<F7> Alternatively,  management  services  may be  provided  through a  separate entity or other means. None of these alternatives will materially effect the economics of the management arrangement.

         The License Agreement allows the reorganized Debtor to continue to use the Farm Stores name and related trademarks for the Walk-In Stores without payment of royalties.

         Under the Purchase Agreement, the reorganized Debtor may purchase up to 15% of the equity of FSG within one year after the Effective Date, at $1 Million per 2% of such equity.

         FSG will lease the real estate underlying nine (9) of its Drive Thru Stores from an affiliate of Bared, such leases to be on market terms.

         It is expected that the management and administrative personnel for the reorganized Debtor will occupy the facility presently occupied by the F.S. Partnerships' administrative personnel. These premises will be owned by an affiliate of the FSCI Shareholder. The reorganized Debtor would assume responsibility for the costs of operating this facility, including but not limited to maintenance, security, taxes, equipment rentals and insurance, but would not otherwise pay rent. However, the FSCI Shareholder expects to market this property, and upon its sale, the reorganized Debtor would have to relocate to other premises.

         I.       The Restructuring

         1.       Background and Reason for Commencing the Chapter 11 Case.

         In 1996, the Debtor undertook a business strategy of growing through acquisitions. In order to fund anticipated acquisitions, the Debtor, in a series of private placement offerings, issued convertible debentures in the approximate principal amount of $27,500,000. The anticipated acquisitions, however, did not take place as a result of the Debtor's inability to identify suitable acquisition candidates on acceptable terms, and the Debtor then used a portion of the proceeds of the offerings to fund a drilling program. Shortly after the completion of the foregoing private placement, the price of the Debtor's stock began to decline precipitously. Based upon its investigation, the Debtor concluded that the decline was brought about by certain holders of the Debentures short selling the Debtor's stock. The only parties actually identified by the Debtor as having short sold the Debtor's stock, and who acknowledged their short-selling activities to the Debtor were Mantel International Investments, Ltd. and Lake Management, LDC. Certain parties have asserted that the Infinity Parties short sold the Debtor's stock. The Infinity Parties have repeatedly denied that they short sold the Debtor's stock and Debtor presently has no information to support a contrary conclusion.

         Subsequently, the Debtor suffered significant cash losses when amounts advanced to underwriters and consultants (in order to fund the repurchase of shares of the Debtor's common stock and to prevent the disorderly liquidation of a large block of stock held by such groups) were not utilized as expected or repaid to the Debtor. See General Information Legal Proceedings; TAJ/National."

         Notwithstanding management's efforts, the Debtor's revenues were insufficient to satisfy the Debtor's obligations. In April 1997, the Debtor restructured the debentures, exchanging a substantial portion of such debentures for shares of Preferred Stock, and borrowed additional funds for working capital needs. Despite these efforts, the Debtor was still unable to generate sufficient revenues to satisfy its obligations. The Debtor's results of operations, combined with the potential conversion of the Debentures and Preferred Stock depressed the price of the Debtor's Common Stock and adversely affected the Debtor's ability to raise additional needed capital. In the second quarter of 1998, two holders of Calibur's mortgage notes in the outstanding principal amount of approximately $2,500,000 declared the notes in default and demanded payment in full. These notes, as well as Calibur's remaining mortgage notes, were refinanced in June and August of 1998 through a line of credit provided by Infinity which matured on January 1, 1999. The Debtor's management and Board of Directors have determined that the continuing viability of the Debtor requires the conversion of a substantial portion of its indebtedness and preferred stock to common equity by means that can only be implemented in chapter 11.

         2. Rationale of the Restructuring and the Merger.

         The Debtor first filed for chapter 11 relief in order to achieve changes in its financial structure, reducing the Debtor's excessive debt levels and fixed charges (including its obligations to make payments in respect of interest and dividends), to enable the Debtor to continue to implement its revised business strategy and to help assure the Debtor's long-term viability. The Debtor had hoped that it could continue as a viable concern if it were able to (a) substantially reduce its debt service and dividend obligations, (b) eliminate miscellaneous existing and potential litigation, and (c) create an appropriate capital structure. In that regard, on February 16, 1999 the Debtor filed its initial plan and disclosure statement which contemplated a stand alone plan of reorganization. However, prior to holding a hearing to consider approval of the initial disclosure statement, it became apparent that without a dramatic increase in revenues, the Debtor would be unsuccessful in meeting its debt service and operating obligations, even with the reduced debt levels and capital structure proposed in the original plan.

         During the pendency of the Chapter 11 Case, Infinity was approached regarding the possibility of combining a substantial portion of the F.S. Business with that of the Debtor's. Infinity recognized the potential synergy that could be created by a merger of the F.S. Business with that of the Debtor's and began preliminary due diligence in an effort to determine whether such a business combination would in deed benefit the Debtor. As evidenced by the reorganized Debtor's financial statements (prepared by F.S. Management, and attached hereto as Exhibit E) the merger is designed to achieve significant savings and advantages, such that the value of the combined entity is significantly greater than the value of UPET and FSCI standing separately.

The Merger Agreement provides for the merger of FSCI with and into UPC Merger Sub, a newly created wholly owned subsidiary of the Debtor. Pursuant to the Merger Agreement:

         (a) the Debtor and FSCI, with the assistance of Infinity, undertake to obtain up to $23 million of secured financing (the "Merger Financing") to be secured by, the Walk-In Stores,

         (b) FSCI undertakes that it will own, immediately prior to the consummation of the Merger, (i) all of the interests relating to the Gas Stores currently held by the Bared Corporations, (ii) a royalty free license for the use of the Farm Stores(R) name and related trademarks, and (iii) subject to its receipt of $17 Million in net proceeds from the Merger Financing, FSCI will exercise the Toni Option, such that FSCI shall purchase from Isaias Corporations for $17 Million
         (x) all remaining interests in the Walk-In Stores; and (y) ten percent (10%) of the issued and outstanding capital stock of FSG, and

         (c) FSCI's  shareholder will receive,  upon consummation of the Merger,
         (i) 48% of the New UPC Common Stock, (ii) $7 Million principal amount (50% of the authorized and outstanding class) of New UPC Preferred Stock, and (iii) $3 Million in cash.

After the Merger, the reorganized Debtor shall own 100% of the equity interests relating to the Walk-In Stores and a 10% interest in FSG.

In connection with the Merger, the following material agreements will come into effect or remain in effect, as noted:

         (a) The general and administrative personnel of the FS Partnerships will become employed by the reorganized Debtor , which will enter into the Management Agreement (to be filed as a Plan Document).

         (b) The reorganized Debtor and FSG will enter into a royalty free license allowing the reorganized Debtor to use the Farm Stores brands and trademarks.

         (c) FSG and Reorganized Debtor will remain obligated to perform under the Velda Agreement.

         (d) FSG will lease the real estate underlying certain of the Drive-Thru Stores from an affiliate of Bared.

Time is of the essence in order to effect the Merger. As discussed above, the F.S. Business is currently owned by both Bared and Isaias (see "General Information -- Farm Stores"). However, pursuant to the Toni Option, which must be consummated by August 25, 1999, Bared has the ability to acquire Isaias's interest in the F.S. Business. Thus, if the Debtor is unsuccessful in consummating the Plan and acquiring the Merger Financing by August 25, 1999, the Toni Option will expire and neither Bared, the Debtor nor UPC Merger Sub would have the right to acquire the Isaias's interest in the F.S. Business. To insure that it could satisfy the requirements under the Bankruptcy Code regarding the length of notice that must be provided prior to a hearing on the Disclosure Statement and confirmation of the Plan, the Debtor is soliciting votes on the Plan prior to finalizing and executing the Merger Agreement and prior to the completion of its due diligence. Nevertheless, among other things, the Merger Agreement contemplates the Debtor's (and FSCI's) need to complete due diligence and conditions closing of the Merger on the parties' satisfaction with their due diligence investigations and the satisfaction or waiver of the conditions precedent to closing set forth in the Merger Agreement.

         3.       Merger Financing.

         Closing under the Merger Agreement and consummation of the Plan are conditioned upon the Debtors and FSCI's ability to obtain $20 million to $23 million of financing on acceptable terms. To date, the merger financing has not been obtained. The Debtor, Infinity Parties and FSCI and their respective financial advisors are working to and are hopeful that they will be able to obtain the necessary financing on acceptable terms and that the closing under the Merger Agreement can occur by the August 25, 1999 deadline. If, however, sufficient merger financing on acceptable terms cannot be obtained or, if obtained, cannot be closed by August 25, 1999, the Merger Agreement may not close and the Plan may never be consummated.

         J.       Legal Proceedings

         1.       NASDAQ Allegations.

         In 1997, NASDAQ alleged that the Debtor (a) had entered into various consulting agreements with the sole purpose of expanding investor interest in the Debtor's shares, which arrangements are said to have led to a deterioration of stockholder value, (b) facilitated and pursued manipulative transactions in the Debtor's stock, and (c) violated various other NASDAQ rules. Despite the Debtor's vigorous response and objection to NASDAQ's allegations, NASDAQ delisted the Common Stock from the NASDAQ SmallCap Market in December 1997. In the one year prior to the stock being delisted, the stock had a high closing price of $.65625 and a low closing price of $.0625

         2.       TAJ/National.

         In March of 1996, the Debtor was approached by Ronald Berkowitz, a securities promoter in Miami, Florida affiliated with Strategic Holdings Corporation ("Strategic"). Among other things, Berkowitz represented that Strategic could raise substantial capital for the Debtor in private placement transactions that would not adversely affect the market price of the Debtor's common stock. Shortly thereafter, Berkowitz introduced the Debtor to Wilbur Jurdine ("Jurdine"), the president and principal shareholder of TAJ Global Equities, Inc. ("TAJ"). Among other things, Jurdine represented that TAJ had the ability to make a market in the Debtor's common stock. Subsequently, the Debtor issued the Debentures in the aggregate face amount of approximately $27.5 million in a series of substantially similar private placement transactions arranged by Strategic. Shortly after the foregoing private placement in early 1997, the price of the Common Stock began to fall sharply. Believing that the lower prices were not justified, and in an effort to stabilize the market in the shares, the Debtor's Board of Directors authorized a share buy-back program, which was never successfully implemented. In connection with this program, the Debtor deposited some of the proceeds of the Debenture sale with TAJ for use if and when purchases were desired. At that time, the Debtor had engaged TAJ to act as the Debtor's underwriter for a planned offering of Common Stock.

         TAJ, without the Debtor's knowledge or consent, purchased over 3 million shares of the Debtor's stock from its own customers when the price of the shares began to fall. Those purchases were initially made through the TAJ trading account apparently maintained by TAJ for its own trading activities. The shares were subsequently transferred to the account of Strategic for which TAJ had a power of attorney. Strategic, which had assisted the Debtor in connection with the sale of the Debentures and which had a consulting agreement with the Debtor, contends that it did not authorize such transaction and that it did not know they had taken place.

         In order to settle its account with National Financial Services Corp. ("National"), in late August and early September of 1996, TAJ began trying to liquidate its holdings of the Debtor's common stock by selling such stock to TAJ's customers. This additional selling activity created downward pressure on the price of the Debtor's stock however, and TAJ found itself unable to pay or otherwise clear its account with National as the then current price for the Debtor's stock was less than the amount at which TAJ acquired the 3 million shares. When TAJ and Strategic were unable to pay for the shares they had acquired, TAJ and National, TAJ's clearing broker, demanded payment from the Debtor, threatening to summarily liquidate the shares and thereby transform the orderly market in the Debtor's Common Stock into a disorderly market, an action which would have damaged the interests of the Debtor's stockholders. In an effort to prevent such consequences, the Debtor paid for the shares.

         In March 1997, the Debtor commenced a civil action styled United Petroleum Corporation v. TAJ Global Equities, Inc., et al (the "TAJ Action") against TAJ, Mr. Wilbur Jurdine (a principal of TAJ) ("Jurdine") and National, in the United States District Court for the Eastern District of Tennessee (the "Tennessee Federal Court"). In it, the Debtor seeks compensatory and punitive damages arising from a conspiracy to engage in a course of misconduct intended to defraud the Debtor, for conversion of the Debtor's property, and under theories of unjust enrichment, breach of fiduciary duty and other causes of action.

         By Order dated April 22, 1999 (the "April 22 Order") the Tennessee Federal Court dismissed the TAJ Action with respect to TAJ and Jurdine for failure to effect service of process on such entities. Also in the April 22 Order, the Tennessee Federal Court directed the Debtor to show cause why the TAJ Action should not be dismissed as well.

         The Debtor moved for reconsideration of the April 22 Order by Motion dated April 30, 1999. By Order dated May 24, 1999, the Tennessee Federal Court vacated the April 22 Order and reinstated in full the TAJ Action.

         The Debtor believes that its claims and causes of action in this litigation have merit; however, this matter is in its earliest stages, and the timing, amount and likelihood of any recovery for the Debtor are impossible to predict at this time. Additionally, even if the Debtor prevails in the TAJ Action and obtains an award of money damages against one or more of the Defendants therein, it is unclear whether the Debtor would be able to successfully enforce and collect upon such a judgment against these parties. The Debtor expects that any proceeds realized in the TAJ Action will be used either to fund ongoing operations or to reduce the Debtor's principal and interest obligations under its secured borrowing facility. In any event, if the Plan is not consummated, however, it is unlikely that the Debtor will have the wherewithal to prosecute the action.

         3.       Strategic.

         On October 6, 1998, the Debtor was sued by Strategic Holdings Corporation of Miami, Florida. The suit, styled Strategic Holdings Corporation
v. United Petroleum Corporation, was filed in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida. The action seeks damages of approximately $550,000 arising from the Debtor's alleged breach of an agreement. The Debtor believes the claims are without merit. As of the Petition Date, the time for the Debtor to answer or otherwise respond had not occurred. If Strategic's claim are determined to have merit, Strategic would have a General Unsecured Claim.

         4.       Ishmael.

         In June of 1997, the Debtor was sued by Kevin Ishmael, a former employee, alleging that the Debtor had dismissed him improperly. Ishmael obtained a final judgment against the Debtor for back pay and damages totaling $54,422.03. The Debtor has also been ordered to reinstate the employee. This matter has been resolved by the payment of the back pay and damages.

         5.       Unifirst.

         In May of 1997, the Debtor was sued by Unifirst, Inc. ("Unifirst"), a supplier of work uniforms for breach of contract. During the pendancy of the suit, counsel for the Debtor became terminally ill and died. During that period, counsel for Unifirst obtained a default judgment against the Debtor in the amount of $72,844.22. The Debtor then obtained new counsel and petitioned the court to set aside the default judgment. The Debtor believes it has valid defenses to Unifirst's Claims. However, if Unifirst obtains a judgment, its claim would be a General Unsecured Claim.

         6.       In re United Petroleum.

         On May 18, 1998, an involuntary bankruptcy petition, styled In re United Petroleum Corporation d/b/a Jackson-United Petroleum Corporation and Calibur Systems, Inc. was filed in the United States Bankruptcy Court in the Eastern District of Tennessee by three preferred stockholders of the Debtor, Dan Dotan, Ben Golan and Shemulik Zeitoni. This petition was never served on the Debtor, and the petitioners' counsel of record subsequently withdrew and was not replaced. On July 28, 1998, the Debtor filed a motion to dismiss the petition for lack of standing. On September 10, 1998, the plaintiff requested that the court dismiss the petition and on that date the court entered an order dismissing the case.

         7.       Pisacreta/Tucci.

         In March 1997, a putative class action lawsuit (the "Pisacreta Action") was filed by John Pisacreta, a purchaser of the Debtor's Common Stock, in the Tennessee Federal Court, purportedly on behalf of all purchasers who purchased shares of Common Stock during the period of May 1, 1996 through January 16, 1997. This suit was filed against Ronald Berkovitz, Infinity Investors Limited, Dan Dotan, Fairway Capital Limited, Lake Management LDC, Laurel Angela MacDonald, Seacrest Capital Limited and Mohamed Ghaus Khalifa as discussed more fully below. In or around October 1997, Mohamed Ghaus Khalifa and Dan Dotan were dismissed from the Pisacreta Action. In the lawsuit, the plaintiff alleges that the defendants, in acquiring and disposing of certain of the Debentures, participated in a fraudulent and manipulative scheme in violation of certain provisions of the securities laws of the United States. The plaintiff also alleges that the defendants committed fraud and deceit under common law and breached a contract between the defendants and the Debtor. The defendants filed a motion to dismiss the complaint for failure to state a claim upon which relief can be granted. The Tennessee Federal Court granted the motion in part, dismissing one of the two federal securities law claims, as well as the claim for common law fraud. Following a July 16, 1999 hearing before the United States Magistrate Judge for the United States District Court for the Eastern District of Tennessee at Knoxville, an order was entered denying John Pisacreta's request for class certification.

         In November 1997, Lisa Tucci, a purchaser of the Debtor's Common Stock and the daughter of John Pisacreta, filed a putative class action lawsuit (the "Tucci Action") in the Tennessee Federal Court against Clark K. Hunt ("Hunt"), purportedly on behalf of all persons and entities who purchased Common Stock from May 1, 1996 through January 16, 1997. The lawsuit was based on factual allegations identical to those set forth in the Pisacreta Action, described above. The plaintiff claims that Hunt is the controlling person of certain of the purchasers of the Debentures and is secondarily liable under the securities laws of the United States for the violations alleged in the Pisacreta Action.

         In January 1998, the defendant filed a motion to dismiss for failure to state a claim or alternatively to dismiss the complaint for improper venue. In April 1998, the Tennessee Federal Court dismissed the Tucci Action for improper venue. In May 1998, the plaintiff filed a notice of her intent to appeal the court's ruling to the United States Court of Appeals. After the appeal was filed in the Tucci Action, the plaintiff in the Pisacreta Action filed a motion to amend his complaint to add Hunt as a defendant under the theory of controlling person liability. The motion was ultimately granted and Hunt was added as a defendant in the Pisacreta Action. The Debtor believes that the appeal in the Tucci Action has been abandoned and that the order dismissing that matter has become final.

         In December 1998, Hunt answered the complaint in the Pisacreta/Tucci Action and impleaded the Debtor as a third-party defendant, alleging that the Debtor is liable for any claims of the plaintiffs under theories of indemnity and contribution. Thereafter, the Tennessee Federal Court entered an agreed order permitting Infinity, Fairway, and Seacrest to assert similar causes of action against the Debtor. Pursuant to order of the Tennessee Federal Court dated June 3, 1999 the plaintiff's motion to sever the third party claims asserted against the Debtor from the claims asserted against the defendants in the Pisacreta/Tucci Action was granted.

         These parties' claims for indemnification and contribution rest, in the first instance, upon provisions in the Subscription Agreements wherein the Debtor covenanted to indemnify and hold harmless the Infinity Parties in the event the Debtor breached any of the provisions of the Subscription Agreements. While the Debtor vigorously disputes that it has committed any such breach, the Infinity Parties have alleged that the Debtor made certain misrepresentations regarding use of proceeds to induce the Infinity Parties to execute the Subscription Agreements. Additionally, the Infinity Parties allege that to the extent Pisacreta ultimately succeeds on his claim that the Subscription Agreements were non-compliant with Regulation S, the Debtor is liable to indemnify the Infinity Parties for damages arising therefrom. Infinity's claims in this regard stem from the contention that compliance with exemptions to registration is the obligation of the issuer/seller of the securities, not of the Infinity Parties.

         The Debtor denies that it has any obligation for indemnity or contribution to the Infinity Parties in connection with the Piscreta/Tucci Action. However, if the Infinity Parties succeed in their claims for indemnity and contribution against the Debtor, the Debtor would ultimately be liable for all or part of any award rendered in favor of the Plaintiffs in the Pisacreta Action.

         Pisacreta currently has articulated three separate claims pending in the Tennessee Federal Court: (i) alleged violations of the Securities and Exchange Act of 1934 (the "1934 Act") and Rule 10b-5 promulgated thereunder;
(ii) breach of contract; and (iii) controlling person liability against Clark K. Hunt under Section 20(a) of the 1934 Act for the purported violations of Section 10(b) by Infinity. Investors Limited ("Infinity"), Fairway Capital Limited ("Fairway") and Seacrest Capital Limited ("Seacrest").

         With respect to claims arising under Section 10 (b) 5 of the 1934 Act, Pisacreta's claim for market manipulations are based upon allegations that Infinity, Seacrest and Fairway converted their debentures and thereafter sold their holdings of the Debtor's Stock in such a way as to cause an artificial inflation in the price of the Debtor's Stock. The Infinity Parties have asserted that Pisacreta lacks standing to assert claims under Section 10(b) against Infinity, Fairway and Seacrest and that he did not rely on statements of any of the Defendants in the Pisacreta Action in purchasing securities of the Debtor. Assuming that they prevail in the foregoing defense, the Infinity Parties believe that the lack of liability for Infinity, Seacrest and Fairway will similarly dispose of the "controlling person" claim against Clark K. Hunt.

         Pisacreta's breach of contract claim is based on alleged breaches of the Subscription Agreements entered into by and between the Debtor and each of the defendants in the Pisacreta Action (except for Clark K. Hunt). Pisacreta's claims in this regard are largely predicated upon allegations that Fairway and Seacrest are not true offshore entities, such that these parties'
representations in the Subscription Agreements regarding compliance with Regulation "S" were false. In addition, Pisacreta asserts (and the Tennessee Federal Court has ruled) that Pisacreta and all holders of the Debtor's Common Stock are third-party beneficiaries of the Subscription Agreements.

         The Infinity Parties assert that, even if Pisacreta is a third-party beneficiary under the Subscription Agreements (a point the Infinity Parties dispute and expect to appeal), Pisacreta lacks standing to sue the Infinity Parties thereunder because the Debtor -- from whom Pisacreta's rights derive -- has previously released Infinity, Seacrest and Fairway. Finally, the Infinity Parties vigorously dispute the proposition that Infinity, Fairway and Seacrest are not offshore entities.

         Finally, the Debtor believes that the relief sought in the causes of action presently asserted by the plaintiff in the Pisacreta/Tucci Action is derivative in nature and that such claims properly belong to the Debtor. The Debtor believes that the securities law claim asserted in the Pisacreta/Tucci action is not premised on unique harm or injury to any particular stockholder, but rather, is based on the argument that the defendants' conduct improperly diluted the interests of all stockholders. The breach of contract claim is based on the Infinity Parties alleged breach of a contract with the Debtors, not the plaintiffs. As a result, the Debtor believes that the claims asserted in the Pisacreta/Tucci Action belong to the Debtor's chapter 11 estate and that the plaintiffs are stayed from prosecuting the claims. The Pisacreta/Tucci Plaintiff disputes Debtor's characterization of its claims as derivative in nature and believes that the claims asserted in the Pisacreta/Tucci Action are direct claims and not derivative. There can be no certainty that a Court will agree with the Debtor's characterization. Perhaps more importantly, based on the Debtor's assessment of the value of the claims asserted in the Pisacreta/Tucci Action, the Debtor believes that such claims are appropriately resolved pursuant to the settlement contained in Article XIV of the Plan between the Debtor and the Infinity Parties.

         On February 4, 1999, the Debtor commenced an action in the Bankruptcy Court to stay the Tennessee Litigation, and for a determination of whether the claims asserted in such action are derivative in nature. After briefing and a hearing on February 22, 1999, the Bankruptcy Court ruled that it would "not enjoin [the plaintiff]...from pursuing the Tennessee Litigation," but that it would "issue a very modified injunctive order," restricting the prosecution of the Tennessee Litigation to (i) continued prosecution of plaintiff's motion to sever the debtor from the Tennessee Litigation, (ii) continued prosecution of plaintiff's motion to compel production of documents and (iii) continuing plaintiff's efforts to take the deposition of Mr. Clark Hunt. At the February 25, 1999 hearing the Judge also stated that the issue of whether Pisacreta's claims were derivative or direct was "sufficiently subject to serious debate" that he could not conclude that the Debtor was likely to prevail on that issue. Additionally, the Bankruptcy Court specifically ruled that its order would expire on the later of May 25, 1999 or confirmation of the Debtor's Plan. On May 24, 1999, the Debtor moved the Bankruptcy Court for an extension of the preliminary injunctions. On June 14, 1999, the Bankruptcy Court denied the Debtor's motion, freeing the plaintiff to pursue the Tennessee Litigation. Nevertheless if the Plan is confirmed, the claims asserted in the Tennessee Litigation would be channeled into, and so long as the UPC Trust remains funded, could be pursued only against the UPC Trust.

         8.       Dotan/Mantel

         Dan Dotan ("Dotan") and Mantel International Investments, Ltd. ("Mantel") have advised the Debtor that they assert claims against the Infinity Parties related to or arising from the Debentures or the restructuring thereof, which, as discussed under "X. The Plan - B. Classification and Treatment of Claims - 2. Classified Claims - (e) Class 5 - Debenture Claims" with respect to claims asserted against the Debtor, are not Securities claims and are not subject to the channelling injunction into the UPC Trust. Dotan and Mantel have advised the Debtors that they may also assert claims against the Infinity Parties which would constitute Securities Claims, which claims may impact upon the Court's consideration of the proposed Infinity Settlement. No action has been commenced with respect to such asserted claims. Such claims are disputed by the Debtor and Infinity Parties.

                            VI. FINANCIAL INFORMATION

         The Debtor's historical and projected income statements, growth and margin analysis and balance sheets for the years ended December 31, 1997, through December 31, 2002 are attached hereto as Exhibit C and incorporated herein by reference. The combined historical and projected income statements, growth and margin analysis, balance sheets and cash flows for the portion of the F.S. Business which relates to the Walk-In Stores, for fiscal years ended August 29, 1997 through August 29, 2002 along with F.S. Management's discussions of the results of operations are attached hereto as Exhibit D and incorporated herein by reference.

                       VII. BUSINESS PLAN AND PROJECTIONS

         The financial projections for the post-Merger reorganized Debtor, attached hereto as Exhibit E, were prepared by management of the F.S. Business ("F.S. Management"), and reflect F.S. Management's best estimates regarding the expected results of operations, cash flows and financial position of UPC Merger Sub for the years ended August 29, 1999, through August 29, 2002. To the extent that the Financial Projections related to the expected performance of the UPC stores, F.S. Management has relied on information and assumptions provided by the Debtor's management. F.S. Management believes that the basis for the Financial Projections is reasonable, taking into account the purpose for which they were prepared. HOWEVER, THE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE SECURITIES AND EXCHANGE COMMISSION OR THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR FORECASTS. DELOITTE & TOUCHE LLP, THE F.S. PARTNERSHIP'S INDEPENDENT ACCOUNTANTS, HAS NEITHER EXAMINED REVIEWED NOR COMPILED THE FINANCIAL PROJECTIONS AND, CONSEQUENTLY, DOES NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THEM. F.S. Management believes that the Financial Projections are presented on a basis consistent in all material aspects with generally accepted accounting principles as applied to its historical financial statements.

         The Financial Projections are based on numerous assumptions with respect to future events and circumstances, including industry performance, general business and economic conditions and other matters, many of which are beyond management's control. In addition, unanticipated events and circumstances may affect the actual financial results of the reorganized Debtor, which may cause such financial results to differ materially from those set forth in the Financial Projections. The assumptions set forth herein are those that F.S. Management believes are significant to the Financial Projections. F.S. Management believes that such assumptions are reasonable. However, to the extent that the Financial Projections related to the expected operation of the UPC Stores, Debtor's management has provided the information and assumptions relating thereto. Debtor's management believes that its assumptions relating to the UPC stores are reasonable. Nevertheless, accurate forecasting is very difficult due to, among other factors, the effects of unforeseen circumstances on the post-Merger business plans, such as lower levels of consumer demand than anticipated, unfavorable weather conditions and volatility in wholesale fuel prices. Therefore, the assumptions made in forecasting results could prove to be inaccurate, including in particular the following assumptions: in forecasting results post-merger, management assumed that general and administrative expenses would decline, and that F.S. management would successfully negotiate an agreement to sell branded gas products at the Gas Stores, and sales of gas at those stores would increase. A detailed discussion of these and other risks is located in this Disclosure Statement under the heading "Risk Factors to be Considered.

         The approach utilized by F.S. Management in developing the Financial Projections for 2000, 2001 and 2002 involved a "top down" methodology whereby revenues and expenses were estimated on a macro basis by applying overall relationships and expectations about future operating variables. While F.S. Management believes that such an approach is reasonable, the results might differ had F.S. Management utilized a "bottom-up" methodology whereby revenues and expenses were estimated on a micro basis using, for example, detailed departmental budgeting procedures.

         Because the Projections are based on assumptions that may not materialize as anticipated, and because of this choice of approach in forecasting financial results, it is likely that there will be differences between the projected and actual results.
Such differences may be material.

         THE  REORGANIZED  DEBTOR  WILL NOT HAVE  PRIOR  CONSOLIDATED  OPERATING
HISTORY AND DOES NOT EXPECT TO PUBLISH ITS BUDGET OR DISCLOSE PUBLICLY PROJECTIONS OR FORECASTS OF ITS EXPECTED RESULTS OF OPERATIONS, CASH FLOWS OR FINANCIAL POSITION. ACCORDINGLY, THE REORGANIZED DEBTOR DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO (A) UPDATE OR OTHERWISE REVISE FOR THE HOLDERS OF CLAIMS OR INTERESTS PRIOR TO THE CONFIRMATION DATE, THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS (EVEN IN THE EVENT THAT THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE INACCURATE), EXCEPT AS REQUIRED BY APPLICABLE LAW AFTER THE EXPIRATION OF THE PLAN SOLICITATION, (B) INCLUDE ANY UPDATED INFORMATION IN SECURITIES AND EXCHANGE COMMISSION FILINGS, OR (C) OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.

         THE FINANCIAL PROJECTIONS HAVE BEEN PREPARED SOLELY BY F.S. MANAGEMENT AND HAVE NOT BEEN AUDITED OR COMPILED BY OUTSIDE AUDITORS, FINANCIAL ADVISORS OR OTHER ADVISORS. THE DEBTOR AND ITS FINANCIAL ADVISORS ARE STILL COMPLETING THEIR DUE DILIGENCE WITH RESPECT TO THE FINANCIAL PROJECTIONS AND ACCORDINGLY, NEITHER THE DEBTOR NOR ITS OUTSIDE AUDITORS, FINANCIAL ADVISORS NOR ANY OTHER ADVISOR HAS EXPRESSED ANY OPINION, MADE ANY REPRESENTATION OR WARRANTY OR OTHERWISE GIVEN ANY OTHER ASSURANCES WITH RESPECT TO THE ACCURACY OR ADEQUACY OF THE
FINANCIAL PROJECTIONS OR OF THE UNDERLYING ASSUMPTIONS. HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FINANCIAL PROJECTIONS IN DETERMINING WHETHER OR HOW TO VOTE ON THE PLAN OR WHETHER TO ACCEPT THE PLAN.

         THE FINANCIAL PROJECTIONS SHOULD BE READ IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS, LIMITATIONS AND EXPLANATIONS RELATING THERETO AND TO THE CONSOLIDATED FINANCIAL STATEMENTS OF THE REORGANIZED DEBTOR.

         A.       Assumptions - Nature and Limitations of Projections

         The accompanying projected financial statements present, to the best of F.S. Management's knowledge and belief, the reorganized Debtor 's expected financial position as of August 29, 1999 through December 31, 2002, and the results of its operations and its cash flows for the years then ended, assuming consummation of the Plan on August 15, 1999. The projected statements reflect F.S. Management's judgment as of June 15, 1999, the date of these projections, of the expected conditions and management's expected course of action. To the extent that these projections related to the expected performance of the UPC stores, F.S. Management has relied upon the Debtor's management to provide the necessary information and assumptions. Because events and circumstances frequently do not occur as expected, differences between the projected and actual results which may be material, should be anticipated.

         B.       Assumptions - Nature of Operations

         The accompanying projected financial statements include the accounts of the F.S. Partnership which relate to the Walk-In Stores, as well as UPC and its wholly owned subsidiaries, Calibur and Jackson, and give effect to the Plan as discussed elsewhere in this Disclosure Statement. The general assumptions used to prepare the projections include the following:

         1.       Sales.

         Sales are projected for 1999 using 36 weeks actual data and the balance of the year based on historical averages under normal operating conditions. The projection assumes a 4.0%, 3.5% and 3.5% increase in Merchandise Sales in 2000, 2001 and 2002, based on the following planned events: (1) reopening of three casualty stores damaged in recent months by fire and tornado, (2) re-merchandising and remodeling of Farm Stores' convenience stores, similar to a recent successful effort in the Drive-Thru Stores, (3) leasing available space in existing stores to fast food and other food service operators, (4) obtaining a national brand for sales of gasoline at the Gas Stores, and, (5) acquisition of new stores. Fuel Sales are projected to increase 13%, 22% and 3% in 2000, 2001 and 2002 respectively, based on branding of the Gas Stores. This projected increase contributes substantially to the projected financial results, and in particular, to the projected growth in the Walk-In Stores' earnings. Assumed increase in gas earnings accounts for 26% and 71% of the projected increase in the Walk-In Stores' earnings for the fiscal years 2000 and 2001, respectively. F.S. Management has also selected eleven UPC stores for inclusion in the projection, based on an assessment of historical operating performance and an estimate of future profitability. The remainder of the UPC stores is not included in this projection. These stores, together with certain underperforming Walk-In Stores (whose results are also excluded from the projections) will be sold over the projection period. F.S. Management routinely reviews acquisitions of companies with complementary operations and has held discussions with a number of acquisition candidates. The projection does not give effect to these potential acquisitions, despite management's intention to pursue such opportunities when acquisitions are available on favorable terms.

         2.       Cost of Sales.

         Cost of sales are projected using historical percentages, where the UPC properties are adjusted for cost savings measures and overhead reductions as a result of the implementation of a Farm Stores model. Cost of sales should decrease over the period covered by the projection, due to a number of management's initiatives described above in Sales. Branding the Gas Stores is projected to increase margins in this business by increasing the proportion of premium grade gasoline that the Gas Stores sell. This gain in gross margin from non-gas operations is projected from the re-merchandising of the Walk-In Stores units, renegotiating deals with key vendors, revamping some of the stores to emphasize fast food, and by altering pricing structures where applicable.

         3.       Expenses.

         Expenses are projected based on historical amounts and percentages, giving effect to planned reductions in staffing and overhead. The general and administrative burden of the F.S. Business included operating a dairy plant for period prior to October, 1998. Included in the staffing and overhead reductions are $693,721 in UPC overhead eliminations resulting from the consolidation of the F.S. Partnerships and UPC operations and the relocation of the UPC headquarters to Miami. Additionally, management expects to discontinue operations in certain underperforming stores and all of the Jackson operations (oil and gas exploration and development) in 2000, 2001 or 2002. These stores and Jackson's assets will be sold, and the proceeds from the sale will be invested in FSG or used for general corporate purposes, including working capital and debt repayment. The expected synergies of the Merger depend in large part upon the substantial savings in general and administrative expenses the Projections assume will occur.

         4.       Other Income.

         Projected other income includes interest expense, gains or losses estimated on the sale of fixed assets, management fee income, goodwill amortization and miscellaneous income estimated using historical averages.

         5.       Reorganization Expenses.

         Reorganization expenses are projected based on estimates obtained from various professionals expected to assist in the Chapter 11 process.

         6.       Depreciation.

         Depreciation is estimated based on the most recent historical amounts included in the F.S. Partnerships historical financial statements with additional depreciation coming from the UPC stores which will remain in operation. Such amounts are computed using primarily straight line depreciation methodology and estimated useful lives of 7 to 31.5 years for used buildings and improvements, 3 to 7 years for equipment, 3 to 4 years for vehicles and 3 to 10 years for leasehold improvements. All capitalized costs of gas and oil properties are amortized on the unit-of-production method using estimates of proved reserves.

         7.       Capital Expenditures.

         F.S.  Management  believes that  $1,821,000,  $1,121,000 and $1,121,000 will be required in 2000, 2001 and 2002, respectively, to improve and maintain existing locations. This translates to approximately $11,000 per store per year. The 2000 capital expenditures projection includes $700,000 in equipment upgrades to prepare for the branding of the fuel stores.

         8.       Receivables.

         Receivables are projected based on historical sales of 3.2 days.

         9.       Inventory.

         Inventories are projected based on historical turns of 20 times.

         10.      Debt Service and Interest.

         Debt service and interest expense are projected based on the terms of the expected financing under the Merger Financing.

         11.      Effects of Plan Consummation.

         Reorganization transactions are projected as follows:

         Post-Petition Reorganization costs are projected to be at least $500,000, based on estimates provided to management from professionals providing the necessary services and management's estimate of travel, printing and other incidental costs. The majority of these expenses are projected to be paid upon consummation of the Plan.

         As a preliminary step in preparing the Projected Consolidated Financial Statements for the years ending August 29, 2000, 2001 and 2002, F.S. Management has prepared the Unaudited Proforma UPC Balance Sheet as of the Effective Date, an Unaudited Proforma Farm Stores Balance Sheet as of the Effective Date, and an Unaudited Consolidated Balance Sheet for the surviving company, UPC Merger Sub. The Unaudited Proforma Consolidated Balance Sheet, which follows, reflects F.S. Management's projections with respect to the financial position of the Debtor and Farm Stores, assuming: (a) the Debtor meets its projections for the balance of fiscal 1999, (b) Farm Stores meets its projections for fiscal 1999 and (c) the effects of certain transactions that will occur upon consummation of the Plan, assumed to be August 24, 1999.

         Step 1:  UPC Reorganization

         The accounting treatment for the Plan will be in accordance with the accounting principles required by the provisions of the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Pursuant to SOP 90-7, the Company will adopt "fresh start" reporting as of the Effective Date of the Plan. F.S. Management has estimated that the Debtor's reorganization value is equal to the carrying values of the assets at the Effective Date. Liabilities expected to exist as of the Effective Date are stated at the present values of amounts to be paid. Accordingly, the resulting shareholders equity of $24,512,000 is represented by 140,000 shares of New UPC Preferred Stock with an assigned value equal to its liquidation value of $14,000,000 ($100 per share) and 5,000,000 shares of New UPC Common Stock, with an assigned value of $10,512,000 ($2.10 per share). As a result of adopting fresh start reporting upon emerging from Chapter 11 status, the Debtor will have no beginning retained earnings or deficit. In future reporting periods, UPC's financial statements will be presented on a different basis than for prior reporting periods and, therefore will not be comparable with those financial statements prepared before the Plan is confirmed.

         Step 2:  Merger with FSCI

         Immediately prior to the Merger and with $17 Million of the net proceeds of the Merger Financing, FSCI and its affiliates will perform the Toni Agreement. After the reorganization of the Debtor's balance sheet according to the terms of Chapter 11, the reorganized Debtor will merge with FSCI. Upon consummation of the merger and the Toni Agreement: (1) UPC will succeed to all of the assets and liabilities of FSCI and will own or lease 100% of the Walk-In Stores and a 10% equity interest in FSG, the operator of the Drive-Thru Stores;
(2) the shareholders of FSCI will receive (x) approximately 48% of the New UPC Common Stock, (y) 50% ($7 million aggregate liquidation preference) of the New UPC Preferred Stock; and (z) cash in the amount of $3 million; (3) the existing unsecured creditors and equity holders of UPC (including but not limited to UPC's unsecured creditors, equity holders and the Trustee of the litigation settlement trust contemplated by the Chapter 11 plan in the proceedings) will receive approximately 52% of the common stock of UPC; and (4) Infinity will receive, on account of its secured claims against UPC, 50% ($7 million aggregate liquidation preference) of the New UPC Preferred Stock.

         F.S. Management has prepared the Unaudited Proforma Consolidated Balance Sheet as of the Effective Date. Merger-related adjustments to the balance sheets reflective of the above transaction are as follows: (1) write-up of Farm Stores' contributed assets in the amount of $1,900,000 to reflect fair market value; (2) contribution of $3,300,000 in FSG common stock; (3) contribution of deferred tax assets, resulting from UPC net operating loss carryforwards, in the amount of $10,000,000; (4) the issuance of $20,000,000 in debt to (x) pay the $17,000,000 purchase price of Isaias, a non-managing partner of the F.S. Partnerships, and (y) fund the $3 million cash payment due to Bared upon consummation of the Merger; (5) issuance of 140,000 shares of New UPC Preferred Stock and 5,000,000 shares of New UPC Common Stock (having a par value of $0.001 per share); (6) the creation of $14,268,000 in post-transaction goodwill associated with the Merger; and, (7) the conversion of $2,002,281 of retained earnings into paid in capital, thereby reducing the retained earnings balance to zero.

         The Unaudited Proforma Consolidated Balance Sheet is not necessarily indicative of the results which would have actually been obtained had all the transactions referred to above occurred on such dates. The Unaudited Proforma
Consolidated Balance Sheet should be read in conjunction with the Debtor's consolidated financial statements and the notes thereto.

         Additional assumptions on which the Unaudited Proforma Consolidated Balance Sheet is based are set forth as follows:

         (a) Represents F.S. Management's assessment of the write-up to fair market value of the Farm Stores contributed assets.

         (b)  Represents goodwill created through the merger

         (c) Represents the present value of the UPC net operating loss carryforward contributed to UPC Merger Sub.

         (d)  Represents the value of 10% of the stock of FSG.

         (e) Represents new debt secured upon the assets of UPC Merger Sub to effect the Merger Financing.

         (f) Represents the New UPC Preferred Stock issued according to the terms of the Plan and the Merger Agreement.

         (g) Represents the New UPC Common Stock issued according to the terms of the Plan and the Merger Agreement.

         12.      Taxes.

         In connection with the reorganization transactions discussed in 11 above, Debtor's management estimates that there will be a gain on the reorganization of approximately $975,000 on the conversion of the Debentures and accumulated interest. The projections assume that any such gain will be offset by net operating loss carryforwards. As discussed elsewhere in this Disclosure Statement, UPC Merger Sub's net operating loss carryforwards subsequent to the reorganization may be subject to disallowance. For purposes of these projections, no part of the potential net operating loss carryforwards that may be retained by UPC have been utilized in the years ending December 31, 2000, 2001 and 2002. Income taxes for the years ending August 29, 2000, 2001 and 2002 have been projected using tax rates effective as of the date of the projections. Deferred taxes are provided for the estimated accumulated temporary differences due to basis differences for assets and liabilities for financial reporting and income tax purposes. The projected differences are primarily due to different financial reporting and tax methods for depreciation and amortization.

         13.      Effects of Chapter 11 Case.

         It has been assumed that no adverse effects will result from the commencement of the Chapter 11 Case. It is possible that sales (and, accordingly, earnings) would decline during pendancy of the Chapter 11 Case and that UPC Merger Sub would be unable to recover such lost sales (and earnings) during any future period.

                   VIII. VALUATION OF THE NEW UPC COMMON STOCK

         The valuation information contained herein is not a prediction or guarantee of the future trading price of the New UPC Common Stock to be issued under the Plan. The trading price of securities issued under a plan of reorganization is subject to many unforseeable circumstances and therefore cannot be accurately predicted. In addition, the actual amount of Allowed Claims and Interests could materially exceed the amounts estimated by the Debtor for purposes of valuing the anticipated percentage recoveries by the holders of such Claims and Interests. As noted below, the valuation of New UPC Common Stock is based on the average projected EBITDA for 2000-2001, and there can be no assurance that the trading market for the New UPC Common Stock will give effect to this analysis. Accordingly, no representation can be or is being made with respect to whether such percentage recoveries will actually be realized by the holders of Allowed claims and Interests.

         In connection with certain matters relating to the Plan, F.S. Management determined that it was necessary to estimate the value of the New UPC Common Stock as of the Effective Date. Accordingly, F.S. Management has performed certain analyses and estimated the value for the New UPC Common Stock to be issued under the Plan. Specifically, the valuation was developed for purposes of (a) evaluating the relative recoveries of holders of claims and Equity Interests, and (b) evaluating whether the Plan meets the "best interests of creditors" test under section 1129(a)(7) of the Bankruptcy Code.

         In preparing its analysis, F.S. Management and its financial advisors considered, among other factors: (1) "comparable company analysis" which consisted of reviewing net income, EBITDA and other statistics of selected publicly traded companies deemed similar to the reorganized Debtor; (ii) "comparable transaction analysis," which consisted of reviewing valuation multiples of consolidated net income, consolidated EBITDA and store-level EBITDA achieved typically in transactions involving sales of control ownership positions by multi-store operators in the convenience store industry; (iii) the likely present value of the net operating loss carry forwards held by the Debtor; and (iv) the estimated value of the 10% stake the Debtor will hold in Farm Stores Grocery, Inc., a chain of approximately 108 drive-through specialty grocery stores. In its comparable company analyses, management considered the stock market valuations of such growth-oriented convenience store operators as Casey's General Stores and The Pantry. For the comparable transactions analyses, F.S. Management's valuation assumptions were based on their judgment and experience gained from analysis of a number of comparable control transactions in the industry, rather than relying on a small set of specific transactions. In control transactions in the Debtor's industry, valuations are often based on "store-level" earning power rather than consolidated net income or cash flow. Because of the difficulty of obtaining store-level profitability data in transactions involving publicly traded suitors and targets, F.S. Management felt it was better to rely on its knowledge of valuations seen in those (typically private) transactions where F.S. Management could accurately observe store-level profitability data. Each analysis valued both the enterprise value and the value of the New UPC Common Stock. The enterprise value is equal to the market value of the Common Stock plus the value of the New UPC Preferred Stock (plus accrued dividends) plus the market value of interest-bearing liabilities (including accrued interest) less cash and marketable securities.

         In summary, F.S. Management's estimate of the value of the New UPC Common Stock was arrived at in the following manner:

                      (in thousands, except per share data)

Fiscal 2000 estimated EBITDA                               $       5,257
Fiscal 2001 estimated EBITDA                               $       8,539
                                                            ------------
Average                                                    $       6,898<F1>
EBITDA multiple assumed                                    $         6.0<F2>
                                                            ------------
Enterprise value of Debtor's
  convenience store operations                             $      41,385
Estimated value of Debtor's 10%
  share of Farm Stores Grocery, Inc.                       $       3,300
Estimated present value of tax
  Shelter from Debtor's                                    $       8,878<F3>

Total enterprise value                                     $      53,566

Subtract:       post transaction debt                      $      20,738
                preferred stock face value                 $      14,000
                                                            ============

Equity value                                               $      18,828
                                                            ============


Common shares outstanding                                  $       5,000

Estimated value per common share                           $        3.77

Notes:

<F1> An average  of the next two fiscal  years is used  because  fiscal  1999 is anticipated to be a transition year where the benefits of combining the two businesses and of branding the Gas Stores will not be fully realized. Fiscal 2000's projected earning power should capture both the benefits of the merger and the full impact of a fuel branding program expected to commence in the first calendar quarter of 2000. An average of the two
     EBITDA figures is more appropriate for comparisons with public companies than simply using 2001 projected data, as the most distant earnings estimates published by securities analysts for comparable public companies are for the year ending December 31, 2000.

<F2> The assumed  EBITDA-based  valuation  multiple used in this  analysis,  6.0 times, represents a modest discount to the average multiple of 2000 EBITDA data for comparable public companies.

<F3> The  present  value  of  the  tax  shelter  associated  with  the  Debtor's approximately $30 million NOL carryforwards assumes utilization of the NOL of $1,603,000; $5,899,000; $9,977,000; $9,977,000 and $2,500,000 in years 1 through 5, respectively.

         Estimates of reorganization value do not purport to be appraisals nor do they necessarily reflect the values that may be realized if assets are sold in arm's length transactions between buyers and sellers. The estimates of value herein represent hypothetical reorganization values that were developed solely for the purposes cited above. Such estimates reflect computations of the estimated equity values of the Debtor though application of various valuation techniques and do not purport to reflect or constitute appraisals of the actual market value that may be realized through the sale of the New UPC Common Stock to be issued pursuant to the Plan, which may be significantly different from the amounts set forth herein. The valuation of the New UPC Common Stock is subject to uncertainties and contingencies, all of which are difficult to predict.

         The actual market price of the New UPC Common Stock at the time of issuance will depend upon prevailing interest rates, market conditions, the conditions and prospects, financial and otherwise, of the reorganized Debtor, including the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. The actual market price of the New UPC Common Stock may be affected by the reorganized Debtor's performance during the pendency of the Chapter 11 Case or by other factors not possible to predict.

         Many of the analytic assumptions upon which the valuations are based are beyond the control of the reorganized Debtor and F.S. Management, and accordingly, there will be variations between such assumptions and the actual results. These variations may be material. The New UPC Common Stock is likely to trade at values that differ from the amounts assumed herein, and which differ from the common shareholders' equity per share shown in the financial/exhibits attached hereto. In the event that the estimated value of the reorganized Debtor is different from the actual trading market value after the Effective Date, actual recoveries realized by one or more of the classes of the claims or Equity Interests may be significantly higher or lower than estimated in this Disclosure Statement.

         F.S. Management believes that the Projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgment as to the future operating and financial performance of the Debtor. Accordingly, the valuation herein assumes that the operating results projected by F.S. Management will be achieved in all material respects. However, no assurance can be given that the projected results will be achieved. In particular, the projected results include assumed substantial increases in gas revenues and decreases in general and administrative expenses, which combine to create substantially more earnings than the F.S. Business and the Debtor have realized in the past. Thus to the extent that the valuation is dependent upon the reorganized Debtor's achievement of the projections, the valuation must be considered speculative.

         The summary set forth above does not purport to be a complete description of the analysis performed by the F.S. Management. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description. In performing its analysis, numerous assumptions were made with respect to industry performance, business and economic conditions, and other matters. The analyses contained herein are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

         As a result of the analyses, reviews, discussions, consideration and assumptions summarized herein, F.S. Management believes that the value of the New UPC Common Stock is equal to $3.77 per common share. This estimate is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available as of, the date of this Disclosure Statement. Although subsequent events may affect the conclusions, F.S. Management has no obligation to update, revise or reaffirm its estimate of its reorganized value.

         By way of comparison, based upon the pro forma balance sheet attached hereto as Exhibit E, the common stock will have a book value of approximately $2.00 share.

                             IX. THE CHAPTER 11 CASE

         A.       Commencement of the Chapter 11 Case

         On January 14, 1999 (the "Petition Date"), the Debtor commenced this Chapter 11 Case by filing a voluntary petition for protection under the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, the Honorable Peter J. Walsh presiding.

         B.       Continuation of Business After the Petition Date

         Since the Petition Date, the Debtor has continued to operate its business and manage its property as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. During the period immediately following the Petition Date, the Debtor sought and obtained authority from the Bankruptcy Court with respect to a number of matters deemed by the Debtor to be essential to its smooth efficient transition into chapter 11 administration and to stabilize its operations.

         In addition to seeking entry of the Cash Collateral Order, shortly after the commencement of the Chapter 11 Case, the Debtor has sought certain additional orders, including the following: (a) orders authorizing the retention of professionals (including accountants and attorneys) in connection with the Chapter 11 Case, (b) an order authorizing the Debtor to maintain its prepetition bank account and to continue use of existing business forms and existing books and records (c) an order authorizing the payment of certain payroll taxes, and
(d) an order extending the Debtor's time to file its schedules of assets and statement of financial affairs.

         On February 4, 1999, the Debtor commenced an action in the Bankruptcy Court to stay the Tennessee Litigation, and for a determination of whether the claims asserted in such action are derivative in nature. After briefing and a hearing on February 25, 1999, the Bankruptcy Court preliminarily enjoined the plaintiff in the Tennessee Litigation from continuing to prosecute its action in the Tennessee Federal Court in any way except (i) continued prosecution of plaintiff's motion to sever the Debtor from the Tennessee Litigation, (ii) continued efforts to take certain document discovery and (iii) continuing Plaintiff's efforts to take the deposition of Mr. Clark K. Hunt. Additionally, the Bankruptcy Court specifically ruled that its order would expire on the earlier of May 25, 1999 or confirmation of the Debtor's Plan. On May 24, 1999, the Debtor moved the Bankruptcy Court for an extension of the preliminary injunctions. On June 14, 1999, the Bankruptcy Court denied the Debtor's motion, freeing the plaintiff to pursue the Tennessee Litigation. Nevertheless if the Plan is confirmed, the claims asserted in the Tennessee Litigation would be channeled into, and so long as the UPC Trust remains funded, could be pursued only against the UPC Trust.

         C.       Representation of the Debtor

         Shortly before the Petition Date, the Debtor retained and has since been represented by the law firm of Young Conaway Stargatt & Taylor, LLP located at Rodney Square North, 11th Floor, P.O. Box 391, Wilmington, Delaware 19899-0391, as bankruptcy counsel. Additionally, the Debtor has retained and is represented by the law firm of Wood, Exall & Bonnet, L.L.P. who serves as special corporate and securities counsel. The Debtor has also retained the accounting firm, J.H. Cohn as its financial advisor.

                                   X. THE PLAN

         A.       General

         THE FOLLOWING IS A SUMMARY OF CERTAIN MATTERS CONTEMPLATED TO OCCUR EITHER PURSUANT TO OR IN CONNECTION WITH THE CONSUMMATION OF THE PLAN. THIS SUMMARY HIGHLIGHTS CERTAIN OF THE SUBSTANTIVE PROVISIONS OF THE PLAN, AND IS NOT, NOR IS IT INTENDED TO BE, A COMPLETE DESCRIPTION OR A SUBSTITUTE FOR A FULL AND COMPLETE REVIEW OF THE PLAN. STATEMENTS REGARDING PROJECTED AMOUNTS OF CLAIMS OR DISTRIBUTIONS (OR VALUE OF SUCH DISTRIBUTIONS) ARE ESTIMATES BASED UPON CURRENT INFORMATION AND ARE NOT REPRESENTATIVE AS TO THE ACCURACY OF THESE AMOUNTS. FOR AN EXPLANATION OF THE BASIS FOR, LIMITATIONS OF, AND UNCERTAINTIES RELATING TO THE VALUE OF THE STOCK TO BE ISSUED UNDER THE PLAN, SEE THE SECTION VIII OF THIS DISCLOSURE STATEMENT ENTITLED "VALUATION OF THE NEW UPC STOCK." THE DEBTOR URGES ALL HOLDERS OF CLAIMS AND INTERESTS AND OTHER PARTIES IN INTEREST TO READ AND STUDY CAREFULLY THE PLAN, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT A.

         Section 1123 of the Bankruptcy Code provides that a plan of reorganization must classify claims against and equity interests in a debtor. Although the Bankruptcy Code gives a debtor significant flexibility in classifying claims and interests, section 1122 of the Bankruptcy Code requires that a plan of reorganization may only place a claim or an interest into a class containing claims or interests that are substantially similar to such claim or interest.

         The Plan designates six Classes of Claims and two Classes of Interests. These Classes take into account the differing nature and priority of Claims against and Interests in the Debtor. In addition, Administrative Expense Claims and Priority Tax Claims are not classified for purposes of voting or receiving distributions under the Plan, as is permitted by section 1123(a)(1) of the Bankruptcy Code. Rather, all such Claims are treated separately as Unclassified Claims.

         The Plan provides different treatment for each class of Claims and Equity Interests. Only holders of Allowed Claims or Equity Interests are entitled to receive distributions under the Plan. Allowed Claims are Claims that are not in dispute, are not contingent, are liquidated in amount, and are not subject to objection or estimation.

         In accordance with the Plan, unless otherwise provided in the Plan or the Confirmation Order, the treatment of any Claim or Equity Interest under the Plan will be in full satisfaction, settlement, release, and discharge of and in exchange for such Claim or Equity Interest.

         Article 2 of the Plan classifies the Claims against and Equity Interests in the Debtor. Article 4 of the Plan provides for the treatment of Claims and Equity Interests. Article 5 of the Plan provides for the treatment of unclassified Claims. The following discussion summarizes the classification scheme and treatment method proposed by and for the Debtor and is qualified in its entirety by the terms of the Plan, which is attached hereto as Exhibit "A", and which should be read carefully by you in considering whether to vote to accept or reject the Plan.

         B.       Classification and Treatment of Claims and Interests

         If the Plan is confirmed by the Bankruptcy Court, each holder of an Allowed Claim or Allowed Interest in a particular Class will receive the same treatment as the other holders in the same Class of Claims or Interests, whether or not such holder voted to accept the Plan. Moreover, upon confirmation, the Plan will be binding on all creditors and stockholders of UPC regardless of whether such creditors or stockholders voted to accept the Plan. Such treatment will be in full satisfaction, release and discharge of and in exchange for such holder's respective Claims against or Interests in UPC, except as otherwise provided in the Plan.

         1.       Unclassified Claims.

         The Bankruptcy Code does not require classification of certain priority claims against a debtor. In this case, these unclassified Claims include Administrative Expense Claims and Priority Tax Claims.

                  (a) Administrative Expense Claims. An Administrative Expense Claim is any cost or expense of administration of the Chapter 11 Case incurred by UPC (or its Estate) on or after the Petition Date and before the Effective Date, and which is entitled to and allowed priority under Section 503(b) of the Bankruptcy Code. These Claims include, without limitation, any reasonable, actual and necessary costs and expenses of preserving the Estate and operating the business of UPC during the Chapter 11 Case. In the present case, Administrative Expense Claims are primarily composed of professional fees and costs, which the Debtor has estimated will be at least $500,000.

                  Each holder of an Allowed Administrative Expense Claim shall receive (i) the amount of such holder's Allowed Administrative Expense Claim in one cash payment on the Distribution Date, or (ii) such other treatment as may be agreed upon in writing by UPC and such holder; provided, that an Administrative Expense Claim representing a liability incurred in the ordinary course of business of UPC may be paid at UPC's election in the ordinary course of business by UPC.

                  Certain Claims which may have accrued before the Petition Date or may accrue after the Petition Date, but arise out of executory contracts with UPC made before the Petition Date, and which would ordinarily be treated as General Unsecured Claims, may constitute Administrative Expense Claims as a result of the Debtor's assumption, pursuant to section 365 of the Bankruptcy Code, of the agreement giving rise to the Claim. Because the Plan provides that Claims in Class 4, consisting of General Unsecured Claims, are unimpaired, the distinction is de minimis. Accordingly, holders of such Claims may elect not to apply for treatment of such Claims as Administrative Expense Claims. Regardless of the class into which any such postpetition Claim is placed, any such postpetition Claim that is considered to be for "services or for costs and expenses in or in connection with the Chapter 11 Case, or in connection with the Plan and incident to the case," must be approved by or be subject to the approval of the Bankruptcy Court as reasonable.

                  (b) Priority Tax Claims. A Priority Tax Claim is that portion of any Claim against UPC for unpaid taxes which is entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code. UPC believes that it was substantially current on its tax obligations at the time of commencement of the Chapter 11 Case. Accordingly, UPC anticipates that Priority Tax Claims will be less than $40,000.

                  Pursuant to the Plan, each holder of an Allowed Priority Tax Claim shall receive from the Debtor in full satisfaction of such holder's Allowed Priority Tax Claim, (i) the amount of such holder's Allowed Claim, with Post-Confirmation Interest thereon, in equal annual cash payments on each anniversary of the Distribution Date, until the sixth anniversary of the date of assessment of such Claim (provided that the Debtor may prepay the balance of any such claim at any time without penalty); (ii) a lesser amount in one cash payment as may be agreed upon in writing by the Debtor and such holder; or (iii) such other treatment as may be agreed upon in writing by the Debtor and such holder.

         2.       Classified Claims.

         The following describes the Plan's classification of the Claims and Interest that are required to be classified under the Bankruptcy Code and the treatment that the holders of Allowed Claims or Allowed Interests will receive for such Claims or Interests:

                  (a) Class 1 -- Priority Non-Tax Claims. A Priority Non-Tax Claim is any Claim against UPC for an amount entitled to priority under section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim. Such Claims are primarily for employee wages, vacation pay, severance pay, contributions to benefit plans and other similar obligations. The Debtor estimates that the aggregate allowed amount of Priority Non-Tax Claims will be no more than $10,000 on the Effective Date. All holders of Allowed Priority Non-Tax Claims will have all of their legal, contractual and equitable rights reinstated pursuant to the Plan and therefore are unimpaired under the Plan.

                  (b) Class 2 -- Infinity Secured Claim. The Infinity Secured Claim shall be Allowed pursuant to the Plan and on the Effective Date the holder of the Infinity Secured Claim shall receive 70,000 shares of New UPC Preferred Stock in full satisfaction and release of the Infinity Secured Claim.

                  (c) Class 3 -- Secured Claims (Other than the Infinity Secured Claim). This Class includes all Claims that are secured by Liens on any asset of UPC, excluding the Infinity Secured Claim. The Debtor currently believes that the only such Claim is the Secured Claim of the Small Business Administration (the "SBA") with respect to the Marietta, Georgia location. The SBA's Secured Claim is comprised of first and second mortgage loans in the combined principal amount of approximately $908,045 to Calibur, which are secured by real property owned by the Debtor. As of December 31, 1998, the combined balance of the two notes was $930,000, which balance should decrease because monthly payments are being made on the SBA notes by Calibur's tenant on the Marietta, Georgia Property. Each holder of an Allowed Secured Claim shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable, and contractual rights of each holder of a Secured Claim in respect of such Claim shall be fully reinstated and retained as though the Chapter 11 Case had not been filed. Notwithstanding the foregoing, the Debtor and any holder of an Allowed Secured Claim may agree to any alternate treatment of such Secured Claim, which treatment may include preservation of such holder's Lien; provided, that such treatment shall not provide a return to such holder having a present value as of the Effective Date in excess of the amount of such holder's Allowed Secured Claim.

                  (d) Class 4 -- General Unsecured Claims. This Class includes all Claims against UPC that are not secured by a Lien on any asset of UPC, excluding the Debenture Claims and Securities Claims. General Unsecured Claims are composed primarily of trade debt incurred by UPC for goods and services provided before the commencement of the Chapter 11 Case, and other miscellaneous obligations arising from the prepetition operations of UPC's business. The Debtor currently estimates that the allowed amount of such Claims will not exceed $250,000. However, the Debtor has scheduled as disputed approximately $900,000 of unsecured claims and proofs of unsecured claims, which the Debtor likewise disputes, have been filed totaling approximately $2,000,000. Although the Debtor believes that all of the disputed scheduled and filed claims will ultimately be disallowed by the Bankruptcy Court, there can be no assurance that some or all of the disputed scheduled and filed claims will not be allowed by the Bankruptcy Court. The allowance of a substantial portion of such disputed claims would have a deleterious effect on the ability of the Debtor to consummate the Plan, as under the Plan, each holder of an Allowed General Unsecured Claim shall be unimpaired and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights of each holder of an Allowed General Unsecured Claim in respect of such Claim shall be fully reinstated and retained as though the Chapter 11 Case had not been filed.

                  (e) Class 5 -- Debenture Claims. The Debenture Claims shall be Allowed pursuant to the Plan and on the Effective Date each holder of an Allowed Debenture Claim shall receive a Pro Rata Share of 1,750,000 shares of New UPC Common Stock. Infinity or its affiliates will transfer 200,000 shares of the New UPC Common Stock that it receives on account of its Debentures to the UPC Trust; provided, that Infinity or its affiliates shall be entitled to receive one-half (1/2) of any such assets that remain in the UPC Trust, if any, after all distributions have been made by the UPC Trust under the Plan in respect of Allowed Securities Claims. As of January 14, 1999, the outstanding principal amount of (i) the 6% Debentures was $1,324,696 and accrued interest was $97,020, (ii) the outstanding principal amount of the 7% Debentures was $3,549,120 and accrued interest was $532,507, and (iii) the outstanding principal amount of the 18% Debentures was $1,575,000 and accrued interest was $420,117. As of December 31, 1998, the aggregate outstanding principal amount of the Debentures was $6,448,816 and accrued interest was $1,049,694. In addition to the principal and interest owing under the Debentures, Class 5 Debenture Claims also include any other claims arising under or in any way relating to the Debentures, and would include any Causes of Action. The only Debenture Claims filed other than for principal and interest were filed by Dan Dotan and Mantel International Investments, Ltd. ("Mantel"). Dan Dotan filed three claims<F8> in unliquidated amounts (the "Dotan Claims") which assert claims for diversion, recision and failure to convert, arising out of his prior ownership of Debentures. Debtor's records reflect that Dan Dotan holds a Debenture Claim in the amount of $200.00. Additionally, Mantel filed an unliquidated claim for fraud, breach of contract and other causes of action arising out of his ownership of Debentures (the "Mantel Claims"). Debtor's records reflect that Mantel holds no Debenture Claim. Debtor believes the Dotan Claims and Mantel Claim are without merit and the Debtor intends to vigorously contest such Claims. To the extent such claims are allowed by the Court, the total amount of claims in Class 5 will increase and the percentage recovery to holders of Class 5 Claims will be diminished proportionately.

<F8> Additionally,  Dan Dotan filed a claim arising out of his  Preferred  Stock holding which claim, to the extent allowed, will be treated in Class 6.

                  (f) Class 6 -- Preferred Equity Interests. The Preferred Equity Interests shall be Allowed pursuant to the Plan and on the Effective Date each holder of an Allowed Preferred Equity Interest shall receive a Pro Rata Share of 650,000 shares of New UPC Common Stock. As of December 31, 1998, the Class A Preferred Stock had an aggregate liquidation preference of $9,912,000 and a dividend rate of 18%, and the Class B Preferred Stock had an aggregate liquidation preference of $1,833,000 and a dividend rate of 8%. Preferred Equity Interests will be canceled, annulled and extinguished on the Effective Date.

                  (g) Class 7 -- Common Equity Interests. This Class includes all shares of Common Stock outstanding on the Petition Date (which UPC currently estimates to be 30,565,352 shares). All Common Equity Interests (except for Securities Claims) will be canceled, annulled and extinguished as of the Effective Date. Each holder of an Allowed Common Equity Interest as of the Distribution Record Date shall receive (i) a Pro Rata Share of 200,000 shares of New UPC Common Stock, and (ii) the right to receive a Pro Rata Share of one-half ( 1/2) of any assets initially contributed to the UPC Trust pursuant to Sections 7.2 and 7.3 of the Plan, which remain after all distributions have been made by the UPC Trust under the Plan in respect of Allowed Securities Claims.

                  (h) Class 8 - UPC Securities Claims. This class includes all UPC Securities Claims, if any. All UPC Securities Claims shall be liquidated and allowed pursuant to the ADR, together with the Infinity Securities Claims. On the distribution Date, each holder of an Allowed UPC Securities Claim shall receive a distribution from the UPC Trust as provided by the UPC Trust Agreement and the ADR.

         C.       Means for Implementation of the Plan

         1.       Continued Corporate Existence.

         UPC and its subsidiaries, Calibur and Jackson, shall continue to exist after the Effective Date as separate corporate entities, with all corporate powers, in accordance with the laws of the State of Delaware and pursuant to their respective charters and new by-laws (in the Debtor's case, its New Charter and By-Laws which shall become effective upon the occurrence of the Effective
Date).

         The vast majority of the Company's employees are employed by, and the vast majority of the Company's trade creditors are creditors of, Calibur, which operates the Company's car wash, gas station, lube center and convenience store businesses. As a result, because the Company does not contemplate commencing a chapter 11 case for Calibur, the Chapter 11 Case should have no direct impact on the vast majority of the Company's employees or trade creditors. All employees or trade creditors of Calibur and Jackson may continue to transact business with the Company in the ordinary course and the companies intend to pay such claims in the ordinary course during the pendancy of the Chapter 11 Case of UPC.

         The Plan provides that valid Claims of trade creditors are unimpaired; such claims are to be to be paid in full and the holders of any such Claim shall not be required to file a proof of claim or take any other formal action to obtain such payment unless such holder disagrees with the amount scheduled for such Claim by the Company.

         The Debtor intends that, except as may be provided in the Plan, separate motion filed with the Bankruptcy Court, the Merger Agreement or the Management Agreement, salaries, wages, expense reimbursements, accrued paid vacations, health-related benefits, severance benefits and similar benefits of employees of UPC will be unaffected by the Plan. However, after the Effective Date, the employees of the Debtor will become subject to the benefit plans and programs of F.S. Partnerships rather than those of the Debtor. The Plan provides for all UPC employee claims and benefits to be paid or honored no later than the date on or after the Effective Date when such payment or other obligation becomes due and performable.

         2.       Actions Prior to the Effective Date.

         On or prior to the Effective Date (except as otherwise indicated), the following actions shall have been effected:

                  (a) title to the Estate Assets shall vest in UPC, free and clear of all liens, claims, and interests, except as expressly provided in the Plan;

                  (b) pursuant to the Merger Agreement, title to the FSCI Assets shall vest in UPC Merger Sub, and pursuant to the Merger Agreement and the consummation of the Toni Option, UPC Merger Sub will own 100% of the assets consisting of the Walk-In Stores and 10% of the stock of FSG.

                  (c) the management, control, and operation of UPC shall become the general responsibility of the board of directors of UPC, as reconstituted pursuant to the Plan and Merger Agreement,

                  (d) UPC's charter and bylaws shall be amended and restated to provide for, among other things, the implementation of the Plan, UPC's opting out of Section 203 of the Delaware General Corporation Law, a prohibition against the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and restrictions on certain transfers of New UPC Common Stock (See Description of Securities and Instruments to be issued in Connection with the Plan; Common Stock to be Issued Pursuant to the Plan);

                  (e) the Debentures, the A-Note, the B-Note and all related loan, security and other documents, and all existing shares of Common Stock and the Series A and Series B Preferred Stock shall be canceled, annulled, and extinguished;

                  (f) UPC shall issue and distribute 2,600,000 shares of New UPC Common Stock (representing a 52% common equity interest in UPC) as follows: (i) 1,750,000 shares shall be issued to the holders of Allowed Debenture Claims (of which Infinity or its affiliates shall transfer 200,000 shares to the UPC Trust); (ii) 650,000 shares shall be issued to the holders of Allowed Preferred Equity Interests; and (iii) 200,000 shall be issued to the holders of Allowed Common Equity Interests;

                  (g) UPC shall issue and distribute to Infinity 70,000 shares of New UPC Preferred Stock in exchange for the cancellation of the Infinity Secured Claim as specified in the Infinity Settlement Agreement;

                  (h) UPC shall issue and distribute 2,400,000 shares of New UPC Common Stock (representing a 48% common equity interest in UPC), 70,000 shares of New UPC Preferred Stock and $3 Million to the FSCI Shareholder pursuant to the Merger Agreement;

                  (i) except as otherwise provided in the Plan, all promissory notes, share certificates, instruments, indentures, or agreements evidencing, giving rise to, or governing any Claim or Equity Interest shall be deemed canceled and annulled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of UPC under such promissory notes, share certificates, instruments, indentures, or agreements shall be discharged;

                  (j) the UPC Trustee, the Debtor, and the Infinity Parties shall enter into and execute the UPC Trust Agreement, the UPC Trust shall be established, and the property to be transferred to the UPC Trust shall automatically vest in the UPC Trust without further action on the part of the Debtor, Infinity or the UPC Trustee, with the execution, delivery and filing or recording as necessary of appropriate documents of conveyance and physical delivery of such property occurring as soon thereafter as practicable; and

                  (k) all Securities Claims against UPC and the Infinity Parties shall be (i) channeled to the UPC Trust for liquidation pursuant to the ADR resolution procedures established pursuant to the Plan (as attached to the Plan as Appendix II thereto) and satisfied from the assets of the UPC Trust, and (ii) enjoined from being asserted against or collected from UPC or the Infinity Parties.

         3.       Sources and Uses of Funds.

         The Debtor estimates that, on the Effective Date, it will be required to make cash payments totaling up to approximately $20.9 million (i.e., the cash required to pay $3 Million to the FSCI shareholder upon consummation of the Merger, the $17 Million payment under the Toni Option, Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims and General Unsecured Claims). The Company believes that the $23 million Merger Financing it hopes to obtain will be more than adequate to cover its cash obligations under the Plan, as well as to provide UPC with sufficient working capital to meet its ongoing obligations and any additional cash needs after the Effective Date. However, this belief is based on assumptions and projections as to the reorganized Debtor's future performance, including, among other things, projections concerning profit margins that assume certain cost savings resulting from the Merger, and there can be no assurance that the actual performance of the reorganized Debtor, and therefore its ability to cover its cash obligations under the Plan, will be as favorable as projected. See "Business Plan and Assumptions." All Cash necessary for the UPC Trust to make payments to the holders of Allowed Securities Claims shall be obtained from the assets contributed by Infinity to the UPC Trust pursuant to the Plan, or the proceeds thereof.

         4.       Use of Cash Collateral.

         In connection with the issuance of the A-Note and the B-Note, the Company granted Infinity a security interest in substantially all of the Company's assets, including, without limitation, all of the Company's cash. As a result, section 363 of the Bankruptcy Code requires the Debtor to either obtain Bankruptcy Court approval to use such cash or obtain approval of an agreement with Infinity regarding the use of such cash. In that regard, the Debtor has entered into and obtained Bankruptcy Court approval of an agreement with Infinity authorizing the use of cash collateral during the pendancy of the Chapter 11 Case.

         5.       Filing and Execution of Plan Documents.

         On or before five (5) business days prior to the deadline for parties to vote to accept or reject the Plan, UPC shall file with the Bankruptcy Court substantially final forms of the agreements and other documents that have been identified as Plan Documents, which documents and agreements shall implement and be controlled by the Plan. Entry of the Confirmation Order shall (a) ratify all actions taken by the Debtor during the Chapter 11 Case, and (b) authorize the officers of UPC to execute, enter into, and deliver all documents, instruments and agreements, including, but not limited to, the Plan Documents, and to take all actions necessary or appropriate to implement the Plan. To the extent the terms of any of the Plan Documents conflict with the terms of the Plan, the Plan shall control.

         6.       Intercompany Causes of Action.

         Except for valid intercompany payables and receivables between and among UPC, Jackson and Calibur, which shall be unaffected by the Chapter 11 Case, all rights, claims, Causes of Action, obligations, and liabilities between and among UPC and its Affiliates shall be waived, released, and discharged upon the occurrence of the Effective Date.

         7.       Vesting of Causes of Action.

         Because of the exigencies relating to the Merger and in order to minimize administrative expenses so as to maximize distributions to creditors, the Proponent has filed the Plan and this Disclosure Statement on an expedited basis. As a result, the Proponent has yet to undertake and complete a thorough analysis of possible Causes of Action and the potential defendants in respect thereof.

         Except as otherwise provided in the Plan, all Causes of Action assertable by UPC including, without limitation, all Causes of Action assertable pursuant to sections 542, 543, 544, 545, 547, 548, 549, 550, or 553 of the
Bankruptcy Code shall be retained by UPC and shall be vested in UPC upon the occurrence of the Effective Date. Any net recovery realized by UPC on account of such Causes of Action shall be property of UPC.

         Further, without limiting the scope of the above paragraph or the universe of potential defendants, all creditors who received transfers or payments which may be avoidable under Bankruptcy or non-Bankruptcy law, directors and former officers of the Debtor, and advisors to the Debtor (except to the extent expressly released pursuant to the Plan), may be targets in such litigation.

         The entry of the Confirmation Order shall not constitute res judicata or otherwise bar or inhibit the prosecution of Causes of Action by the Debtor.

         8.       Injunction for Indemnities.

         The entry of the Confirmation Order shall constitute a permanent injunction against the prosecution of all claims and causes of action of any Person against the officers, directors, employees and attorneys of UPC, who served in such capacities as of the Effective Date, to the extent such claims or causes of action (a) are based in whole or in part on events occurring on or before the Effective Date, and (b) have been indemnified by UPC Debtor under its charter, its bylaws, applicable state law or as specified by agreement, or any combination of the foregoing. The obligations of UPC to indemnify, reimburse, or limit the liability of such directors, officers, employees, or attorneys against any claims or causes of action as provided in UPC's charter, UPC's bylaws, applicable state law, or specified by agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged to the extent such claims or causes of action are (a) asserted against individuals who served in such capacities on the Effective Date, and (b) based in whole or in part on events occurring on or before the Effective Date.

         Dan Dotan and Mantel have advised the Debtor that they have claims against present or former directors and officers of UPC, on which claims said directors and officers are asserted to be jointly liable with UPC. Dan Dotan and Mantel therefore assert that indemnification by UPC and the proposed injunction in favor of such persons violates 11 U.S.C. section 502(e) and 520(b), which assertion UPC disputes.

         9.       Severance Policies.

         Other than as may be provided for in the Merger Agreement, the Management Agreement or separate motion filed with the Bankruptcy Court prior to entry of the Confirmation Order, all employment and severance practices, policies, and agreements, and all compensation and benefit agreements, plans, policies, and programs of UPC applicable to its directors, officers, or employees, including, without limitation, all savings plans, health care plans, severance benefit plans, incentive plans, employment agreements, workers' compensation programs, and life, disability, and other insurance plans, to the extent in full force and effect on the date of the commencement of the Confirmation Hearing are treated as executory contracts under the Plan, and the Plan constitutes and incorporates a motion to assume all such practices, policies, agreements, plans, and programs pursuant to section 365(a) of the Bankruptcy Code, as modified by the Plan.

         D.       Creation of UPC Trust and Appointment of Trustee

         On the Effective Date, the UPC Trust will be created pursuant to the UPC Trust Agreement for the benefit of all holders of Securities Claims. The UPC Trust shall be administered by an independent trustee who shall be designated by UPC, subject to approval of the Bankruptcy Court. In consideration for the property transferred and the payments made to the UPC Trust pursuant to the Plan, the UPC Trust shall assume all Securities Claims against UPC and the Infinity Parties and indemnify them for any claims for reimbursement or contribution. So long as the property transferred to the UPC Trust has not been exhausted, or if exhausted, replenished by Infinity, the Confirmation Order shall enjoin the holders of Securities Claims (including, without limitation, the Claims asserted in the Pisacreta/Tucci Action to the extent they are not derivative claims belonging to the Debtor) from asserting against, or collecting such claims from, the Infinity Parties and their assets. See "General
Information - Legal Proceedings" and "The Plan-Injunctive Projection for the Debtor and the Infinity Parties."

         As of the Effective Date, UPC shall transfer and assign (or deliver, as applicable) to the UPC Trust in accordance with the UPC Trust Agreement, (1) all Causes of Action of UPC for contribution and indemnity with respect to Securities Claims against any Person, excluding the Infinity Parties, and (2) all of its documents and records relating to the transactions and events that purportedly give rise to Securities Claims, except those documents necessary for the Company's continuing operations.

         As of the Effective Date, Infinity shall transfer and assign (or deliver, as applicable) or cause to be transferred and assigned (or delivered, as applicable) to the UPC Trust in accordance with the UPC Trust Agreement, effective as of the Effective Date, (1) 200,000 shares of New UPC Common Stock, and (2) all Causes of Action of the Infinity Parties for contribution and indemnity with respect to Securities Claims against any Person, excluding UPC, its affiliates and their respective officers, directors, attorneys and representatives.

         As of the  Effective  Date,  the UPC  Trust  shall  (1)  establish  the
Securities Claims Resolution Facility and assume responsibility for the liquidation of all Securities Claims as specified in the ADR, (2) assume the defense of all Causes of Action against UPC and the Infinity Parties that constitute or may give rise to Securities Claims, (3) assume the defense of all Causes of Action against any Person that may give rise to an indemnification liability against the Infinity Parties; and (4) prosecute such Causes of Action, rights, and claims of UPC and the Infinity Parties that have been transferred and assigned to the UPC Trust as the UPC Trustee shall determine is appropriate under the circumstances.

         Any assets initially  contributed to the UPC Trust pursuant to Sections
7.2 and 7.3 of the Plan, that remain after satisfaction of all Allowed Securities Claims and related expenses shall be allocated and distributed in accordance with the Infinity Settlement Agreement 50% to Infinity or its affiliates and 50% to the holders of Allowed Common Equity Interests.

         E. Compromise and Settlement Between and Among the Debtor, the Infinity Parties, and the UPC Trust

         Pursuant to 1123(b)(3)(a) of the Bankruptcy Code, the Plan provides for the settlement of all disputes and controversies between the Debtor, the Infinity Parties, and the UPC Trust. In accordance with Bankruptcy Rule 9019, at the Confirmation Hearing, the Debtor will request that the Bankruptcy Court approve the settlements embodied in Article XIV of the Plan. The evaluation of the settlements by the Bankruptcy Court will entail the consideration of certain factors to determine whether such settlements are in the best interests of the Debtor's estate and its creditors, and should thus be approved. Among the determinative factors to be considered are:

         o    the probability of success in litigation;

         o the complexity of the litigation and the expenses, inconveniences and delays necessarily attendant to prosecution of the litigation;

         o the difficulties, if any, to be encountered in the collection of any judgment that might be obtained; and

         o the interests of the debtor's estate, including those of the creditors and other parties in interest with appropriate deference to the reasonable views expressed by them in relation to the proposed settlement.

         In evaluating proposed settlements, the Bankruptcy Court is not to substitute its judgment for that of the Debtor. Thus, there is a strong initial presumption that the compromises and settlements negotiated by the Debtor are fair and reasonable. Based upon the factors set forth above, the Debtor believes that the proposed settlements fall well within the range of reasonableness and therefore should be approved by the Bankruptcy Court.

         The Plan constitutes a motion pursuant to Bankruptcy Rule 9019 for the entry of an order authorizing and approving the following compromise and settlement between and among the Debtor, the UPC Trust and the Infinity Parties:

         1. For and in consideration of the undertakings and other agreements of the Infinity Parties under and in connection with the Plan and the Infinity Settlement Agreement, as of the Effective Date, the Debtor shall: (a) issue 70,000 shares of New UPC Preferred Stock to Infinity, or its designee; and (b) release the Infinity Parties from any and all Causes of Action arising in whole or in part from conduct or events that occurred prior to the Effective Date (including, without limitation, derivative claims which the Debtor otherwise has legal power to assert, compromise or settle in connection with the Chapter 11
Case), except as otherwise provided in the Plan and the Infinity Settlement Agreement.

         2. For and in consideration of the undertakings and agreements of UPC under and in connection with the Plan and the Infinity Settlement Agreement, as of the Effective Date, the Infinity Parties shall (a) waive and release all of their rights, interests and claims in and under the A-Note and the B-Note, (b) contribute 200,000 shares of New UPC Common Stock to the UPC Trust as provided in Section 7.3 of the Plan, and (c) release the Debtor, and its Affiliates, and their respective past and present directors, officers, employees, agents, sales representatives, and attorneys from any and all Causes of Action arising in whole or in part from conduct or events that occurred prior to the Effective Date, except as otherwise provided in the Plan and the Infinity Settlement Agreement.

         3. As of the Effective Date, the Infinity Parties and the Debtor shall release the UPC Trust and the UPC Trustee from any and all Causes of Action arising in whole or in part from conduct or events that occurred prior to the Effective Date, except as otherwise provided in the Plan and the Infinity Settlement Agreement.

         F.       Injunctive Protection for the Debtor and the Infinity Parties

         Upon approval of the UPC Trust and the Effective Date of the Plan, and subject to the provisions of Section 16.12(b) of the Plan, all Securities Claims otherwise assertable against the Debtor, or the Infinity Parties, shall be channeled and asserted against the assets of the UPC Trust and all persons who have been, are, or may become holders of such claims shall be enjoined from taking any of the following actions against the Debtor or the Infinity Parties (other than actions to enforce rights under the Plan, the Plan Documents, and appeals, if any, from the Confirmation Order):

         1. commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against such party or its assets or property, or its direct or indirect successors in interest, or any assets or property of such transferee or successor (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

         2. enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against such party or its assets or property, or its direct or indirect successors in interest, or any assets or property of such transferee or successor;

         3. creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien against such party or its assets or property, or its direct or indirect successors in interest, or any assets or property of such transferee or successor;

         4. asserting any set-off, right of subrogation or recoupment of any kind, directly or indirectly against any obligation due such party, or its assets or property, or its direct or indirect successors in interest, or any assets or property of such transferee or successor; and

         5. proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan, or the settlements set forth in Article XIV of the Plan, the UPC Trust Agreement or the Infinity Settlement Agreement.

         If, within thirty (30) days after the UTC Trustee files, at any time or from time to time, with the Bankruptcy Court and serve upon the Infinity Parties, a certificate stating that the assets of the UTC Trust have been totally liquidated and distributed and that either (i) additional Allowed Securities Claims exist or (ii) all timely asserted Securities Claims have not yet been liquidated, the Infinity Parties do not make an additional contribution to the UTC Trust in an aggregate amount equivalent to (A) not less than $100,000 (provided that such amount must be at least enough to satisfy all then Allowed Securities Claims in full and provide at least $25,000 to fund the expenses of the UPC Trust in liquidating any remaining Securities Claims) or (B) such lesser amount as may be agreed to by the UTC Trustee, then the UPC Trust and the injunction shall terminate so that all parties that timely asserted Securities Claims that as of that date have not been liquidated and paid in full may pursue such claims directly against the Infinity Parties.

         G. Description of Securities and Instruments to be Issued in Connection With the Plan

         1.       Preferred Stock to be Issued Pursuant to the Plan.

         Under the Plan, UPC will issue 140,000 shares of New UPC Preferred Stock, par value $.01 per share. The New UPC Preferred Stock will be the only preferred stock of UPC issued and outstanding. Each share of New UPC Preferred Stock will have a preference of $100.00 plus accrued and unpaid dividends (the "Preference Amount") upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of UPC. In the event of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of UPC, holders of the New UPC Preferred Stock will be entitled to receive ratably (in proportion to the number of shares of New UPC Preferred Stock held) those amounts or assets available (up to the Preference Amount) after payment or provision for payment of amounts due to holders of all indebtedness or liabilities of UPC, but before any distribution is made to the holders of the New UPC Common Stock. Holders of New UPC Preferred Stock will be entitled to receive cumulative quarterly dividends at the annual rate of approximately 9 percent (9%) of the $100 initial Preference Amount payable in cash out of funds legally available for the payment thereof, or at the option of UPC in New UPC Preferred Stock valued as of the date of payment of such dividends. Each share of New UPC Preferred Stock is redeemable at any time by UPC at the Preference Amount. If there are funds available to redeem a portion of the New UPC Preferred Stock, the redemption shall be carried out on a pro rata basis among all of the holders of the New UPC Preferred Stock. There is no current intention of the Board of Directors to redeem any shares of the New UPC Preferred Stock. If at any time or times dividends on the New UPC Preferred Stock shall be in arrears and unpaid for a total of eight (8) consecutive full quarterly dividend periods, then the number of directors constituting the board of directors, without further action, shall be increased by two (2) and the holders of shares of New UPC Preferred Stock shall have the exclusive right, voting separately as a class, to elect the directors to fill such newly-created directorships.

         2.       Common Stock to be Issued Pursuant to the Plan.

         Under the Plan, there will be 5,000,000 shares of New UPC Common Stock issued and outstanding on the Effective Date, 200,000 of which will be held by the current holders of Common Stock. The relative rights, preferences and limitations of the New UPC Common Stock will be essentially identical to those of the existing Common Stock with the exception of (a) the number of outstanding shares, and (b) changes resulting from the amendments to UPC's charter (i) to opt out of Section 203 of the Delaware General Corporation Law (described below), (ii) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, (iii) to restrict certain transfers of New UPC Common Stock and (iv) to implement the Plan. Shares of New UPC Common Stock may be issued at such time or times and for such consideration (but not less than par value) as the Board of Directors of UPC deems advisable, subject to limitations set forth in the laws of the State of Delaware, or UPC's charter or bylaws. Holders of New UPC Common Stock are not entitled to preemptive or other subscription rights, and are not subject to assessment or further call. Each share of New UPC Common Stock is entitled to one vote on all matters on which holders of common stock are entitled to vote. Holders of New UPC Common Stock are not entitled to convert the shares to any other securities of UPC. Holders of the New UPC Common Stock are entitled to receive such dividends as may be declared, from time to time, by the Board of Directors of UPC out of funds legally available therefor. UPC has the right to, and may from time to time, enter into borrowing arrangements or issue other debt instruments, the provisions of which may contain restrictions on payment of dividends and other distributions on the New UPC Common Stock. The Board of Directors is also authorized to issue shares of preferred stock which could contain provisions restricting the payment of dividends and other distributions on the New UPC Common Stock unless the payment of dividends or other payments with respect to such preferred stock have been paid. UPC's current and proposed indebtedness and preferred stock contain provisions limiting UPC's ability to declare or pay dividends on the Common Stock or the New UPC Common Stock. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of UPC, holders of Common Stock are entitled to receive ratably in proportion to the number of shares held, those amounts or assets available after payment or provision for payment of amounts due to holders of any outstanding preferred stock (including without limitation, the New UPC Preferred Stock) which has been issued with a liquidation preference provision, and of all indebtedness or other liabilities to any other Person.

         Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (a) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation; (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or (c) on or after such date, the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. A "business combination" includes mergers, asset sales, and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. As described above, the Debtor intends to opt out of Delaware General Corporations Law Section 203.

         In order to avoid certain federal income tax consequences caused by certain subsequent ownership changes, the New UPC Charter will contain a "5% Ownership Limitation," effective until the last day of the taxable year of UPC that includes the second anniversary of the Effective Date. (See Certain Federal Income Tax Consequences of the Plan). It is expected that this limitation will provide that no person who beneficially owns, directly or indirectly, five percent or more of the total fair market value of the New UPC Common Stock, or who, upon the purchase, sale, or other transfer of any shares of New UPC Common Stock, would beneficially own, directly or indirectly, or would cause any other person beneficially to own, directly or indirectly, five percent or more of the total fair market value of the common stock of UPC (a "5% Holder"), may sell or purchase any shares of common stock (or any option, warrant or other right to purchase or acquire shares of common stock or any securities convertible into or exchangeable for shares of common stock), except as authorized by the Board of Directors or its designee, subject to the waiver or modification of this restriction by the holders of a majority of the outstanding common stock. The purpose of the 5% Ownership Limitation is to reduce the risk that any change in the ownership of New UPC Common Stock may jeopardize the preservation of federal income tax attributes of UPC for purposes of Section 382 and 383 of the Internal Revenue Code.

         In conjunction with the 5% Ownership Limitation in the New UPC Charter, in order to further reduce the risk that a change in ownership of the New UPC Common Stock will occur that may jeopardize UPC's federal income tax attributes, each certificate representing shares of New UPC Common Stock shall bear a legend in substantially the following form:

         "The shares of New UPC Common Stock represented by this certificate are issued pursuant to the Plan of Reorganization for United Petroleum Corporation, as confirmed by the United States Bankruptcy Court for the District of Delaware. The Corporation's Certificate of Incorporation contains restrictions prohibiting the sale, transfer, disposition, purchase or acquisition of any shares of Common Stock without the prior written authorization of the Corporation's Board of Directors (or its designee) by or to any person (a) who beneficially owns, directly or through attribution (as determined under Section 382 of the Internal Revenue Code of 1986 as amended from time to time (the "Code")), 5% or more of the total fair market value of the then issued and outstanding shares of Common Stock of the corporation, or (b) who, upon the sale, transfer, disposition, purchase or acquisition of any shares of Common Stock of the Corporation would beneficially own, directly or through attribution (as determined under Section 382 of the Code), or would cause another person beneficially to own, directly or through attribution (as determined under Section 382 of the Code), 5% or more of the total fair market value of the then issued and outstanding shares of common stock, if that sale, transfer, disposition, purchase or acquisition would jeopardize UPC's preservation of its federal income tax attributes pursuant to Sections 382 or 383 of the Code; provided however, that for so long as the percentage point changes in ownership of the common stock (as described in Section 382(g)(1) of the
         Code) since the Effective Date do not total more than thirty (30) percentage points, the above restrictions shall be applied by substituting "10%" for "5%". UPC will furnish a copy of its Certificate of Incorporation to the holder of record of this certificate without charge upon written request addressed to UPC at its principal place of business."

         H.       Exemption from Securities Registration for New Securities

         1.  Initial  Issuance  of New UPC  Common  Stock and New UPC  Preferred
Stock.

         Section 1145 of the Bankruptcy Code provides that the securities registration requirements of federal, state and local laws do not apply to the offer or sale of stock, warrants or other securities issued by a debtor (or its successor) if (i) the offer or sale occurs under a plan of reorganization and
(ii) the securities are transferred in exchange (or principally in exchange) for a claim or interest in a debtor. Accordingly, under section 1145 of the Bankruptcy Code, the Debtor believes the issuance of New UPC Preferred Stock to the holder of the Class 2 Claim and the issuance of New UPC Common Stock holders of Class 5, 6, 7 and 8 Claims and Interests pursuant to the Plan is exempt from registration under the securities laws.

         With respect to the distribution of New UPC Common Stock and New UPC Preferred Stock to the FSCI shareholder as merger consideration, Debtor believes such issuance will fall under a private-placement exemption of the securities laws. To the extent it is determined that registration is required, the appropriate documentation will be filed.

         2.       Transfer of Plan Securities.

         Any person  other than the  Debtor  who is not an  "underwriter"  under section 1145 of the Bankruptcy Code or a "dealer" under the Securities Act of 1933, as amended (the "1933 Act"), and who transfers New UPC Preferred Stock or New UPC Common Stock received under the Plan need not comply with the registration requirements of the 1933 Act or under the state "blue sky" laws.

         The term "underwriter," as used in section 1145 of the Bankruptcy Code, includes four categories of persons, which are referred to in this Disclosure Statement as "Controlling Persons," "Accumulators,", "Distributors" and "Syndicators." Dealers and the four types of underwriters are discussed below. EACH PARTY RECEIVING NEW COMMON STOCK PURSUANT TO THE PLAN IS URGED TO CONSULT ITS OWN LEGAL ADVISORS TO DETERMINE WHETHER SUCH PARTY MAY BE DEEMED A DEALER OR UNDERWRITER UNDER THESE DEFINITIONS.

         (a)      Controlling Persons

                  "Controlling Persons" are persons who, after the Effective Date, have the ability, whether direct or indirect and whether formal or informal, to control the management and policies of the reorganized Company. Whether a person has such power depends on a number of factors, including the person's equity in the reorganized Company relative to other equity holders, and whether the person, acting alone or in concert with others, has a contractual or other relationship giving that person power over management policies and decisions. Controlling Persons are permitted to sell or otherwise dispose of New Common Stock only by complying with the registration requirements of the 1933 Act and state "blue sky" laws, or an exemption therefrom.

                  Directors, executive officers and beneficial owners of 10% or more of the outstanding stock of any issuer may be presumed to be controlling persons of that issuer and thus an underwriter for purposes of section 1145 of the Bankruptcy Code. The Debtor believes the Infinity Parties will be considered to be underwriters for purposes of section 1145 of the Bankruptcy Code.

         (b)      Accumulator and Distributors

                  "Accumulators" are persons who purchase a claim against or interest in the Debtor with a view to distribution of any New UPC Preferred Stock or New UPC Common Stock to be received under the Plan in exchange for such claims or interest. "Distributors" are persons who offer to sell New UPC Preferred Stock or New UPC Common Stock for the holders of those securities.

         (c)      Syndicators

                  "Syndicators" are persons who offer to buy New UPC Preferred Stock or New UPC Common Stock from the holders with a view to distribution, under an agreement made in connection with the Plan, with consummation of the Plan or with the offer or sale of securities under the Plan. The Debtors are not aware of any arrangements for the resale of New UPC Preferred Stock or New UPC Common Stock which would make any person a Syndicator.

         (d)      Dealers

                  "Dealers" are persons who engage either for all or part of their time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities. Section 4(3) of the 1933 Act exempts transactions in New UPC Preferred Stock or New UPC Common Stock by dealers taking place more than 40 days after the Effective Date. Within the 40-day period after the Effective Date, transactions by dealers who are stockbrokers are exempt from the 1933 Act pursuant to section 1145(a)(4) of the Bankruptcy Code, as long as the stockbrokers deliver a copy of this Disclosure Statement (and supplements hereto, if any, as ordered by the Court) at or before the time of delivery of New UPC Preferred Stock or New UPC Common Stock to their customers. This requirement specifically applies to trading and other after-market transactions in such securities.

         I.       Market for New Securities

         The Reorganized Debtor intends to apply to have the New UPC Common Stock listed for trading on a national securities exchange. No guarantee can be given that the Reorganized Debtor will be successful in getting the stock listed or that a market for the stock will develop.

         J.       Executory Contracts and Unexpired Leases

         The Plan constitutes and incorporates a motion to reject all prepetition executory contracts, and all prepetition unexpired leases to which the Debtor is a party, except for an executory contract or lease that (1) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court; (2) is specifically designated in the Plan as an executory contract or lease to be assumed; or (3) is the subject of a motion to assume or reject that is pending before the Bankruptcy Court on the Effective Date. The Confirmation Order shall represent and reflect an order of the Bankruptcy Court approving such rejections and assumptions of executory contracts and leases as of the Effective Date.

         UPC currently intends to assume most of the Debtor's executory contracts and unexpired leases in accordance with their terms.

         K.       Other Provisions of the Plan

         1.       Discharge.

         Except as otherwise expressly provided in the Plan or in the Confirmation Order, the confirmation of the Plan will (a) bind all holders of Claims and Interests, whether or not they accept the Plan, and (b) discharge and release UPC, pursuant to section 1141(d)(1) of the Bankruptcy Code, effective on the Effective Date, from any Claim, Interest or any "debt" (as that term is defined in section 101(2) of the Bankruptcy Code) that arose or was incurred before the Confirmation Date, and completely extinguish all liabilities in respect thereof, including, without limitation, any liability of a kind specified in section 502(g) of the Bankruptcy Code, regardless of whether: (i) a proof of the Claim or Interest was filed, or the Interest or Claim was scheduled by UPC, (ii) the Claim or Interest is an Allowed Claim or Allowed Interest, as the case may be, or (iii) the holder of such Claim or Interest voted to accept or reject, or abstained from voting on, the Plan. In addition, except as otherwise provided in the Plan, confirmation of the Plan pursuant to the Confirmation Order will act as a discharge and release, effective as of the Effective Date, as to each holder of a Claim or Interest receiving or entitled to receive any distribution under the Plan in respect of any direct or indirect right, Claim or Interest such holder had or may have had against or in UPC. Except as otherwise provided in the Plan, on and after the Effective Date, every holder of a Claim or Interest shall be precluded and enjoined from asserting against UPC, their respective assets or properties, any further Claim or Interest based on any document or instrument or act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

         2.       Retention and Waiver of Causes of Action.

         Under the Plan, UPC will retain all of its rights, causes of action and defenses under the Bankruptcy Code or similar applicable non-bankruptcy law and retain and reserve all rights and causes of action against or with respect to any Claim left unimpaired by the Plan, excluding such claims, rights and causes of action as are released by UPC pursuant to the Plan.

         3.       Objections to Claims and Interests/Distributions.

         The Plan provides that as soon as practicable, but in no event later than sixty (60) days after the Effective Date (subject to being extended by the Bankruptcy Court upon Motion of the Debtor without notice or a hearing), objections to Claims (except Securities Claims) shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made; provided, that no objection may be filed with respect to any Claim that is or becomes Allowed on or before the Effective Date. After the date of entry of the Confirmation Order, only the Disbursing Agent shall have authority to file, litigate, settle, or withdraw objections to Claims (except for Securities Claims, as to which all disputes regarding existence, amount and treatment shall be resolved pursuant to ADR).

         The Disbursing Agent (or the UPC Trustee, as applicable) may, at any time, request that the Bankruptcy Court estimate any Contested Claim or Equity Interest pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Disbursing Agent (or the UPC Trustee, as applicable) has previously objected to such Claim or Equity Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim or Equity Interest at any time during litigation concerning any objection to any Claim, including during the pendancy of any appeal relating to any such objection. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims or Equity Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         4.       Term of Injunctions or Stays.

         Unless otherwise provided in the Plan, all injunctions or stays provided for in the Chapter 11 Case pursuant to section 105 or 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date will remain in full force and effect until the Effective Date. On the Effective Date, all Persons who have been, are, or may be holders of Claims against or Equity Interests in UPC shall be enjoined from taking any of the following actions against or affecting UPC, its Estate, or its assets and property with respect to such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan and appeals, if any, from the Confirmation Order):

                  (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against UPC, its Estate, or its assets or property, or any direct or indirect successor in interest to UPC, or any assets or property of such transferee or successor (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

                  (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against UPC, its Estate, or its assets or property, or any direct or indirect successor in interest to UPC, or any assets or property of such transferee or successor;

                  (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien against UPC, its Estate, or its respective assets or property, or any direct or indirect successor in interest to any of UPC, or any assets or property of such transferee or successor other than as contemplated by the Plan;

                  (d) asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly against any obligation due UPC, its Estate, or its respective assets or property, or any direct or indirect successor in interest to any of UPC, or any assets or property of such transferee or successor; and

                  (e) proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan or the settlement set forth in Article XIV of the Plan to the extent such settlements have been approved by the Bankruptcy Court in connection with confirmation of the Plan.

         With respect to the Securities Claims, the Plan provides that from and after the Effective Date, any Securities Claim otherwise assertable against the Infinity Parties or UPC (including, without limitation, the Causes of Action asserted in the Pisacreta Action and the Tucci Action, see "Legal Proceedings -- Pisacreta/Tucci Action") shall channel and transfer to the UPC Trust, and all Persons who have been, are, or may be holders of any such Securities Claim shall be enjoined, so long as the UPC Trust is funded, from taking any action against or affecting the Infinity Parties or UPC or their respective assets and property with respect to such Securities Claim (other than actions brought to enforce any rights or obligations under the Plan, the UPC Trust Agreement and the Infinity Settlement Agreement). See "The Plan - Injunctive Protection for the Debtor and the Infinity Parties."

         5.       Release.

         Any consideration distributed under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever against UPC and any of its assets or properties; and, except as otherwise provided in the Plan, upon the Effective Date, UPC shall be deemed discharged and released to the extent permitted by section 1141 of the Bankruptcy Code from any and all Claims, including but not limited to demands and liabilities that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of UPC. As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against UPC at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the prosecution of any action against UPC, or its property, to the extent it relates to a Claim discharged.

         6.       Exculpation.

         None of UPC, Infinity, the F.S. Partnerships, F.S. Management, any of their respective partners, Affiliates, nor any of their respective partners, members, managers, officers, directors, employees, agents, or professionals shall have or incur any liability to any holder of a Claim or Equity Interest for any act, event, or omission in connection with, or arising out of, the dissemination of this Disclosure Statement, or documents prepared in connection herewith, the solicitation of votes with respect to the Plan, the Chapter 11 Case, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct.

         7.       Retention of Jurisdiction.

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Case after the Effective Date as legally permissible, including, but not limited to, jurisdiction to: (a) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims; (b) grant or deny any applications for allowance and payment of any Fee Claim for periods ending on or before the Effective Date; (c) resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which UPC is a party or with respect to which UPC may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to
Article XVI of the Plan to add any executory contracts or unexpired leases to Appendix II of the Plan; (d) ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan, including ruling on any motion filed pursuant to Article XII; (e) decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving UPC that may be pending on or commenced after the Effective Date; (f) enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or this Disclosure Statement, including without limitation the UPC Trust Agreement and the Infinity Settlement Agreement, including to correct any defect, cure any omission or reconcile any inconsistency, except as provided in the Plan; (g) resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the UPC Trust Agreement or any entity's obligations incurred in connection with the Plan or the UPC Trust Agreement, or any other agreements governing, instruments evidencing or documents relating to any of the foregoing; (h) issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan, except as otherwise provided herein; (i) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated; (j) determine any other matters that may arise in connection with or relate to the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or this Disclosure Statement, including without limitation the UPC Trust Agreement, except as provided in the Plan; and (k) enter a Final Decree as contemplated by Bankruptcy Rule 3022.

         8.       Failure of Court to Exercise Jurisdiction.

         If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under or related to the Chapter 11 Case, including matters discussed in "Retention of Jurisdiction" above, the Plan shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

         9.       Payment Dates.

         Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day.

         10.      Successors and Assigns.

         The rights, benefits and obligations of any person or entity named or referred to in the Plan will be binding upon, and will inure to the benefit of, the heir, executor, administrator, successor or assign of such person.

         11.      Payment of Statutory Fees.

         All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court, will be paid on or before the Effective Date. Any such fees incurred after the Effective Date until the Chapter 11 Case is closed, will be paid when due.

               XI. COMPARISON OF RIGHTS IN SECURITIES TO BE ISSUED
             UNDER THE PLAN TO RIGHTS HELD IN PREPETITION SECURITIES

         A.       Comparison of the Rights of Holders of
                  A-Note and the New UPC Preferred Stock

         Under the Plan, Infinity, in its capacity as the holder of the A-Note and the B-Note, will receive 70,000 shares of New UPC Preferred Stock in exchange for its A-Note and B-Note. There are material differences between the rights of the holder of the A-Note and the B-Note and those of the holder of New UPC Preferred Stock, certain of which are summarized as follows:

         1.       Seniority.

         In the event of the liquidation, dissolution, distribution of assets or winding-up of the Company, the holder of the A-Note and the B-Note would be entitled to receive the principal balance of the A-Note and the B-Note together with accrued and unpaid interest prior to distribution to the holders of junior liens in the Company's assets, unsecured debt of the Company, the Preferred Stock or the Common Stock. As a holder of the New UPC Preferred Stock, any distribution of the Preference Amount would be made only after the payment of all secured and unsecured liabilities of the Company, including the payment of any current or future promissory notes incurred in connection with borrowing of funds by the Company.

         2.       Voting.

         The holder of the A-Note and the B-Note has no voting rights except as to such rights as might be granted by statute. The holder of the New UPC Preferred Stock will have no right to vote on any matters, unless if at any time or times dividends on the New UPC Preferred Stock are in arrears and unpaid for a total of eight (8) consecutive full quarterly dividend periods.

         3.       Dividends/Interest Payments.

         The holder of the A-Note and the B-Note is entitled to the payment of interest at the rate of 12% per annum and to repayment of principal on its maturity date. The holder of the New UPC Preferred Stock will be entitled to receive cumulative quarterly cash dividends when, as and if declared by the Board of Directors.

         4.       Conversion.

         The holder of the A-Note and the B-Note is not  entitled to convert the note into any other securities of the Company. The New UPC Preferred Stock shares will likewise not be convertible into any other securities of the Company.

         5.       Security.

         The A-Note and the B-Note is secured by a first lien on substantially all of the assets of Calibur, Jackson and UPC, and is guaranteed by Michael Thomas. The New UPC Preferred Stock will be unsecured and will not be entitled to the benefits of the liens or the guaranties supporting the repayment of the A-Note and the B-Note .

         B.       Comparison of the Rights of Holders of
                  Debentures and New UPC Common Stock

         Under the Plan, the holders of the Debentures will receive shares of New UPC Common Stock in substitution for their Debentures. There are material differences between the rights of the holders of Debentures and those of holders of New UPC Common Stock, certain of which are summarized as follows:

         1.       Seniority.

         In the event of the liquidation, dissolution, distribution of assets or winding-up of the Company, holders of the Debentures would be entitled to receive payment of the principal balance of their Debentures together with accrued and unpaid interest prior to any distribution to either the holders of UPC's preferred stock or common stock. As a holder of New UPC Common Stock, any such distribution would be made only after the payment of all liabilities of the Company and the distribution of the Preference Amount to the holders of any preferred stock (including, without limitation, the New UPC Preferred Stock).

         2.       Voting.

         Holders of Debentures have no voting rights except as to such rights as might be granted by statute. Holders of the New UPC Common Stock have the right to vote on all matters on which holders of common stock are entitled to vote.

         3. Dividends/Interest Payments.

         Holders of the Debentures are entitled to the payment of interest on a quarterly basis, at either the rate of 6%, 7% or 18%. Holders of New UPC Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors. Historically, the Company has not paid dividends on Common Stock and such dividends are not anticipated in the foreseeable future. UPC's indebtedness and preferred securities will impose limitations on UPC's ability to declare or pay dividends on the New UPC Common Stock after the Effective Date.

         4.       Conversion.

         The holders of the Debentures are entitled to convert their Debentures at any time to Common Stock of UPC at the market price (or a discount thereto) of the Common Stock. Holders of New UPC Common Stock are not entitled to convert their shares to any other securities of UPC. The New UPC Common Stock which the holders of the Debentures will receive as a part of the reorganization proposed in the Plan will equal 35% of the issued and outstanding shares of New UPC Common Stock as of the date of the reorganization proposed in the Plan. If all of the Debenture holders were to convert their Debentures to Common Stock of UPC at the present time, the resulting percentage of ownership in Common Stock could be substantially in excess of 35% of the shares of outstanding Common Stock (although UPC does not have a sufficient number of authorized shares of Common Stock to effect such conversion). The Company believes that such conversion would not yield to the holders of the Debentures the other potential benefits anticipated to be gained from the Plan.

         C.       Comparison of the Rights of Holders
                  of Preferred Stock and New UPC Common Stock

         Under the Plan, the holders of the Preferred Stock will receive shares of New UPC Common Stock in substitution for their Preferred Stock. There are material differences between the rights of the holders of Preferred Stock and those of holders of New UPC Common Stock, certain of which are summarized as follows:

         1.       Seniority.

         In the event of the liquidation, dissolution, distribution of assets or winding-up of the Company, holders of the Preferred Stock would be entitled to receive the amount of the liquidation preference payable on each series of Preferred Stock together with accrued and unpaid dividends prior to any distribution to the holders of the Common Stock. The liquidation preference of the Series A Preferred Stock is approximately $9,912,000 and the liquidation preference of the Series B Preferred Stock is approximately $1,813,000. As a holder of New UPC Common Stock, any such distribution would be made only after the payment of all liabilities of the Company and the distribution of the liquidation preference amount to the holders of any outstanding preferred stock (including, without limitation, the New UPC Preferred Stock) and would be shared pro rata with the other holders of New UPC Common Stock.

         2.       Voting.

         Holders of Preferred Stock have no voting rights except as to such rights as might be granted by statute. Holders of New UPC Common Stock have the right to vote on all matters on which holders of common stock are entitled to vote.

         3.       Dividends/Interest Payments.

         Holders of the Preferred Stock are entitled to the payment of cumulative dividends in cash or shares of Common Stock at the rate of 18% per annum for the holders of Series A Preferred Stock and 8% per annum for the holders of Series B Preferred Stock. Holders of New UPC Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors. Historically, UPC has not paid dividends on Common Stock and such dividends are not anticipated with respect to the New UPC Common Stock for the foreseeable future. UPC's indebtedness and preferred securities (including, without limitation, the New UPC Preferred Stock) will impose limitations on UPC's ability to declare or pay dividends on the New UPC Common Stock after the Effective Date.

         4.       Conversion.

         The holders of the Preferred Stock are entitled to convert their shares of Preferred Stock into Common Stock of UPC. The Preferred Stock shares are convertible into shares of Common Stock based on the preference amount at the rate of 1/13th for Series A and 1/15th for Series B per month beginning on July 1, 1997. The price at which the conversions may be effected is the greater of the market price for the Common Stock or a floor price (currently $.50 for Series A and $1.00 for Series B). Shares of the New UPC Common Stock are not convertible into any other securities of UPC. The New UPC Common Stock which the holders of the Preferred Stock will receive as a part of the Plan will equal 13% of the issued and outstanding shares of New UPC Common Stock as of the Effective Date. If all of the Preferred Stock holders were to convert their Preferred Stock into Common Stock at the present time, the resulting percentage of ownership in Common Stock could be in excess of 13% of the shares of outstanding Common Stock (although UPC does not have a sufficient number of authorized shares of Common Stock to effect such conversion). The Company believes that such conversion would not yield to the holders of the Preferred Stock the other potential benefits anticipated to be gained from the Plan.

                   XII. CERTAIN RISK FACTORS TO BE CONSIDERED

         A.       Risks Relating to the Debtor's Financial Condition

         The Debtor has experienced substantial net losses in recent years, with a net loss of approximately $(4,270,000), $(12,138,000) and $(11,572,000) for
the years ended December 31, 1998, December 31, 1997 and December 31, 1996. As of December 31, 1998, the Debtor had current liabilities of $17.4 million and approximately $492,000 of current assets. The Debtor failed to achieve an operating profit from its business operations during 1996, 1997 and 1998. Sales of the Debtor declined from $13.234 million for the year ended December 31, 1996 to $9.721 million for the year ended December 31, 1997 and to $6.179 million for the year ended December 31, 1998. Even if the Plan is approved and the Plan and Merger Agreement are consummated, there can be no assurance that the Reorganized Debtor will not continue to experience losses. The Reorganized Debtor's ability to become profitable and generate cash flow will likely depend upon the success of the Walk-In Stores, the Debtor's ability to raise additional debt or equity capital and to successfully implement its business strategy. There can be no assurance that the Reorganized Debtor will be able to accomplish the foregoing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         B.       Liquidity Risks

         The Debtor is presently in default under the A-Note, the B-Note, its outstanding Debentures and the Preferred Stock. The Debtor ceased paying interest on the Debentures and ceased paying dividends on the outstanding Preferred Stock effective December 31, 1997. Prior to this date, the Debtor had been paying interest on the Debentures and dividends on Preferred Stock via the issuance of shares of Common Stock. As of December 31, 1998, accrued interest on the Debentures totaled $1,026,030 and accrued dividends on the Preferred Stock totaled $2,113,362. In addition, the Debtor is in default under the A-Note and B-Note, which matured by their terms on January 1, 1999. The Reorganized Debtor will remain leveraged even after the consummation of the Merger and the acquisition of Farm Stores, due to the Merger Financing of up to $23 Million. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

         The Plan is intended to convert much of the debt and preferred stock of the Reorganized Debtor into shares of New UPC Common Stock or New UPC Preferred Stock. However, the Debtor's historical capital requirements have been significant and the Reorganized Debtor's future capital requirements could vary significantly and may be affected by general economic conditions, industry trends, the performance of the acquired Walk-In Stores, weather conditions and otherwise, many of which factors are not within the Reorganized Debtor's control. Historically, the Debtor has had difficulty financing its operations due, in part, to its significant losses, and there can be no assurance that the Reorganized Debtor will be able to obtain financing in the future. Even if the Plan is approved and consummated, there can be no assurance that the Reorganized Debtor will not continue to experience losses. The Reorganized Debtor's ability to become profitable and generate cash flow will likely depend upon the performance of the Walk-In Stores, its ability to raise additional debt or equity capital and to successfully implement its business strategy. There can be no assurance that the Reorganized Debtor will be able to accomplish the foregoing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         C. Ability of the Reorganized Debtor to Continue as a Going Concern; Explanatory Paragraph in Auditors' Report

         The Debtor's independent auditors have included an explanatory paragraph in their report for the fiscal year ended December 31, 1997, stating that the consolidated financial statements included in this Disclosure Statement have been prepared assuming that the Reorganized Debtor will continue as a going concern and that the Reorganized Debtor's financial condition raises substantial doubts about its ability to continue as a going concern. The form and content of future auditors' reports (including any explanatory paragraphs the auditors deem necessary) will be based upon, among other factors, the application of their professional judgment to the facts and circumstances related to the Reorganized Debtor and its business at the time any such report is rendered. Accordingly, there can be no assurance that future auditors' reports on the Reorganized Debtor's financial statements will not include explanatory paragraphs relating to uncertainties regarding the Reorganized Debtor's ability to continue as a going concern, even if the Plan is consummated. The existence of an explanatory paragraph may materially adversely affect the Reorganized Debtor's ability to raise additional funds, and its relationships with suppliers and prospective suppliers, restrict ordinary credit terms or require guarantees of payment, and therefore could have a material adverse effect on the Reorganized Debtor's business, financial condition and results of operations.

         D.       Risks Regarding the Financial Projections

         The Financial Projections included elsewhere in this Disclosure Statement were developed by F.S. Management in connection with the planning and development of the Plan, and illustrate the estimated effects of the Plan and certain related transactions on the results of operations, cash flow and financial position of the Reorganized Debtor for the periods indicated. The Financial Projections are qualified by the introductory paragraphs thereto and the accompanying assumptions, and must be read in conjunction with such introductory paragraphs and assumptions, which constitute an integral part of the Financial Projections. The Financial Projections are based upon a variety of assumptions as set forth therein, and the Reorganized Debtor's future operating results are subject to and likely to be affected by a number of factors, including significant business, economic, regulatory and competitive uncertainties, many of which are beyond the control of the Reorganized Debtor; and, accordingly, actual results may vary materially from those shown in the Financial Projections. F.S. Management believes that the industries in which the Reorganized Debtor will be operating are volatile due to numerous factors, including the risks described in "-- Risks Relating to the Company's Business and Farm Stores Business Acquired in the Merger" all of which make accurate forecasting very difficult. Although it is not possible to predict all risks associated with the Financial Projections and the assumptions underlying those projections, there are some risks which F.S. Management is presently able to identify. The Financial Projections assume that all aspects of the Plan, including the Merger and the Merger Financing, will be successfully implemented on the terms set forth in this Disclosure Statement, and that the publicity associated with the bankruptcy proceeding contemplated by the Plan will not adversely affect the Reorganized Debtor's operating results. There can be no assurance that these two assumptions are accurate, and the failure of the Plan to be successfully implemented, or adverse publicity, could materially adversely affect the Reorganized Debtor's business, results of operations and financial condition.

         The Financial Projections also assume that most of the Reorganized Debtor's earnings growth will derive from (a) a branding contract for the Gas Stores, generating substantially increased revenues and profits from gas sales, and (b) substantial savings in general and administrative expenses. As explained in the paragraphs that follow, these two assumptions are subject to various risks that could cause such assumptions to be inaccurate, and therefore the projected earnings growth could fail to occur.

         The Gas Stores historically have relied on sales of non-gas products to produce most of their earnings. Proposed Management of the Reorganized Debtor plans to negotiate an agreement for the sale of branded gas products in the Gas Stores, and the Reorganized Debtor will focus its efforts on increasing sales of gas products at the Gas Stores. The Financial Projections assume that all aspects of this plan to sell branded gas products will be successful, including that the Reorganized Debtor will negotiate an acceptable agreement for the supply of branded gas products and will enjoy a significant increase in sales of branded gas products. However, there can be no assurance that this plan will succeed, and the likelihood that the Reorganized Debtor will be able to consummate a branding arrangement and successfully reorient the Gas Stores to emphasize sales of branded gas products must be considered in light of the difficulties and delays inherent in any such enterprise. For example, it may not be possible to locate a supplier of branded gasoline products to supply those products on terms acceptable to the Reorganized Debtor. Or, assuming an acceptable agreement is made with a branded supplier, sales of the branded gas products may not increase as anticipated, due to factors such as fluctuation in gas prices that decrease consumer demand, inability to compete effectively with other suppliers of branded gas products, changes in laws regulating sales of gasoline products, political events in gas producing nations that reduce the supply of gas products, and other risks relating to this line of business. See "Risks Relating to the Company's Business and Farm Stores' business Acquired in the Merger - Competition; -- Government Regulation; -- Possible Environmental Liabilities and Regulation; -- Volatility of Natural Gas and Oil Prices." If any one or more aspects of this plan to sell branded gas products were to fail, actual results of the Reorganized Debtor could fall far short of the Financial Projections.

         Another significant and untested assumption in the Financial Projections is the projected decline in general and administrative expenses. The projected decline is based upon anticipated cost savings and business synergies resulting from the Merger. Realization of cost savings and synergies could be affected by factors such as unfavorable general economic conditions, unexpected increases in operating costs (including costs that might be incurred in connection with the proposal to sell branded gas products), responses of competitors requiring additional expenditures to compete effectively, and unfavorable regulatory developments. In such case, general and administrative expenses probably would not decrease as projected, thereby negatively impacting the Reorganized Debtor's projected growth and profitability. The projected decline in general and administrative expenses also must be considered in light of the difficulty in combining the business and operations of the Debtor with the F.S. Business. It may not be possible to combine the business and operations of the Debtor and F.S. Business as efficiently as projected. Inefficiencies and difficulties could result from having different potentially incompatible operating practices and systems. Further, personnel problems could result form consolidating personnel with different backgrounds and corporate cultures into one company. As a result, the Reorganized Debtor may not achieve anticipated cost savings and operating efficiencies and may have difficulties in managing, integrating and operating its business post-Merger.

         In summary, it is likely that there will be differences between the forecasted results for the Reorganized Debtor, as set forth in the Financial Projections, and actual results, and that such differences may be material. The Financial Projections assume substantial increases in the reorganized Debtor's earnings above historical results. Because the Financial Projections are subject to significant uncertainties and are based upon assumptions that may not be realized, holders of Impaired Claims and Interests and holders of the Reorganized Debtor's Securities are cautioned not to place undue certainty on these Financial Projections. See "Financial Projections of Certain Financial Data."

         E.       Risks Relating to Certain Debt and Equity Holders

         1.       Risks Particular to Holders of Outstanding Notes.

         Under the Plan, the holder of the A-Note and the B-Note will receive 70,000 shares of New UPC Preferred Stock in substitution for the A-Note and the B-Note. In agreeing to the Plan, the holder of the A-Note will be consenting to the exchange of its interests in a secured senior security, which has a stated interest rate and a liquidation preference over unsecured debt and equity securities, for New UPC Preferred Stock, which will be subordinate to all creditor claims, including trade creditors. There can be no assurance that the value of the shares of New UPC Preferred Stock that are to be issued pursuant to the Plan will equal or exceed the value of the A-Note and the B-Note. See "Comparison of the Rights of Holders of A-Note and the B-Note and the New UPC Preferred Stock."

         2.       Risks Particular to Holders of Debentures.

         If the Plan is confirmed and consummated, holders of the Debentures will receive shares of New UPC Common Stock in substitution for their Debentures. In agreeing to the Plan, holders of the Debentures will be consenting to the exchange of their interests in a senior debt security, which has a stated interest rate, a repayment date and a liquidation preference over equity securities, for shares of New UPC Common Stock, which will be subordinate to all creditor claims, including trade creditors, and the $14,000,000 aggregate liquidation preference rights of the New UPC Preferred Stock. As of the Effective Date, the principal and interest on the Debentures will total approximately $7,500,000.

         3.       Risks Particular to Holders of Preferred Stock.

         If the Plan is confirmed and consummated, holders of Preferred Stock will receive shares of New UPC Common Stock in substitution for their Preferred Stock. In agreeing to the Plan, holders of Preferred Stock will be consenting to the exchange of their shares of a senior equity security, which has a stated dividend rate and a liquidation preference over common equity, for shares of New UPC Common Stock, which will be subordinate to all creditor claims, including trade creditors, and the $14,000,000 aggregate liquidation preference rights of the New UPC Preferred Stock.

         4.       Risks Particular to the Holders of Common Stock.

         If the reorganization proposed in the Plan is confirmed and consummated, existing holders of Common Stock will have their percentage ownership of the common equity of the Reorganized Debtor reduced from 100% of the issued and outstanding common equity to 200,000 shares of New UPC Common Stock, representing approximately 4% of the shares of New UPC Common Stock to be issued and outstanding (assuming conversion of the New UPC Preferred Stock) upon effectiveness of the Plan (assuming conversion of the New UPC Preferred Stock). In addition to the 5,000,000 shares of Common Stock which will be outstanding after the consummation of the Plan (assuming conversion of the New UPC Preferred Stock), the Reorganized Debtor will have an additional 5,000,000 shares of Common Stock that are authorized for future issuance. The New UPC Common Stock will be subordinate to all creditor claims, including the Merger Financing and trade creditors, and the $14,000,000 aggregate liquidation preference rights of the New UPC Preferred Stock.

         5.       No Prior Active Market; Possible Volatility of Stock Price.

         There is no current active market for the Common Stock and there can be no assurance that an active trading market for the New UPC Common Stock will develop or, if developed, that such market will be sustained following the Effective Date or that the market price of the New UPC Common Stock will not decline. While the Debtor intends to apply to have New UPC Common Stock listed for trading on a national securities exchange, there can be no assurance that such request will be granted or that an active trading market for the New UPC Common Stock will develop. The trading price of the Common Stock has been subject to wide fluctuations, and the trading price of the New UPC Common Stock could be subject to wide fluctuations in the future in response to variations in the Debtor's results of operations, as well as developments that affect the industry, the overall economy and the financial markets.

         6.       Control by Principal Stockholder.

         After the Effective Date, the Infinity Parties and the shareholders of FSCI, collectively, will own approximately 84.5% of the outstanding shares of New UPC Common Stock (approximately 36.5% to Infinity and 48% to FSCI). This ownership will give the Infinity Parties and the FSCI shareholder control over any stockholder vote, including a vote for election of all of the members of the Debtor's Board of Directors, a vote for the adoption of amendments to the Debtor's charter and bylaws and a vote for the approval of a merger, consolidation, asset sale or other corporate transaction requiring approval of the stockholders of the Debtor.

         F.       Risks Relating to Confirmation of the Plan

         Section 1129 of the Bankruptcy Code, which sets forth the requirements for confirmation of a plan of reorganization, requires, among other things, a finding by the bankruptcy court (1) that the plan is "feasible" (i.e., that confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor), (2) that all Claims and Interests have been classified in compliance with the provisions of section 1122 of the Bankruptcy Code, and (3) that, under the plan, holders of Claims and Interests within Impaired Classes either accept the plan or receive or retain cash or property of a value, as of the date the plan becomes effective, that is not less than the value such holders would receive or retain if the debtor was liquidated under Chapter 7 of the Bankruptcy Code. See "The Plan--Confirmation of the Plan." Although the Debtor believes that the Plan complies with all relevant requirements for confirmation, there can be no assurance that the Bankruptcy Court will agree without first requiring material modifications which may or may not be acceptable to the Debtor, FSCI, the Infinity Parties and other parties in interest or which would not require a resolicitation of votes on the Plan.

         The confirmation and effectiveness of the Plan are also subject to certain conditions being satisfied on its "Effective Date", which is projected to occur on August 25, 1999. See "The Plan--Conditions to Confirmation." No assurances can be given that these conditions will be satisfied or waived or that any necessary consent will be obtained.

         In the event any Impaired Class of Claims or Interests rejects the Plan, the Bankruptcy Court, pursuant to section 1129(b) of the Bankruptcy Code (the "cramdown" provisions), may nevertheless confirm the Plan at the Reorganized Debtor's request if at least one Impaired Class of Claims has accepted the Plan (with such acceptance being determined without including the acceptance of any "insider" in such Class) and, as to each Impaired Class which has not accepted the Plan, the Bankruptcy Court determines that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such Impaired Class and if all of the other applicable requirement of section 1129(a) of the Bankruptcy Code are met. The Debtor reserves the right to request confirmation pursuant to section 1129(b) of the Bankruptcy Code in the event that any Impaired Class of Claims or Interests rejects the Plan. See "The Plan -- Confirmation of the Plan." If the Plan is not confirmed as a result of the rejection by any Impaired Class of Claims or Interests and the Plan is not confirmed pursuant to section 1129(b) of the Bankruptcy Code, then the Debtor may be required to continue its bankruptcy case without the agreement of its major creditors as to the terms of a reorganization plan, possibly resulting in the complications discussed above.

         G.       Risks Relating to Approval of the UPC Trust

         Bankruptcy Court approval of the UPC Trust and the channeling of all Securities Claims against UPC and the Infinity Parties to the UPC Trust is a condition precedent to Infinity's willingness to support the Plan. Although the Debtor believes that a channeling injunction such as that proposed by the Plan is appropriate and within the equitable power of the bankruptcy courts, it is not certain that the Bankruptcy Court will reach the same conclusion. Further, although it is possible if the Bankruptcy Court denies approval of the channeling injunction, that Infinity will waive such condition, it cannot be certain that the Infinity Parties would be willing to do so. In making its decision whether the UPC Trust and channeling injunction should be approved, it is likely that the Bankruptcy Court will review the following factors: (1) whether the non-debtor has contributed substantial assets to the reorganization;
(2) whether the injunction is essential to reorganization and, without it, there is little likelihood of success; (3) whether the plan provides a mechanism for the payment of the claims of the class or classes affected by the injunction; and (4) whether there is an identity of interest between the debtor and the third party (e.g. an indemnity relationship), such that a suit against the non-debtor either operates as a suit against the debtor or will deplete assets of the estate.

         H. Risks Relating to the Company's Businesses and Farm Stores(R) Business Acquired in The Merger

         1.       Industry and Geographic Concentration.

         The acquired Farm Stores' business, which will be the primary business of the Debtor post-Merger, consists of walk-in convenience stores and drive-thru specialty convenience stores. As a result, a downturn in the convenience store industry could have a material adverse effect on the Debtor's business. Further, both the acquired F.S. Business and the business of Calibur are concentrated geographically (the F.S. Business in Florida; Calibur in Tennessee and Georgia); and it is anticipated that the business of Jackson will be sold subsequent to consummation of the Plan. Operating results in individual geographic markets will be adversely affected by local and or regional economic downturns. Such economic downturns could have an adverse impact on the Debtor's financial condition and results of operations.

         2.       Competition

         The convenience store and retail gasoline industries are highly competitive. The number and type of competitors vary by location. The Debtor will compete with other convenience stores, gasoline service stations, supermarket chains, neighborhood grocery stores, fast food operations and other similar retail outlets, some of which are well-recognized national or regional retail chains with significantly greater resources than Debtor. Key competitive factors will include, among others, location, ease of access, store management, product selection, pricing, hours of operation, store safety, cleanliness, product promotions and marketing. Even assuming the reorganization proposed in the Plan is completed, there can be no assurance that Debtor will be able to compete effectively.

         3.       Government Regulation.

         The Debtor is and will continue to be subject to numerous federal, state and local laws, regulations and ordinances. In addition, various federal, state and local legislative and regulatory proposals are made from time to time to, among other things, increase the minimum wage payable to employees and increase taxes on the retail sale of certain products; in particular, sales of milk, gasoline, tobacco products and alcoholic beverages are subject to extensive regulation. Changes to such laws, regulations or ordinances may adversely affect the Debtor's performance by increasing the costs or affecting sales of certain products at the Debtor's existing stores and the acquired Farm Stores' stores.

         The F.S. Business to be acquired in the Merger sells tobacco and alcoholic beverages where such sales are legally permitted. Sales of tobacco products and alcoholic beverages are regulated by state and local laws. Changes in such laws significantly restricting such sales, or the revocation of any license or permit required to make such sales, could have a material adverse impact on sales and profits. Similarly, the sale of gasoline, including the price charged for gasoline, is subject to extensive regulation. If the Walk-In Stores were required to pay higher prices to purchase gasoline that could not be supported by price increases at the pump, or if due to changes in regulations those stores were to become unable to sell gasoline, it would have a material adverse effect on the Walk-In Stores' sales and profits.

         In recent years, sellers of alcoholic beverages have been held responsible for damages caused by persons who purchased alcoholic beverages from them and who were at the time of the purchase, or subsequently became, intoxicated. There is potential exposure to the Debtor as a seller of alcoholic beverages.

         The F.S. Business sells a significant amount of milk products. Under the Federal Milk Marketing Order program, the federal government and some state agencies established minimum regional prices paid to producers for raw milk. In 1996, the U.S. Congress passed legislation to phase out the Federal Milk Marketing Order program. This program is currently scheduled to be phased out by October 1999. The U.S. Department of Agriculture has also recently proposed changes to this program, including changes in pricing classifications for certain dairy products. It is not known whether the Department of Agriculture will adopt its proposed changes in their current or another form, and what effect any final changes or the termination of this federal program will have on the market for dairy products. In addition, various states have adopted or are considering adopting compacts among milk producers, which would establish minimum prices paid by milk processors, to raw milk producers. It is not known whether new compacts will be adopted or the extent to which these compacts would affect the prices paid for milk

         4.       Possible Environmental Liabilities and Regulations.

         The Debtor is and will continue to be subject to various federal, state, and local environmental, health and safety laws and regulations; in particular, federal and state regulations regarding underground storage tanks and related equipment that apply to acquired walk-in convenience stores selling gasoline. Certain of the more significant federal laws are described below. The implementation of these laws by the United States Environmental Protection Agency ("EPA") and the states will continue to affect the Debtor's operations by imposing operating and maintenance costs and capital expenditures required for compliance.

         The Resource Conservation and Recovery Act of 1976, as amended, affects the Debtor through its substantial reporting, record keeping and waste management requirements. In addition, standards for underground fuel storage tanks and associated equipment may increase operating expenses. The Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), as amended, creates the potential for substantial liability for the costs of study and clean-up of waste disposal sites and includes various reporting requirements. CERCLA could result in joint and several liability even for parties not primarily responsible for hazardous waste disposal sites. The Clean Air Act, as amended, and similar regulations at the state and local levels, impose significant responsibilities on the Debtor through certain requirements pertaining to vapor recovery, sales of reformulated gasoline and related record keeping.

         The gasoline sales operations conducted by the Walk In Stores and Calibur entail certain inherent environmental risks. Each operation utilizes underground storage tanks for its petroleum products. The leakage of underground storage tanks would result in environmental remediation obligations for the Debtor under federal and state environmental laws, could give rise to third party claims, and could result in civil or criminal enforcement actions. The State of Florida has a program for the remediation of environmental contamination from underground storage tanks, and Farm Stores participates in such programs. In accordance with the requirements of such program, Farm Stores carries insurance against certain environmental risks. However, there can be no assurance that the operating results and financial condition of the reorganized Debtor will not be materially adversely affected by environmental liabilities, including increase in premiums and uninsured losses.

         Jackson's business is regulated by certain local, state and federal laws and regulations relating to the exploration for, and the development, production, marketing, pricing, transportation and storage of, oil and natural gas. Its business is also subject to extensive and changing environmental and safety laws and regulations governing plugging and abandonment, the discharge of materials into the environment or otherwise relating to environmental protection. As with any owner of property, Jackson is also subject to cleanup costs and liability for hazardous materials, asbestos or any other toxic or hazardous substance that may exist on or under any of its properties. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on Jackson. Although the reorganized Debtor intends to sell Jackson's assets after the Effective Date, there can be no assurance that its business will not be adversely affected by these matters prior to the sale, or pursuant to any indemnification obligations that may survive a sale of Jackson's assets.

         5.       Volatility of Natural Gas and Oil Prices.

         Revenues generated from the sale of gasoline at the Walk-In Stores and Calibur stores, from the sale of Jackson's oil and gas properties, are highly dependent upon the price of, and supply of and demand for petroleum products and, as to Jackson, natural gas as well. Historically, the markets for petroleum products and natural gas have been volatile and are likely to continue to be volatile in the future. Prices for petroleum and natural gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond the control of the Debtor. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions in the Middle East, the foreign supply of petroleum products and natural gas, the price of foreign imports and overall economic conditions. It is impossible to predict future petroleum products and natural gas price movements with any certainty.

         6.       Drilling Risks.

         The Debtor currently anticipates that it will sell its non-producing oil and gas properties after the Effective Date. Nevertheless, to the extent the Debtor undertakes drilling activities, they involve numerous risks, including the risk that no commercially productive natural gas or oil reservoirs will be discovered. The cost of drilling, completing and operating wells is often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including unexpected drilling conditions or pressure irregularities in formations, equipment failures, accidents, adverse weather conditions and shortages or delays in the delivery of equipment. The Debtor's drilling activities have in the aggregate been historically unproductive and may be unsuccessful in the future and, if unsuccessful, such failure will have an adverse effect on Debtor's future results of operations and financial condition.

         7.      Uncertainty  of Reserve  Information  and  Future Net  Revenue
Estimates.

         There are numerous uncertainties inherent in estimating oil and natural gas reserves and their estimated values, including many factors beyond the control of the producer. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially and such reserve estimates may be subject to downward or upward adjustment based upon such factors. Actual production, revenues and expenditures with respect to Debtor's reserves will likely vary from estimates, and such variances may be material. There can be no assurance that the Reorganized Debtor will be able to sell Jackson's assets for any price related to the book or carrying values of these assets on the Debtor's books.

         8.       Operating Risks of Oil and Gas Operations.

         The oil and gas business involves certain operating hazards such as well blowouts, cratering, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pollution, releases of toxic gas and other environmental hazards and risks, any of which could result in substantial losses to the Debtor. The availability of a ready market for the Debtor's oil and natural gas production also depends on the proximity of reserves to, and the capacity of, oil and gas gathering systems, pipelines and trucking or terminal facilities. In addition, the Debtor may be liable for environmental damage caused by previous owners of property purchased and leased by the Debtor. As a result, liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for development, acquisitions or exploration, or result in the loss of the Debtor's properties. The Debtor does not carry business interruption insurance. The occurrence of an event not covered by insurance could have a material adverse effect on the financial condition and results of operations of the Debtor.

         9.       Dependence on Personnel.

         The business of the Reorganized Debtor will depend upon the ability and expertise of certain key employees, including Mr. Joe Bared and Mr. Carlos Bared. If one or more key employees of the Reorganized Debtor terminate their employment, the Reorganized Debtor's operations could be adversely affected. There can be no assurance that one or more key employees will not resign from employment with the Reorganized Debtor.

         10.      Need For Additional Financing.

         In the event that cash from operations and other available funds prove to be insufficient to fund the Reorganized Debtor's presently anticipated operations, the Reorganized Debtor will be required to seek additional financing. Even if the Reorganized Debtor has no future capital expenditures, the Reorganized Debtor's operations could require more cash than is generated from the Reorganized Debtor's operations and other available funds, in which case the Reorganized Debtor would require additional financing. There can be no assurance that, if additional or replacement financing is required, it will be available on acceptable terms, or at all. Nor can any assurances be given that the Infinity Parties would be willing to refinance or to fund any additional operational requirements of the Reorganized Debtor in the future. Additional financing may involve substantial dilution to the interests of the Reorganized Debtor's then-current stockholders, including the holders of the New UPC Common Stock.

         11.      Legal Proceedings.

         The Debtor is involved in certain legal proceedings as described in "Legal Proceedings." While the Debtor intends to defend such lawsuits, any adverse decisions or settlements and the costs of defending such suits, could have a material adverse effect on the Debtor. In addition, the Debtor has filed a lawsuit seeking the recovery of substantial damages. See "Legal Proceedings -- TAJ/National." This lawsuit is in the early stages and there can be no assurances of the timing or amounts of any recovery. In the event the Debtor is ultimately successful in such lawsuit, the holders of the Common Stock of the Debtor would receive less of the benefits from the recovery, if any, if the Plan is confirmed and consummated. However, if the Plan is not approved, the Debtor would not have sufficient funds to pursue the litigation.

         12.      Year 2000 Compliance.

         Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than twelve months, computer systems and/or software used by many companies will need to be upgraded to comply with such "Year 2000" requirements. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance. Management does not anticipate that the Debtor will incur significant operating expenses or be required to invest heavily in computer systems improvements to be Year 2000 compliant. The occurrence of any of the foregoing could have a material adverse effect on the Debtor's business, operating results or financial condition.

         Although the Debtor believes the software and hardware it uses internally comply with Year 2000 requirements and is not aware of any material operational issues or costs associated with preparing its internally used software and hardware for the Year 2000, there can be no assurances that the Debtor will not experience serious, unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in its internal systems. The occurrence of any of the foregoing could have a material adverse effect on the Debtor's business, operating results or financial condition.

         13. Benefits of Combining the F.S. Business and the Debtor's Business May not be Realized.

         There can be no assurance that the anticipated benefits of merging the Walk-In Stores with the Debtor's business, and the Debtor's investment in the Drive-Thru Stores, will be achieved. Further, any difficulties encountered in the transition and integration of the Walk-In Stores' business with the Debtor's business could have an adverse effect on the profitability of either or both of the Debtor's existing business and the Walk-In Stores. To the extent that the Financial Projections assume earnings growth in the Reorganized Debtor from reductions in general and administrative expenses, the reasonableness of this assumption must be evaluated in light of the above factors.

         14.      Conflicts of Interest; Exculpation and Indemnification.

         The proposed Management Agreement among the reorganized Debtor involves substantial conflicts of interest. The Management Agreement contemplates that the existing management of the F.S. Business will become employed by the reorganized Debtor , and manage UPC as well as FSG, a company in which UPC will have only a 10% equity interest<F9>. The remaining equity in FSG is owned by Bared affiliates. FSG will pay a management fee for UPC's management services under this Agreement. However, the management of UPC will experience conflicts of interest in allocating their time, and the resources of the UPC and FSG, and with respect to agreements that may involve one or the other, or both of such concerns. There can be no assurance that such conflicts will be resolved in favor of UPC. Moreover, the Management Agreement will contain provisions providing exculpation and indemnification for the benefit of (a) the management personnel of UPC, with respect to claims by or in the right of UPC or FSG, and
(b) UPC, with respect to claims by FSG. These provisions will protect these beneficiaries against claims for mismanagement, conflict of interest, and the like, unless it is finally established that such claims arose out of bad faith, or willful misconduct. It is the intended effect of these provisions that UPC and FSG shall have more restricted rights than would exist absent these provisions. There can be no assurance that these provisions will not materially adversely affect UPC and FSG.

<F9> Alternatively,  management  services  may be  provided  through a  separate entity or other means. None of these alternatives will materially effect the economics of the management arrangement.

         15.      Weather Related Risk.

         The largest single source of revenues for Calibur is from the operation of car washes, which represented approximately 46.9% and 44.1% of the Debtor's revenues for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively. These revenues are significantly adversely affected by adverse weather conditions, since car washes are generally utilized less frequently during wet and/or severe freezing weather. During 1997 and the first and second quarters of 1998, the El Nino weather condition produced unusually wet weather, which resulted in decreased usage of the Debtor's facilities and had a negative effect on revenues. Long term weather conditions are difficult, if not impossible, to predict accurately and may have a material adverse effect on the Debtor's results of operations and financial condition.

           XIII. CERTAIN MATERIAL INCOME TAX CONSEQUENCES OF THE PLAN

         THE PLAN AND ITS RELATED TAX CONSEQUENCES ARE COMPLEX. MOREOVER, MANY OF THE INTERNAL REVENUE CODE PROVISIONS DEALING WITH THE FEDERAL INCOME TAX ISSUES ARISING FROM THE PLAN HAVE BEEN THE SUBJECT OF RECENT LEGISLATION AND, AS A RESULT, MAY BE SUBJECT TO AS YET UNKNOWN ADMINISTRATIVE OR JUDICIAL INTERPRETATIONS. THE DEBTOR HAS NOT REQUESTED A RULING FROM THE IRS WITH RESPECT TO THESE MATTERS. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN AS TO THE INTERPRETATION THAT THE IRS WILL ADOPT. THERE ALSO MAY BE STATE, LOCAL OR OTHER TAX CONSIDERATIONS APPLICABLE TO EACH CREDITOR. CREDITORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES OF THE PLAN TO THEM UNDER FEDERAL AND APPLICABLE STATE, LOCAL AND OTHER TAX LAWS.

         A. U.S. Federal Income Tax Consequences to Holders of Allowed Claims and Equity Interests

         The U.S. federal income tax consequences to holders of an Allowed Claim, Common Equity Interest or Preferred Equity Interest arising from the distributions to be made under the Plan may vary depending upon, among other things: the type of consideration received by the holder in exchange for its Claim or Interest; for Claims, the nature of the indebtedness owing to the holder; whether the holder has previously claimed a bad debt or worthless security deduction in respect of such holder's Claim or Interest; and whether such Claim or Interest constitutes a "security" for purposes of the reorganization provisions of the Tax Code.

         As noted above, the U.S. federal income tax consequences of the Plan to holders of Allowed Claims will depend, in part, on whether the indebtedness underlying their Claims constitutes securities for purposes of the reorganization provisions of the Tax Code. Neither the Tax Code nor the regulations thereunder define the term "securities." The determination of whether a Claim constitute a "security" depends upon the nature of the indebtedness or obligation. Important factors to be considered include, among other things, the length of time to maturity, the degree of continuing interest in the issuer, and the purpose of the borrowing. Generally, corporate debt instruments with maturities when issued of less than five years are not considered securities, and corporate debt instruments with maturities when issued of ten years or more are considered securities. Claims for accrued interest are generally not considered securities. Subject to the discussion below regarding characterization of the Debentures, based on these factors, all Allowed Claims should not be considered securities.

         Characterization of the Debentures is uncertain. The Debtor believes that the Debentures should not constitute "securities" because all of the Debentures matured within approximately two years of their issue date. However, other characteristics of the Debentures, such as the ability of holders to have converted the Debentures into shares of Old UPC Common Stock, may cause the Debentures to be characterized as securities. Unless otherwise specifically noted, the remainder of this discussion assumes that the Debentures will not be characterized as securities. However, due to the uncertainty regarding this characterization, holders of Debentures are urged to consult their own tax advisors.

         HOLDERS OF ALLOWED CLAIMS SHOULD EVALUATE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO THEM BASED UPON THEIR OWN PARTICULAR CIRCUMSTANCES AND SHOULD NOT RELY SOLELY ON THE GENERAL DISCUSSION HEREIN.

         1.       Tax Consequences by Class.

         Subject to the discussion below in "Certain Other U.S. Federal Income Tax Considerations for Holders of Allowed Claims":

         (a) Holders of Allowed Claims That Are Not Securities. Pursuant to the Plan, holders of Allowed Claims that are not securities will receive either (i) payment in full in cash (General Unsecured Claims); (ii) New UPC Preferred Stock (the Infinity Secured Claim); or (iii) New UPC Common Stock (Debenture Claims and Securities Claims). Generally, a holder of an Allowed Claim that is not a security will realize gain or loss on the exchange in the amount equal to the difference between
                  (i) the "amount realized" in respect of such Claim (other than in respect of accrued interest) and (ii) the holder's tax basis in its Claim (other than any Claim in respect of accrued interest). The "amount realized" will be equal to the fair market value of the property received. The holder's tax basis in its Allowed Claim will generally equal the amount paid, if any, by the holder for the Claim increased by the amount of any accrued original issue discount and decreased by the amount of any loss deduction previously taken with respect to such Claim. A holder's tax basis in the property received will be equal to the fair market value of such property at the time of the exchange and the holder's holding period with respect to such property received will begin on the day after the Effective Date. The gain or loss should generally be capital in nature if the Allowed Claim is a capital asset within the meaning of Section 1221 of the Tax Code, otherwise, such gain or loss will be ordinary income. Any capital gain or loss would be long-term if the Allowed Claim was held by the holder for more than one year as of the Effective Date, otherwise such capital gain or loss will be short-term.

         (b) Holders of Allowed Claims That Are Securities. In general, if the Debentures constitute securities, the exchange of such Debentures for New UPC Common Stock should qualify as a "recapitalization" for U.S. federal income tax purposes. In such case, holders of the Debentures will generally not recognize gain or loss on the receipt of New UPC Common Stock in satisfaction of their Debentures, and the initial tax basis of the New UPC Common Stock received (other than such stock received in exchange for accrued interest) will be equal to the adjusted basis of the Debentures surrendered in exchange for such stock. Further, if the Debentures constitute securities, the New UPC Common Stock received (other than such stock received in exchange for accrued interest) will have a holding period that includes the period during which the holders held their Debentures.

         (c) Holders of Allowed Equity Interests. All Equity Interests (the Preferred Stock and the Common Stock) should constitute securities under the federal tax laws. The exchange of an Equity Interest for shares of New UPC Common Stock should qualify as a "recapitalization" for U.S. federal income tax purposes. In such case, holders of Equity Interests will generally not recognize gain or loss on the receipt of New UPC Common Stock in satisfaction of their Equity Interests. The initial tax basis of the stock received (other than stock received in exchange for accrued dividends) generally will be equal to the adjusted basis of the Equity Interest surrendered in exchange for such stock. The stock received (other than stock received in exchange for accrued dividends) will have a holding period that includes the period during which the holders of such Equity Interests held their Equity Interests.

         B. Certain Other U.S. Federal Income Tax Considerations for Holders of Allowed Claims

         (a)      Accrued Interest and Accrued Dividends.

         Notwithstanding the discussion above in "Tax Consequences by Class", holders of Allowed Claims or Equity Interests in respect of which interest or dividends accrue may have different tax consequences. Holders of Allowed Claims or Equity Interests will be treated as having received ordinary income to the extent that the shares of the New UPC Common Stock or the New UPC Preferred Stock the holder receives is allocable to accrued but unpaid interest (including original issue discount) or dividends, if any, on the Allowed Claims or Equity Interests, provided that the holder has not previously included such amount in gross income. Holders who have previously included such accrued interest or dividends in gross income will recognize a loss equal to the extent the amount of such previous inclusion in gross income exceeds the fair market value of the New UPC Common Stock or the New UPC Preferred Stock received by the holder that is allocable to such accrued interest or dividends. With respect to holders of Allowed Claims or Equity Interests who do not receive full payment of their claims (including accrued interest or dividends), the manner in which the property received by the holders should be allocated to accrued interest or dividends as opposed to their underlying claim is not clear. The initial tax basis of stock received that is allocable to accrued interest or dividends is equal to the fair market value of such stock on the Effective Date. The holding period of the stock received that is allocable to accrued interest or dividends commences on the day after the Effective Date.

         (b)      Market Discount.

         "Market discount" arises when a debt instrument is purchased or acquired for less than its stated redemption price at maturity, unless the discount amount is no more than a specified de minimis amount. A holder of an Allowed Claim with "market discount," as described above, must treat any gain recognized with respect to the principal amount of such Claim as ordinary income to the extent of the market discount accrued during the holder's period of ownership, unless the holder has elected to include the market discount in income as it accrued. Any additional gain will be characterized as discussed above.

         C.       U.S. Federal Income Tax Consequences to the Debtor

         1.       Discharge of Indebtedness Income.

         The Debtor will generally realize cancellation of debt ("COD") income to the extent a creditor receives an amount of consideration in respect of its claim that is less than the amount of such claim. Pursuant to the Plan, the Debtor will issue New UPC Common Stock and New UPC Preferred Stock in satisfaction of certain indebtedness. As a result, the Debtor will be treated as having satisfied the indebtedness with an amount of money equal to the fair market value of the newly issued stock that is issued in satisfaction of such indebtedness. The extent by which the amount of the debt discharged exceeds any consideration therefor, if any, will be COD income under the Tax Code. Because the discharge of indebtedness of the Debtor will occur in a proceeding under the Bankruptcy Code, the Reorganized Debtor will be able to exclude any COD income from gross income. As a consequence of this exclusion (the "Bankruptcy Exclusion"), the Debtor must reduce certain tax attributes.

         Under the Plan, all of the Allowed Claims are to be satisfied in full, other than the Debenture Claims. The Debenture Claims will be satisfied by the issuance of new UPC Common Stock. As a result of the satisfaction of the Debenture Claims, the Debtor will realize COD income under the Plan. However, as a result of the Bankruptcy Exclusion, the Debtor will not recognize gross income as a result of this COD income. Instead, the Debtor must reduce certain tax attributes to the extent of the income excluded under the Bankruptcy Exclusion.

         Pursuant to the Tax Code, tax attribute reduction occurs after the tax liability for the taxable year of debt discharge is determined. Unless the Debtor elects to first reduce its tax basis in depreciable property, the amount of any COD income will first be applied against and reduce the Debtor's net operating losses and net operating loss carryovers ("NOLs"), on a dollar-for-dollar basis, and then be applied to reduce other specified tax attributes in the order of priority specified in the Tax Code. Accordingly, as a result of the exclusion of COD income pursuant to the Bankruptcy Exclusion, the Debtor will be required to reduce its available NOLs by approximately $5 to $10 million.

         2.       Accrued Interest.

         To the extent that there exists accrued but unpaid interest on the indebtedness owing to holders of Allowed Claims and to the extent that such accrued but unpaid interest has not previously been deducted by the Debtor, portions of payments made in consideration for the indebtedness underlying such Allowed Claims that are allocable to accrued but unpaid interest should be deductible by the Reorganized Debtor. Any such interest that is not paid will not be deductible by the Reorganized Debtor and will not give rise to COD income.

         To the extent that the Debtor has previously taken a deduction for accrued but unpaid interest, any amounts so deducted that are paid will not give rise to any tax consequences to the Reorganized Debtor. If such amounts are not paid, they will give rise to COD income that would be excluded from gross income pursuant to the Bankruptcy Exclusion. As a result, the Debtor would be required to further reduce its NOLs to the extent of such interest previously deducted and not paid. The Debtor has not determined the precise amount by which the NOLs would be further reduced as a result of interest previously deducted and not paid; however, this amount would not exceed [$1,500,000.]

         3.       The Merger.

         The Merger should qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Tax Code, and no tax gain or loss will be recognized by the Reorganized Debtor or UPC Merger Sub as a result of the Merger.

         After consummation of the Merger, the Reorganized Debtor will elect to file a consolidated tax return with UPC Merger Sub. In general, this election will cause the Reorganized Debtor and UPC Merger Sub to be treated as a single entity for tax purposes.

         One principal advantage of filing a consolidated tax return is that, in general, losses of one member of the consolidated group may be used to offset income of other members. Thus, subject to certain exceptions and limitations (the significant exceptions and limitations are discussed in Section 4 below), the Reorganized Debtor's losses (including NOLs) generally may be used to offset the income of UPC Merger Sub (or vice versa) to reduce the tax liability of the group.

         4.       Utilization of Debtor's Net Operating Loss Carryovers.

         (a)      Section 382.

         Section 382 of the Tax Code provides rules limiting the utilization of a corporation's NOLs following a more than 50% change in ownership of a corporation's equity (an "ownership change"). An ownership change will occur with respect to the Reorganized Debtor in connection with the Plan. Therefore, the Reorganized Debtor's NOLs will be limited by Section 382 of the Tax Code, unless the Bankruptcy Exception (described below) applies to the transactions contemplated by the Plan. Unless the Bankruptcy Exception applies, the amount of post-ownership change annual taxable income of the Reorganized Debtor's consolidated group that can be offset by the Reorganized Debtor's pre-ownership change NOLs generally cannot exceed an amount equal to the product of (i) the fair market value of the Reorganized Debtor's stock prior to the Merger (subject to various adjustments) multiplied by (ii) the federal long-term tax-exempt rate in effect on the date of the ownership change (the "Annual Limitation"). The value of the Reorganized Debtor's stock for purposes of this computation would reflect the increase, if any, in value resulting from any surrender or cancellation of creditors' claims in the bankruptcy reorganization. The federal long-term tax-exempt rate in effect as of June, 1999 is 4.85%. Accordingly, the Debtor estimates that, unless the Bankruptcy Exception is applicable, the Annual Limitation would be approximately $400,000.

         Unless the Bankruptcy Exception is applicable, the Annual Limitation may also apply to limit the Reorganized Debtor's ability to utilize certain losses and deductions (other than its NOLs) that are generated and reportable after the Effective Date, but that are "built-in" as of the Effective Date.

         Section 382(l)(5) of the Tax Code (the "Bankruptcy Exception") provides that the Annual Limitation will not apply to limit the utilization of the Reorganized Debtor's NOLs if the stock of the Reorganized Debtor owned by those persons who were shareholders of the Reorganized Debtor immediately before the ownership change, together with certain stock of the Reorganized Debtor received by certain holders of Allowed Claims pursuant to the Plan, comprise 50% or more of the value and voting power of all of the stock (other than "Straight Preferred Stock", described below) of the Reorganized Debtor outstanding immediately after the ownership change. Stock received by such holders will be included in the 50% calculation if, and to the extent that, the holders constitute "historic creditors." A "historic creditor" is a holder of an Allowed Claim that (i) was held by such holder since July 14, 1997 (the date that is 18 months before the date on which the Reorganized Debtor filed its petition with the Bankruptcy Court) or (ii) arose in the ordinary course of business and is held by the person who at all times held the beneficial interest in such Allowed Claim. In determining whether the Bankruptcy Exception applies, certain creditors who would own a de minimis amount of Reorganized Debtor stock pursuant to the Plan are presumed to have held their Claims since the origination of such Claims. In general, this de minimis rule applies to creditors who would own directly or indirectly less than 5% of the total fair market value of the Reorganized Debtor's stock pursuant to the Plan.

         The Reorganized Debtor could elect to not have the Bankruptcy Exception apply, in which event the Annual Limitation would apply. The Reorganized Debtor has determined not to make such an election.

         In making the 50% calculation, "straight preferred stock" issued by the Reorganized Debtor is not counted as stock. Straight preferred stock includes stock that (i) is not entitled to vote, (ii) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, (iii) has redemption and liquidation rights that do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and (iv) is not convertible into another class of stock. Prior to the Confirmation Date, the Debtor shall seek a determination that the shares of New UPC Preferred Stock will have a fair market value equal to their face amount as of the Effective Date and that the Reorganized Debtor will have sufficient assets and cash flow (not taking into account future growth of the Reorganized Debtor's assets) to meet all required payments on the New UPC Preferred Stock. Based upon the characteristics of the New UPC Preferred Stock, if the Reorganized Debtor obtains such a determination, the Reorganized Debtor believes that the New UPC Preferred Stock will qualify as straight preferred stock. However, the IRS could challenge the characterization of the New UPC Preferred Stock as straight preferred stock. If such challenge is successful, the Bankruptcy Exclusion would not apply and the Annual Limitation would apply to the Reorganized Debtor's NOLs.

         If the Bankruptcy Exception applies, a subsequent ownership change with respect to the Reorganized Debtor occurring within two (2) years after the Effective Date will result in the reduction of the Annual Limitation that would otherwise be applicable to the subsequent ownership change to zero. Thus, a subsequent ownership change within two years after the Effective Date would eliminate the Reorganized Debtor's NOLs.

         In order to avoid a subsequent ownership change, the Amended UPC Charter will contain a "5% Ownership Limitation," effective until the last day of the taxable year of Reorganized Debtor that includes the second anniversary of the Effective Date. It is expected that this limitation will provide that no person who beneficially owns, directly or indirectly, five percent or more of the total fair market value of the Reorganized Debtor's stock, or who, upon the purchase, sale, or other transfer of any shares of the Reorganized Debtor's stock, would beneficially own, directly or indirectly, or would cause any other person beneficially to own, directly or indirectly, five percent or more of the total fair market value of the Reorganized Debtor's stock (a "5% Holder"), may sell or purchase any shares of stock (or any option, warrant or other right to purchase or acquire shares of the Reorganized Debtor's stock or any securities convertible into or exchangeable for shares of stock), except as authorized by the Board of Directors or its designee, subject to the waiver or modification of this restriction by the holders of a majority of the outstanding stock. For purposes of the 5% Ownership Limitation, "stock" means stock for U.S. federal income tax purposes, but does not include stock that qualifies as Straight Preferred Stock. The purpose of the 5% Ownership Limitation is to reduce the risk that a change in the ownership of the Reorganized Debtor may result in the loss or reduction of federal income tax attributes of the Reorganized Debtor for purposes of Sections 382 and 383 of the Tax Code. However, the implementation of the 5% Ownership Limitation also could have the effect of impeding an attempt to acquire a significant or controlling interest in the Reorganized Debtor interest and, as a practical matter, may make it impossible for a 5% Holder to pledge such securities on margin.

         Any 5% Holder who proposes to transfer shares of stock that would be subject to the 5% Ownership Limitation must, prior to the date of the proposed transfer, request in writing (a "Request") that the Directors or the designee of the Directors (as defined in the Restated Certificate) review and authorize the proposed transfer. A Request must, among other things, be delivered to the President of the Reorganized Debtor and must include (i) the name, address and telephone number of the 5% Holder, (ii) a description of the stock proposed to be transferred by or to the 5% Holder, (iii) the date of the proposed transfer,
(iv) the name of the transferor and transferee of such shares of stock, and (v) a request that the Board of Directors or its designee authorize, if appropriate, the transfer by or to the 5% Holder. If the 5% Holder seeks to buy or sell shares, then within fifteen (15) business days of receipt by the President of a Request, either the Directors or the designee shall determine whether to authorize the proposed transfer described in the Request. In any case, the Directors or the designee shall conclusively determine whether to authorize the proposed transfer and shall immediately inform such 5% Holder of such determination; provided however, that the Directors or the designee shall authorize a transfer by or to a 5% Holder if that transfer will not jeopardize the Reorganized Debtor's preservation of its federal income tax attributes pursuant to Sections 382 and 383 of the Tax Code.

         For purposes of applying the 5% Ownership Limitation (including the determination of whether a holder is a 5% Holder), 10% shall be substituted for 5% for so long as the percentage point changes in the ownership of the Reorganized Debtor's stock (as determined in accordance with Section 382(g)(1) of the Tax Code) since the Effective Date (taking into account the proposed transfer) do not total more than 30 percentage points.

         Any transfer of shares of stock that are subject to the 5% Ownership Limitations in violation of the requirements of the Amended UPC Charter shall be null and void. The purported transferor shall remain the owner of the transferred shares and the Reorganized Debtor, as agent for the purported transferor, shall be authorized to sell such shares to an eligible transferee that is not subject to the 5% Ownership Limitation. The proceeds of any such sale shall be applied to reimburse the Reorganized Debtor for its expenses, then to reimburse the intended transferee for any payments made by the intended transferee to the transferor, and the remainder, if any, to the original transferor.

         New UPC Common Stock certificates will bear a legend reflecting the existence of the transfer restrictions.

         Although the Annual Limitation will not restrict the deductibility of the Reorganized Debtor's NOLs if the Bankruptcy Exception applies, the Reorganized Debtor's NOLs will nevertheless be reduced by any interest paid or accrued by the Reorganized Debtor during the three (3) taxable years preceding the taxable year in which the ownership change occurs and during the portion of the taxable year of the ownership change preceding the ownership change with respect to all Allowed Claims converted into stock. The Debtor has estimated that, if the Bankruptcy Exception applies to the Debtor, the aggregate NOLs that would be available to the Reorganized Debtor after the Bankruptcy Exception reduction (and after the reduction as a result of the exclusion of COD income) would be in the range of $15 to $20 million.

         (b)      Section 384.

         In certain circumstances, Section 384 of the Tax Code generally prevents a corporation from applying its preacquisition NOLs against an acquired corporation's "Recognized Built-In Gains." "Recognized Built-In Gains" are gains that are recognized after an acquisition (such as the Merger) with respect to an asset held by the acquired corporation prior to the acquisition, but only to the extent the fair market value of the asset exceeded the asset's tax basis as of the acquisition date. Therefore, where Section 384 of the Tax Code applies, it will limit the ability of an acquiring corporation from applying its preacquisition NOLs against the preacquisition appreciation of the acquired corporation's assets; however, Section 384 of the Tax Code will not limit the ability of the acquiring corporation from applying its preacquisition NOLs against the post-acquisition appreciation of the acquired corporation's assets. Furthermore, Section 384 of the Tax Code does not apply to any gains recognized more than five (5) years after the acquisition date.

         Section 384 of the Tax Code may apply to limit the use of the NOLs of the Reorganized Debtor with respect to certain gains recognized by the Reorganized Debtor's consolidated group after the Reorganized Debtor's acquisition of FSCI in the Merger. In order for Section 384 of the Tax Code to apply, the Farm Stores Assets must have an aggregate fair market value on the Effective Date (the "Aggregate Fair Market Value") that exceeds FSCI's aggregate basis in such assets by the lesser of (i) 15% of the Aggregate Fair Market Value, or (ii) $10,000,000. The Debtor has not determined the amount, if any, of such excess; accordingly, it is uncertain whether Section 384 of the Tax Code would apply. If Section 384 of the Tax Code does apply, the Reorganized Debtor's consolidated group would generally be unable to utilize the Reorganized Debtor's NOLs against gains recognized by the Reorganized Debtor's consolidated group with respect to the sale of any of the Farm Store Assets, to the extent such asset's fair market value on the Effective Date exceeded its tax basis. Notwithstanding the foregoing, Section 384 of the Tax Code would not apply to any gains recognized by the Reorganized Debtor's consolidated group from sales consummated more than five years after the Effective Date.

         Because the Reorganized Debtor intends to continue to operate the business of FSCI after the Merger, the Reorganized Debtor does not believe that it will dispose of any significant assets of FSCI in the foreseeable future. Accordingly, the Reorganized Debtor does not believe that Section 384 of the Tax Code, if it applied, would be materially applicable to the Reorganized Debtor. However, if Section 384 of the Tax Code applies, and if the Reorganized Debtor disposed of any of the Farm Stores Assets within five (5) years after the Effective Date, Section 384 of the Tax Code may prevent the Reorganized Debtor's consolidated group from using its NOLs against some or all of the gain generated from such disposition.

         (c)      Section 269.

         Pursuant to section 269(a)(1) of the Tax Code, the IRS may disallow a corporate tax benefit if the principal purpose for an acquisition of 50% or more (in vote or value) of the stock of a corporation (an "Applicable Stock
Acquisition") is the evasion or avoidance of federal income tax by securing a corporate tax benefit that would not otherwise be available. Furthermore, pursuant to section 269(a)(2) of the Tax Code, the IRS may disallow a corporate tax benefit if the principal purpose for certain asset acquisitions ("Applicable Asset Acquisitions") is the evasion or avoidance of federal income tax by securing a corporate tax benefit that would not otherwise be available. On the Effective Date, more than 50% in value of the total outstanding stock of the Reorganized Debtor will be issued to holders of Allowed Claims, and the Merger will constitute an Applicable Asset Acquisition. Thus, in addition to the limitations on, and reductions in, the NOLs set forth in Section 382 of the Tax Code, the IRS may assert that Section 269(a)(1) of the Tax Code authorizes it to disallow deductions with respect to some or all of the Reorganized Debtor's NOLs if either the Plan or the Merger is determined to have been structured principally for tax avoidance purposes. This determination is primarily a question of fact.

         If the IRS asserts Section 269 of the Tax Code with respect to an Applicable Stock Acquisition or an Applicable Asset Acquisition, the taxpayer has the burden of proof because the IRS's determination of a tax avoidance principal purpose is presumptively correct. If the taxpayer is unable to carry the burden of proving a principal purpose other than tax avoidance, the determination of a tax avoidance will stand.

         The regulations under Section 269 of the Tax Code provide that, in cases where the Bankruptcy Exception applies, there is a presumption that
Section 269(a)(1) of the Tax Code will disallow any deduction of the Debtor's NOLs if the Debtor does not carry on more than an insignificant amount of an active trade or business during and subsequent to the Chapter 11 Case. The regulations under the Tax Code provide that this presumption controls unless rebutted by strong evidence to the contrary. The Reorganized Debtor intends to retain and continue to operate substantially all of its business as well as the businesses of FSCI. Accordingly, the Reorganized Debtor does not believe that this presumption will apply to it. However, if the Reorganized Debtor in the future were to substantially reduce the amount of its business and the businesses of FSCI, the IRS, using hindsight, could attempt to apply the presumption to disallow the Reorganized Debtor's utilization of NOLs.

         Even though the presumption in the regulations should not apply, the IRS could assert that the principal purpose of the Plan and the Merger is to enhance the ability of the Reorganized Debtor to utilize its NOLs through the Reorganized Debtor's and UPC Merger Sub's acquisition of the historically profitable businesses of FSCI. This assertion can be negated by the Reorganized Debtor's showing that a business purpose (other than tax avoidance) was the principal motivation for both the Plan and the Merger. Although the Reorganized Debtor will be required to carry the burden of proof with respect to this issue, the IRS itself has recognized that courts are generally reluctant to invoke
Section 269 of the Tax Code where a reasonable business purpose existed for the timing and form of the acquisition, even if the availability of NOLs was a major consideration in the transaction. As noted above, the determination of whether tax avoidance is the principal motivation with respect to a transaction is primarily a question of fact.

         The Debtor believes that, if the Plan is challenged by the IRS, the Reorganized Debtor could show that reasonable business purposes existed for the implementation of the Plan and that tax avoidance was not the principal motivation for the Plan. Accordingly, the Debtor believes that Section 269 of the Tax Code should not apply to the Plan. The Debtor believes that the creditors' acquisition of control of the Reorganized Debtor pursuant to the Plan will be made for reasonable business purposes. The creditors have been offered stock because the Reorganized Debtor cannot offer them sufficient cash and/or new debt instruments to preserve their investment in the Reorganized Debtor. In light of business exigencies requiring the Reorganized Debtor to satisfy most of its indebtedness with stock, tax avoidance should not be considered the principal motivation for the Plan.

         Although the appropriate application of Section 269 of the Tax Code to the Merger is less certain, the Reorganized Debtor believes that, if the Merger is challenged by the IRS, the Reorganized Debtor could show that reasonable business purposes exist for the consummation of the Merger and that tax avoidance is not the principal motivation for the Merger. Accordingly, the Debtor believes that Section 269 should not apply to the Merger. The Debtor believes that the Merger will be consummated principally for reasonable business purposes. The Merger is anticipated to reap significant synergistic benefits, create critical mass, accomplish geographical diversity, provide management with significant experience in the Company's core business, and enhance the efficiency of all of the reorganized Company's businesses.

         Even though the Debtor believes that Section 269 of the Tax Code should not apply to either the Plan or the Merger, the IRS could assert that Section 269 of the Tax Code applies to either or both of the Plan and the Merger. If such assertion is successful, Section 269 of the Tax Code would severely limit or even extinguish the Reorganized Debtor's ability to utilize its pre-ownership change NOLs. Although the Debtor believes that Section 269 of the Tax Code should not apply, due to the highly factual nature of the issue, there can be no assurance that the IRS would not prevail on this issue if it asserts the application of Section 269 of the Tax Code to the Plan or the Merger.

         THE ABOVE SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF ALLOWED CLAIMS AND EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE PLAN.

                          XIV. CONFIRMATION OF THE PLAN

         A.       Solicitation of Votes; Voting Procedures

         1.       Ballots and Voting Deadlines.

         A ballot to be used for voting to accept or reject the Plan, together with a envelope, is enclosed with all copies of this Disclosure Statement mailed to all holders of Claims and Equity Interests entitled to vote. BEFORE COMPLETING YOUR BALLOT, PLEASE READ CAREFULLY THE INSTRUCTION SHEET THAT
ACCOMPANIES THE BALLOT. HOLDERS OF COMMON STOCK SHOULD CAREFULLY READ THE INSTRUCTIONS ACCOMPANYING THIS DISCLOSURE STATEMENT REGARDING HOW TO PROPERLY COMPLETE THE BALLOT OR MASTER BALLOW, AS APPROPRIATE, WITH RESPECT TO CLASS 7.

         The Bankruptcy Court has directed that, in order to be counted for voting purposes, ballots for the acceptance or rejection of the Plan must be actually received no later than 4:00 p.m., Prevailing Eastern Time, on August 20, 1999, at the following address:

         United Petroleum Balloting
         c/o Logan & Company, Inc.
         615 Washington Street
         Second Floor
         Hoboken, New Jersey 07030

         YOUR BALLOT MAY NOT BE COUNTED IF IT IS RECEIVED AT THE ABOVE ADDRESS AFTER 4:00 P.M., PREVAILING EASTERN TIME, ON AUGUST 20, 1999.

         2.       Parties Entitled to Vote.

         Any holder of a Claim against or Equity Interest in the Debtor at the date on which the order is entered approving the Disclosure Statement whose Claim or Equity Interest has not previously been disallowed by the Bankruptcy Court is entitled to vote to accept or reject the Plan, if such Claim or Equity Interest is impaired under the Plan and either (a) such holder's Claim or Equity Interest has been scheduled by the Debtor (and such Claim or Equity Interest is not scheduled as disputed, contingent or unliquidated) or (b) such holder has filed a proof of claim or proof of interest on or before March 30, 1999, the last date set by the Bankruptcy Court for such filings. Any Claim or Equity Interest as to which an objection is filed on or prior to the voting deadline is not entitled to vote, unless the Bankruptcy Court, upon application of the holder to whose Claim or Equity Interest an objection has been made, temporarily allows such Claim or Equity Interest in an amount that it deems proper for the purpose of accepting or rejecting the Plan. Any such application must be heard and determined by the Bankruptcy Court on or before commencement of the Confirmation Hearing. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such vote was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

         IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURES FOR VOTING ON THE PLAN, PLEASE CONTACT THE DEBTOR'S TABULATION AGENT AT THE FOLLOWING ADDRESS:

         Logan & Company, Inc.
           615 Washington Street
             Second Floor
               Hoboken, New Jersey 07030
                 (201) 798-1031

         3.       Definition of Impairment.

         As set forth in section 1124 of the Bankruptcy Code (as applicable to the Debtor's Chapter 11 case), a class of claims or equity interests is impaired under a plan of reorganization unless, with respect to each claim or equity interest of such class, the plan:

                  (a) leaves unaltered the legal, equitable, and contractual rights of the holder of such claim or equity interest; or(a) leaves unaltered the legal, equitable, and contractual rights of the holder of such claim or equity interest; or

                  (b) notwithstanding any contractual provision or applicable law that entitles the holder of a claim or equity interest to demand or receive accelerated payment of such claim or equity interest after the occurrence of a default:

                       (i) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code;o (i) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code;

                       (ii) reinstates the maturity of such claim or interest as it existed before such default;

                       (iii) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance on such contractual provision or such applicable law; ando (iii) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance on such contractual provision or such applicable law; and

                       (iv) does not otherwise alter the legal, equitable or contractual rights to which such claim or interest entitles the holder of such claim or interest.o (iv) does not otherwise alter the legal, equitable or contractual rights to which such claim or interest entitles the holder of such claim or interest.

         4.       Classes Impaired Under the Plan.

         The following classes of claims and equity interests are impaired under the Plan and holders of claims and equity interests in such classes are entitled to vote to accept or reject the Plan:

              Class 2:     Infinity Secured Claims

              Class 5:     Debenture Claims

              Class 6:     Preferred Equity Interests

              Class 7:     Common Equity Interests

              Class 8:     UPC Securities Claims

         All other classes of claims or interests are unimpaired under the Plan, are deemed to have accepted the Plan, and are not entitled to vote with respect to the acceptance or rejection of the Plan.

         5.       Vote Required for Class Acceptance.

         The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of the claims of that class which actually cast ballots for acceptance or rejection of the Plan. Thus, class acceptance takes place only if at least two-thirds in amount and a majority in number of the holders of claims voting cast their ballots in favor of acceptance.

         The Bankruptcy Code defines acceptance of a plan by a class of equity interests as acceptance by holders of at least two-thirds in amount of the equity interests of that class that actually cast ballots for acceptance or rejection of the plan. Thus, class acceptance takes place only if at least two-thirds in amount of the holders of equity interests voting cast their ballots in favor of acceptance.

         B.       Confirmation Hearing

         Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of a plan. By order of the Bankruptcy Court, the Confirmation Hearing has been scheduled for August 24, 1999, at 3:00 p.m., Prevailing Eastern Time in the United States Bankruptcy Court, District of Delaware. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement made at the confirmation hearing or any adjournment thereof.

         Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Plan must be made in writing and filed with the Bankruptcy Court and served upon the following parties, together with proof of service, on or before 4:00 p.m. on August 20, 1999:

         Young Conaway Stargatt & Taylor, LLP
           Attn: Joel A. Waite
             Rodney Square North
               1100 North Market Street
                 P.O. Box 391
                   Wilmington, DE 19899

         Office of the United States Trustee
           601 Walnut Street
             Curtis Center, Suite 950 West
               Philadelphia, PA  19106

         Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

         C.       Requirements for Confirmation of the Plan

         In order for the Plan to be confirmed, regardless of whether all Impaired Classes of Claims and Interests vote to accept the Plan, the Bankruptcy Code requires that the Bankruptcy Court determine that the Plan complies with the requirements of section 1129 of the Bankruptcy Code. In order for the Plan to be confirmed, section 1129 of the Bankruptcy Code requires, among other things, that: (i) the Plan receive sufficient acceptances from each Impaired Class of Claims and Interests, except to the extent that confirmation, despite the failure of one or more of such Impaired Classes to accept the Plan, is available under section 1129(b) of the Bankruptcy Code (see below "Confirmation Without Acceptance of All Impaired Classes"); (ii) the Plan is feasible (that is, there is a reasonable probability that the Debtor will be able to perform its obligations under the Plan and continue to operate its business without the need for further financial reorganization) (see below "Feasibility of the Plan"); and (iii) the Plan meets the requirements of section 1129(a)(7) of the Bankruptcy Code, which specify that, with respect to each Impaired Class, each holder of a Claim or Interest in such Class either (a) accepts the Plan or (b) receives at least as much pursuant to the Plan as such holder would receive in a liquidation of the Debtor under chapter 7 of the Bankruptcy Code (see below "Application of section 1129(a)(7) of the Bankruptcy Code"). In addition, the Debtor must demonstrate in accordance with section 1129 of the Bankruptcy Code that (i) the Plan has been proposed in good faith, (ii) the Plan and the Debtor have complied with the Bankruptcy Code, (iii) payment for services or costs and expenses in or in connection with the Chapter 11 Case, or in connection with the Plan, have been approved by or are subject to the approval of the Bankruptcy Court, (iv) the individuals to serve as the officers and directors of the Debtor have been disclosed and their appointment or continuance in such office is consistent with the interests of creditors and Interest holders, (v) the identity of any insider that will be employed or retained by the Debtor is disclosed, as well as any compensation to be paid to such insider, (vi) adequate provision for the payment of all priority claims has been made, (vii) all statutory fees have been or will be paid, and (viii) the Plan provides for the continued maintenance of retiree benefits at a certain level.

         Although the Debtor believes that the requirements of section 1129 of the Bankruptcy Code for confirmation of the Plan will be met, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

         1.       Acceptance of the Plan.

         As a condition to confirmation, the Bankruptcy Code requires that each Impaired Class of Claims or Interests accept a plan of reorganization, except as described below under "Confirmation of the Plan -- Confirmation Without Acceptance of All Impaired Classes." Classes of Claims or Interests that are not impaired under a plan are deemed to have accepted the plan and are not entitled to vote.

         Classes 2, 5, 6, 7 and 8 are Impaired under the Plan, and, therefore, must accept the Plan in order for it to be confirmed without application of section 1129(b) of the Bankruptcy Code. In that regard, based on discussions and negotiations between the Debtor and Infinity, the Debtor currently anticipates that the holders of the requisite majorities of Claims and Interests, as applicable, contained in Classes 2, 5 and 6 will vote to accept the Plan.
Section 1129(b) is discussed below in "Confirmation of the Plan -- Confirmation Without Acceptance of All Impaired Classes."

         2.      Feasibility of the Plan.

         The Bankruptcy Code requires that, in order to confirm the Plan, the Bankruptcy Court must find that confirmation of the Plan will not likely be followed by the liquidation or the need for further financial reorganization of UPC, except as specifically contemplated by the Plan (the "Feasibility Test"). For the Plan to meet the Feasibility Test, the Bankruptcy Court must find that it is reasonably likely that reorganized UPC will possess the resources and working capital necessary to fund its operations and that is reasonably likely that reorganized UPC will be able to meet its obligations under the Plan.

         As part of its due diligence the Debtor will analyze and carefully consider its ability to meet its obligations under the Plan. As part of its analysis, the Debtor will consider the Financial Projections developed by F.S. Management with respect to the Debtor's financial performance after consummation of the Plan and the Merger. These projections and the significant assumptions on which they are based are included in this Disclosure Statement. See "Business Plan & Projections" and "The Plan -- Sources and Uses of Funds."

         Holders of Claims and Interests are cautioned not to place undue reliance on the Financial Projections prepared by F.S. Management or Debtor's analysis thereof and are advised to consult with their own advisors. In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible. There can be no assurance that the Bankruptcy Court will agree with the Debtor's determinations. In particular, there can be no assurance that the Bankruptcy Court will accept the projections or the assumptions underlying F.S. Management's or the Debtor's determination.

         3.       Application of Section 1129(a)(7) of the Bankruptcy Code.

         Even if the Plan is accepted by each Impaired Class of Claims and Interests, in order to confirm the Plan, the Bankruptcy Court must determine that either (i) each member of an Impaired Class of Claims or Interests has accepted the Plan, or (ii) the Plan will provide each such non-accepting member of an Impaired Class of Claims or Interests a recovery that has a value as of the Effective Date at least equal to the value of the distribution that each such member would receive if UPC were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date (the "Best Interests Test"). If all members of an Impaired Class of Claims or Interests accept the Plan, the Best Interests Test does not apply to that Class.

         To determine what holders in each Impaired Class of Claims and Interests would receive if UPC were liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of UPC's assets and properties in the context of a chapter 7 liquidation case, as well as consider the cash held by UPC as of the Effective Date. Secured Claims and the costs and expenses of the liquidation case must then be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay any other Claims and Interests.

         Under chapter 7, absent subordination in accordance with section 510 of the Bankruptcy Code, the rule of absolute priority of distribution applies. Under that rule no junior creditor receives any distribution until the Allowed Claims of all senior creditors are paid in full, and no holder of an Interest receives any distribution until the Allowed Claims of all creditors and all Senior Allowed Interests are paid in full.

         After consideration of the effect that a chapter 7 liquidation case would have on the ultimate proceeds available for distribution to the holders of Impaired Claims and Interests, including (i) the increased costs and expenses of liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such a trustee, (ii) the erosion in the value of UPC's assets in the context of an expeditious liquidation as is required by chapter 7 and the "forced sale" atmosphere that would prevail, (iii) the adverse effects on the salability of business segments that could result from the probable departure of key employees, (iv) the costs attributable to the time value of money resulting from what is likely to be a more protracted proceeding than if the Plan is confirmed (because of the time required to liquidate the assets of UPC, resolve claims and related litigation and prepare for distributions), (v) the application of the rule of absolute priority (as described in the immediately preceding paragraph) to distributions in the chapter 7 liquidation, and (vi) the likelihood that the commencement of a chapter 7 case for UPC will necessitate the filing of chapter 7 cases for UPC's operating subsidiaries, Calibur and Jackson, the Debtor believes that the confirmation of the Plan will provide each holder of a Claim or Interest in an Impaired Class with a recovery at least equal to the recovery that such holder would receive pursuant to a liquidation of assets of UPC under chapter 7 of the Bankruptcy Code. The Debtor did not assign a specific discount to the assets as a result of any of the enumerated factors.

         The Debtor's belief that confirmation of the Plan will provide each holder of a Claim or Interest in an Impaired Class with a recovery at least equal to the recovery that such holder would receive pursuant to a liquidation under chapter 7 of the Bankruptcy Code is based on a comparison of the liquidation values set forth below with the Debtor's estimate of the value of the distributions to the holders of Claims and Interests pursuant to the Plan. There can be no assurance that the liquidation value determined by the Debtor will be accepted by the Bankruptcy Court. The Debtor's estimate of the value of such distributions, together with the Debtor's estimate of the percentage of each Claim to be satisfied under the Plan, is set forth in the table set forth below.

         The Liquidation Analysis set forth below reflects the Debtor's estimates of the proceeds that would be realized if UPC, Calibur and Jackson were to be liquidated under chapter 7 of the Bankruptcy Code by a court appointed trustee. The Liquidation Analysis assumed that the liquidation period would last two months and was based on the Debtor's income statement and balance sheet as of September 30, 1998. The analysis assumed the assets of UPC and its subsidiaries were sold for cash in an orderly liquidation process and the net proceeds after payments of the Debtor's debts would be distributed to the SECURITY HOLDERS. The Liquidation Analysis suggested that there would be no remaining value (after repayment of debt obligations) for the holders of Common Stock or Preferred Stock upon liquidation of the Debtor's assets.

         Given that UPC would be under substantial financial pressure due to its debt obligations, the Debtor's management assumed that any sale would likely be at a discount to the Debtor's "going concern" market value. This discounted value reflects the estimated value that could be realized if the owner of a business were forced to sell or otherwise dispose of its assets under distressed conditions, for cash or cash equivalents, within a short period of time. Based upon the likelihood of a distressed sale, management anticipated that under such circumstances buyers would substantially discount the "going concern" value and that the net value for holders of unsecured debt and noteholders would be substantially less than that which might be achieved under the Plan.

         The following table details the computation of liquidation proceeds:

Hypothetical net liquidation proceeds(a)..............................$8,430,000

Less: chapter 7 administration costs(b).................................$225,000

Less: payment of disposition-related taxes....................................$0

Less: Amount owed under the secured A-Note and B-Note.................$7,300,000

Less:  Amount owed other secured creditors..............................$930,000

Less: Trade debt of Calibur and Jackson.................................$150,000

Liquidation value available for distribution to pay Trade Debt of UPC..$(25,000)

Liquidation value available for distribution to holders of Debentures.........$0

Liquidation value available for distribution to Equity Interest holders of the Debtor (including preferred and common)................................$0

--------------

(a) Hypothetical net liquidation proceeds, as estimated by the Debtor. The hypothetical net liquidation proceeds include interest on cash balances during the liquidation period at an assumed pretax rate of 5% per annum and reflect the estimated value of the assets available to creditors and equity interest holders of the Debtor after the payment of specific claims at each of UPC's subsidiaries, including: (i) any disposition-related taxes, and (ii) severance payments, but without subtracting the liabilities at each subsidiary which must be paid in full before any obligations owed by UPC can be paid.

(b) Includes estimated asset disposition fee expenses of 3% of estimated net liquidation proceeds.

         The table below sets forth a comparison of the estimated distributions to holders of Impaired Claims and Interests under the Plan with the estimated recoveries of such holders in a liquidation of the Debtor.


                                                         Estimated                     Estimated
                                 Estimated         Liquidation Recovery              Plan Recovery
                                 ---------      ----------------------------    ----------------------
                                   Claim
                                   Amount       Amount           Percent<F2>    Amount     Percent<F3>
                                   ------       ------           -----------    ------     -----------
Liquidation proceeds available                $ 8,105,000
for distribution

Class 2 -- Infinity Secured      $7,300,000   $ 7,300,000<F4>      100.0      7,000,000      100.0
Claim

Class 3 - Secured Claims            930,000       805,000<F5>       86.5        930,000      100.0
(Other than the Infinity
Security Claim)<F5>

Unclassified - Administrative       140,000             0            0.0        140,000      100.0
Claims

Unclassified - Priority Tax          30,000             0            0.0         30,000      100.0
Claims

Class I -- Priority Non-Tax          10,000             0            0.0         10,000      100.0
Claims

Class 4 -- General Unsecured        200,000             0            0.0        200,000      100.0
Claims<F6>

Class 5 - Debenture Claims<F7>    7,505,000             0            0.0      6,597,500       87.9

Class 6 - Preferred Equity       14,163,000             0            0.0      2,450,500       17.3
Interests<F8>

Class 7 - Common Equity                    0            0            0.0             --         --
Interests<F9>

Class 8 - UPC                              0            0            0.0             []         []
Securities Claims<F10>

--------------
<F1>     For purposes of the  Liquidation  Analysis,  Claims and Interests  have been grouped together in accordance with the rules of absolute priority under the Bankruptcy Code, which UPC believes would be applied in a liquidation.

<F2>     Percentage  shown in the table as  "Estimated  Liquidation  Recovery --
         Percentage" is the quotient of the present value of the available liquidation proceeds divided by the estimated amount of Claims or Interests in such Class.

<F3>     Amount shown in the table as Estimated  Plan  Recovery -- Percentage is the quotient of the assumed value of the securities to be distributed to all holders of Claims or Interests in such Class under the Plan divided by the estimated amount of such Claims or Interests. It should be noted that depending on general market conditions and other factors prevailing at the relevant times, the equity securities may trade at a price other than that which was assumed for purposes of this analysis. Accordingly, no representation can be, or is being, made with respect to whether the percentage recoveries shown in the table above will actually be realized by the holder of Claims or Interests in any particular Class under the Plan.

<F4>     Assumes all payments  are  received at the Calibur and Jackson  levels, where the obligations owed to Infinity under the A-Note and the B-Note and the obligations owed to the SBA are secured by the assets of such subsidiaries.

<F5>     The SBA  claim  represents  first  and  second  mortgage  loans  in the aggregate amount of $930,000 to Calibur, which are secured by UPC real property titled in the name of the UPC. As of September 30, 1998, the combined balance of the two notes was $922,284, and the balance should decrease because the Debtor is making monthly payments on the SBA notes. Additionally, the Debtor is currently leasing the location to a non-affiliated third party which has the right to acquire the location from the Debtor by assuming the SBA notes. Liquidation proceeds assumes that either this third party or another party would assume the SBA notes.

<F6>     In a  liquidation  scenario,  claims  related to certain  unliquidated, contingent liabilities have conservatively been excluded from the class of General Unsecured Claims. In a Plan, these liabilities are assumed to be satisfied in the ordinary course of business.

<F7>     Under the Plan, the holders of Debentures will receive 1,750,000 shares of New UPC Common Stock. For purposes of this Liquidation Analysis, the New UPC Common Stock has been assumed to have a value of $3.77 per share, based upon the valuation of the New UPC Common Stock provided by F.S. Management, see "Valuation of New UPC Common Stock."

<F8>     Under the Plan the holders of Preferred  Equity  Interests will receive
         650,000 shares of New UPC Common Stock. For purposes of this Liquidation Analysis, the New UPC Common Stock has been assumed to have a value of $3.77 per share, based upon the valuation of the New UPC Common Stock provided by F.S. Management, see "Valuation of New UPC Common Stock."

<F9>     Under the  Plan,  the  holders  of Common  Equity  Interests  which are attributable solely to the ownership of shares of Common Stock prior to the filing of the Chapter 11 Case will receive 200,000 shares of New UPC Common Stock.. Additionally, holders of Common Equity Interests will receive one-half of the remaining assets of the UPC Trust.

<F10>    Securities  Claimants will be entitled to pursue claims against the UPC
         Trust, to which Infinity will transfer 200,000 shares of New UPC Common Stock.

         4.       Confirmation Without Acceptance of All Impaired Classes.

         Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if it is not accepted by all Impaired Classes of Claims and Interests as long as at least one Impaired Class of Claims has accepted it, without counting the votes of insiders. The Bankruptcy Court may confirm the Plan notwithstanding the rejection of an Impaired Class of Claims or Interests if the Plan "does not discriminate unfairly" and is "fair and equitable" as to each Impaired Class that has rejected the Plan.

         A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a rejecting Impaired Class is treated substantially similar to other classes of equal rank and priority.

         A plan is "fair and equitable" with respect to a class of non-accepting secured claimants, among other things, if the plan provides (a) that each secured creditor in the class retains under the plan its liens on the property securing its claims and receives deferred cash payments totaling at least the allowed amount of its secured claim, of a value, as of the effective date of the plan, of at least the value of such secured creditor's interest in the estate's interest in such property, (b) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens attaching to the proceeds of such sale, and for the treatment of the liens on such proceeds as described in (a) above or (c) below, or (c) for the realization by the secured creditor of the indubitable equivalent of its secured claim.

         A plan is "fair and equitable" with respect to a non-accepting Impaired class of unsecured claims, among other things, if (a) each Impaired unsecured creditor in such Class receives or retains under the plan property of a value, as of the effective date of such plan, equal to the allowed amount of its claim, or (b) no holder of any Claim or Interest which is junior to the claims of such non-accepting Impaired Class of unsecured claims receives or retains any property under the plan on account of its Claim or Interest.

         A plan is "fair and equitable" with respect to a non-accepting Impaired Class of Interests if, among other things, (a) the plan provides that each holder of an Interest in such class receives or retains property of a value as of the effective date of the plan equal to the greater of (i) the allowed amount of any fixed liquidation preference or fixed redemption price to which such holder is entitled, or (ii) the value of such interest, or (b) no holder of any interest which is junior to the interests of such non-accepting Impaired Class of Interests receives or retains any property under the plan on account of its interest.

         The Debtor believes that the treatment afforded to each class of Impaired Claims and Interests under the Plan (i) does not discriminate unfairly, and (ii) is fair and equitable. No assurance can be given, however, that if any of Class 2, Class 5, Class 6, Class 7 or Class 8 rejects the Plan, the Bankruptcy Court will agree with the Debtor's conclusions and find that the Plan is non-discriminatory and fair and equitable with respect to such rejecting Class.

         D.       Alternatives to Confirmation of the Plan.

         If the Plan is not confirmed, the Debtor (or any other party in interest if the Debtor's exclusive right to propose a plan is terminated) could attempt to formulate and propose a different plan or plans of reorganization. Such plans could involve a reorganization and continuation of UPC's business, a sale of UPC's businesses as going concerns, an orderly liquidation of UPC's assets, or any combination thereof. If no plan of reorganization is confirmed by the Bankruptcy Court, the Chapter 11 Case may be converted to a liquidation case under chapter 7 of the Bankruptcy Code, and/or the Bankruptcy Court may grant holders of Secured Claims relief from the automatic stay to foreclose on their collateral and, accordingly, valuable assets of UPC may be lost.

         In a chapter 7 case, a trustee will be appointed or elected with the primary duty of liquidating the assets of UPC. Typically, in a liquidation, assets are sold for less than their going concern value and, accordingly the return to creditors would be reduced. Proceeds from liquidation would be distributed to the creditors of UPC in accordance with the priorities set forth in the Bankruptcy Code.

         Because of the difficulties in estimating what the assets of UPC would bring in a liquidation and the uncertainties concerning the aggregate claims to be paid and their priority in liquidation, it is not possible to predict with certainty what return, if any, each Class of Claims or Interests might receive in a liquidation. Nevertheless, the Debtor believes that the most likely result would be the sale of the assets of UPC at a price which is significantly less than needed to pay the debts of UPC in full. The Debtor believes that holders of Impaired Claims and Interests would realize a greater recovery under the Plan than would be realized under a chapter 7 liquidation. See "Application of
Section 1129(a)(7) of the Bankruptcy Code."

         Based upon discussions with Infinity, Debtor believes that if the current Plan is not confirmed and consummated that Infinity will not support an alternate plan of reorganization, but rather will seek to have the Debtor liquidated either through a Chapter 11 liqudation or foreclosure action. If the Debtor is liquidated, Debtor believes it is unlikely that any creditors, other than Infinity, will receive any distribution. Because the Debtor does not believe it could borrow sufficient funds to pay Infinity's secured claim or otherwise satisfy the requirements of Section 1129(b) of the Bankruptcy Code with respect to Infinity's secured claim, and in light of the Infinity Parties' significant unsecured claims, the Debtor does not believe it could confirm a Chapter 11 plan without Infinity's support of such plan. Accordingly, at the present time, the Debtor believes the Plan and proposed merger are the only viable alternative to liquidation of the Debtor.

                        XV. CONCLUSION AND RECOMMENDATION

         The Debtor urges holders of impaired Claims and Interests to vote to accept the Plan and to evidence such acceptance by returning their ballots so that they will be received on or before 4:00 p.m., Prevailing Eastern Time on August 20, 1999.

Dated:   July 22, 1999

                                          Respectfully submitted,

                                          UNITED PETROLEUM CORPORATION



                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------

                                TABLE OF CONTENTS

                                                                            Page

I.       INTRODUCTION..........................................................1


II.      NOTICE TO HOLDERS OF CLAIMS AND EQUITY INTERESTS......................1


III.     EXPLANATION OF CHAPTER 11.............................................3

         A.       Overview of Chapter 11.......................................3
         B.       Plan of Reorganization.......................................3

IV.      SUMMARY OF THE PLAN...................................................6

                  1.       Summary of the Terms of the Plan....................8
                  2.       Changes in Equity Ownership Effected by the Plan...11
                  3.       Other Significant Provisions in the Plan...........12

V.       GENERAL INFORMATION..................................................13

         A.       The Debtor..................................................13
         B.       Cash Collateral.............................................14
         C.       Farm Stores.................................................14
         D.       F.S. Convenience Stores, Inc................................15
         E.       Walk InStores...............................................15
         F.       Drive-Thru Stores...........................................17
         G.       Directors and Officers......................................18
                  1.       Existing Officers and Directors....................18
                  2.       Existing Officer & Director Compensation...........20
                  3.       Proposed Directors.................................21
                  4.       Post Effective Date Officers and Compensation......23
         H.       Insider Relationships and Transactions......................23
         I.       The Restructuring...........................................27
                  1.       Background and Reason for Commencing the Chapter
                           11 Case............................................27
                  2.       Rationale of the Restructuring and the Merger......28
                  3.       Merger Financing...................................30
         J.       Legal Proceedings...........................................30
                  1.       NASDAQ Allegations.................................30
                  2.       TAJ/National.......................................30
                  3.       Strategic..........................................32
                  4.       Ishmael............................................32
                  5.       Unifirst...........................................32
                  6.       In re United Petroleum.............................33
                  7.       Pisacreta/Tucci....................................33
                  8.       Dotan/Montel.......................................36

VI.      FINANCIAL INFORMATION................................................36

VII.     BUSINESS PLAN AND PROJECTIONS........................................37

         A.       Assumptions -Nature and Limitations of Projections..........39
         B.       Assumptions -Nature of Operations...........................39
                  1.       Sales..............................................39
                  2.       Cost of Sales......................................40
                  3.       Expenses...........................................40
                  4.       Other Income.......................................41
                  5.       Reorganization Expenses............................41
                  6.       Depreciation.......................................41
                  7.       Capital Expenditures...............................41
                  8.       Receivables........................................41
                  9.       Inventory..........................................41
                  10.      Debt Service and Interest..........................41
                  11.      Effects of Plan Consummation.......................41
                  12.      Taxes..............................................44
                  13.      Effects of Chapter 11 Case.........................44

VIII.    VALUATION OF THE NEW UPC COMMON STOCK................................44

IX.      THE CHAPTER 11 CASE..................................................47

         A.       Commencement of the Chapter 11 Case.........................48
         B.       Continuation of Business After the Petition Date............48
         C.       Representation of the Debtor................................49

X.       THE PLAN.............................................................49

         A.       General.....................................................49
         B.       Classification and Treatment of Claims and Interests........50
                  1.       Unclassified Claims................................50
                  2.       Classified Claims..................................52
         C.       Means for Implementation of the Plan........................55
                  1.       Continued Corporate Existence......................55
                  2.       Actions Prior to the Effective Date................55
                  3.       Sources and Uses of Funds..........................57
                  4.       Use of Cash Collateral.............................57
                  5.       Filing and Execution of Plan Documents.............58
                  6.       Intercompany Causes of Action......................58
                  7.       Vesting of Causes of Action........................58
                  8.       Injunction for Indemnities.........................59
                  9.       Severance Policies.................................59
         D.       Creation of UPC Trust and Appointment of Trustee............59
         E.       Compromise and Settlement Between and Among
                  the Debtor, the Infinity Parties, and the UPC Trust.........60
         F.       Injunctive Protection for the Debtor and the Infinity
                  Parties.....................................................62
         G.       Description of Securities and Instruments
                  to be Issued in Connection With the Plan....................63
                  1.       Preferred Stock to be Issued Pursuant to the Plan..63
                  2.       Common Stock to be Issued Pursuant to the Plan.....64
         H.       Exemption from Securities Registration for New Securities...66
                  1.       Initial Issuance of New UPC Common Stock and New
                           UPC Preferred Stock................................66
                  2.       Transfer of Plan Securities........................66
         I.       Market for New Securities...................................68
         J.       Executory Contracts and Unexpired Lease.....................68
         K.       Other Provisions of the Plan................................68
                  1.       Discharge..........................................68
                  2.       Retention and Waiver of Causes of Action...........69
                  3.       Objections to Claims and Interests/Distributions...69
                  4.       Term of Injunctions or Stays.......................70
                  5.       Release............................................71
                  6.       Exculpation........................................71
                  7.       Retention of Jurisdiction..........................72
                  8.       Failure of Court to Exercise Jurisdiction..........73
                  9.       Payment Dates......................................73
                  10.      Successors and Assigns.............................73
                  11.      Payment of Statutory Fees..........................73

XI.      COMPARISON OF RIGHTS IN SECURITIES TO BE ISSUED
         UNDER THE PLAN TO RIGHTS HELD IN PREPETITION SECURITIES..............73

         A........Comparison of the Rights of Holders of
         A-Note and the New UPC Preferred Stock...............................73
                  1.       Seniority..........................................73
                  2.       Voting.............................................74
                  3.       Dividends/Interest Payments........................74
                  4.       Conversion.........................................74
                  5.       Security...........................................74
         B.       Comparison of the Rights of Holders of
                  Debentures and New UPC Common Stock.........................74
                  1.       Seniority..........................................75
                  2.       Voting.............................................75
                  3.       Dividends/Interest Payments........................75
                  4.       Conversion.........................................75
         C.       Comparison of the Rights of Holders
                  of Preferred Stock and New UPC Common Stock.................76
                  1.       Seniority..........................................76
                  2.       Voting.............................................76
                  3.       Dividends/Interest Payments........................76
                  4.       Conversion.........................................76

XII.     CERTAIN RISK FACTORS TO BE CONSIDERED................................77

         A.       Risks Relating to the Debtor's Financial Condition..........77
         B.       Liquidity Risks.............................................77
         C.       Ability of the Company to Continue as a Going Concern;
                  Explanatory Paragraph in Auditors'Report....................78
         D.       Risks Regarding the Financial Projections...................79
         E.       Risks Relating to Certain Debt and Equity Holders...........81
                  1.       Risks Particular to Holders of Outstanding Notes...81
                  2.       Risks Particular to Holders of Debentures..........81
                  3.       Risks Particular to Holders of Preferred Stock.....81
                  4.       Risks Particular to the Holders of Common Stock....82
                  5.       No Prior Active Market; Possible Volatility of
                           Stock Price........................................82
                  6.       Control by Principal Stockholder...................82
         F.       Risks Relating to Confirmation of the Plan..................82
         G.       Risks Relating to Approval of the UPC Trust.................83
         H.       Risks Relating to the Company's Businesses and Farm
                  Stores(R)BusinessAcquired in The Merger.....................84
                  1.       Industry and Geographic Concentration..............84
                  2.       Competition........................................84
                  3.       Government Regulation..............................84
                  4.       Possible Environmental Liabilities and Regulations.85
                  5.       Volatility of Natural Gas and Oil Prices...........87
                  6.       Drilling Risks.....................................87
                  7.       Uncertainty of Reserve Information and Future Net
                           Revenue7Estimates..................................87
                  8.       Operating Risks of Oil and Gas Operations..........88
                  9.       Dependence on Personnel............................88
                  10.      Need For Additional Financing......................88
                  11.      Legal Proceedings..................................89
                  12.      Year 2000 Compliance...............................89
                  13.      Benefits of Combining the F.S. Business and the
                           Debtor's Business May not be Realized..............90
                  14.      Conflicts of Interest; Exculpation and
                           Indemnification....................................90
                  15.      Weather Related Risk...............................90

XIII.    CERTAIN MATERIAL INCOME TAX CONSEQUENCES OF THE PLAN.................91

         A.       U.S. Federal Income Tax Consequences to Holders of Allowed
                  Claims and Equity Interests.................................91
                  1.       Tax Consequences by Class..........................92
         B.       Certain Other U.S. Federal Income Tax Considerations for
                  Holders of Allowed Claims...................................93
         C.       U.S. Federal Income Tax Consequences to the Debtor..........94
                  1.       Discharge of Indebtedness Income...................94
                  2.       Accrued Interest...................................95
                  3.       The Merger.........................................95
                  4.       Utilization of Debtor's Net Operating Loss
                           Carryovers.........................................96

XIV.     CONFIRMATION OF THE PLAN............................................102

         A.       Solicitation of Votes; Voting Procedures...................102
                  1.       Ballots and Voting Deadlines......................102
                  2.       Parties Entitled to Vote..........................103
                  3.       Definition of Impairment..........................104
                  4.       Classes Impaired Under the Plan...................104
                  5.       Vote Required for Class Acceptance................105
         B.       Confirmation Hearing.......................................105
         C.       Requirements for Confirmation of the Plan..................106
                  1.       Acceptance of the Plan............................107
                  2.       Feasibility of the Plan...........................107
                  3.       Application of Section 1129(a)(7) of the
                           Bankruptcy Code...................................108
                  4.       Confirmation Without Acceptance of All Impaired
                           Classes...........................................113
         D.       Alternatives to Confirmation of the Plan...................114

XV.      CONCLUSION AND RECOMMENDATION.......................................115